As filed with the U.S. Securities and Exchange Commission on  June 2, 2023.

Registration No. 333-271604

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.  2 to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WEBUY GLOBAL LTD
(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

35 Tampines Street 92 Singapore 528880

+65 8859 9762

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2210

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 2, 2023

4,000,000 Ordinary Shares

WEBUY GLOBAL LTD

This is the initial public offering of the ordinary shares of WEBUY GLOBAL LTD, a Cayman Islands exempted company, and we are offering 3,175,000 ordinary shares, par value $0.000000385 per share. The Selling Shareholder (as defined and named herein) is offering an aggregate of 825,000 ordinary shares to the underwriter pursuant to this prospectus. The offering price of our ordinary shares in this offering is expected to be US$4.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol WBUY. It is a condition to the closing of this offering that our ordinary shares qualify for listing on a national securities exchange, though our application might not be approved, and this offering may not be completed. There is no established public trading market for the ordinary shares and such a market might never develop.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. (See “Exemptions Under the Jumpstart Our Business Startups Act.”)

Following the completion of this offering, while we will not qualify as a “controlled company” under Nasdaq Marketplace Rules 5615(c), our officers, directors and other holders of 5% or more of our ordinary shares will collectively control approximately 69.17% of our ordinary shares (assuming no exercise of underwriters’ over-allotment option) and as a result will be able to exert significant influence over the management and affairs of the company and most matters requiring shareholder approval following the offering. See “Risk Factors-Risks Relating to this Offering and the Trading Market-Although we will not be deemed a “controlled company” within the meaning of the Nasdaq listing rules, following the completion of this offering, the public shareholders will nevertheless hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our ordinary shares will continue to have significant influence over us.”

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors” beginning on page 11.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

ii

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL(4)
Initial public offering price(1)	$4.00	$16,000,000	(4)
Underwriting discounts(2)	$0.18	$720,000
Proceeds to us, before expenses(3)	$3.82	$12,128,500
Proceeds to the Selling Shareholder	$3.82	$3,151,500

(1)	Initial public offering price per share is expected to be $4.00 per ordinary share.

(2)

We have agreed to pay the underwriters a discount equal to 4.5% of the gross proceeds of the offering. We will also pay to the representative of the underwriters a non-accountable expense allowance equal to 1% of the gross proceeds of the offering. We have also agreed to reimburse certain accountable expenses to the representative, including the representative’s legal fees, background check expenses and all other expenses related to the offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 128.

(3)	Excludes fees and expenses payable to the underwriters. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Underwriting.”

(4)

Assumes that the underwriters do not exercise any portion of their 45-day option to purchase up to an additional 476,250 ordinary shares (equal to 15% of the ordinary shares sold in the offering), solely to cover over-allotments, at the public offering price less the underwriting discounts. Includes $12,700,000 in gross proceeds from the sale of 3,175,000 ordinary shares offered by our Company and $3,300,000 gross proceeds from the sale of 825,000 ordinary shares offered by the Selling Shareholder.

We expect our total cash expenses for this offering to be approximately $1,290,000, exclusive of the above discounts and expenses payable to the underwriters. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting” beginning on page 128.

This offering is being conducted on a firm commitment basis. The underwriters have agreed to purchase and pay for all of the ordinary shares offered by this prospectus if they purchase any ordinary shares.

The underwriters expect to deliver the ordinary shares against payment as set forth under “Underwriting”, on page 128.

Prospectus dated                    , 2023.

iii

iv

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We and the Selling Shareholder have not authorized anyone to provide you with different information. We and the Selling Shareholder do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We and the Selling Shareholder are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

Until and including             , 2023 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

v

ABOUT THIS PROSPECTUS

Except as otherwise set forth in this prospectus, neither we, the Selling Shareholder, nor the underwriters have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we, the Selling Shareholder, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus outside of the United States.

Webuy’s reporting currency is the United States dollar. The functional currencies of New Retail and its subsidiaries are their local currencies (Singapore dollar and Indonesian Rupiah). New Retail engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from transactions denominated in non-functional currencies are recognized in earnings.

Unless otherwise noted, (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to our company in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, (iv) all references to “S$” or “SGD” in this prospectus refer to Singapore dollars, (v) all references to "IDR" refer to Indonesian Rupiah, and (vi) all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We obtained the industry, market, and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. We have commissioned the industry report from Frost and Sullivan Limited (“Frost & Sullivan).  Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

1

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in the ordinary shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•	“BBPL” are to Bear Bear Pte Ltd., a wholly owned subsidiary of New Retail;

•	“New Retail” are to New Retail International Pte Ltd.;

•	“PTWB” are to PT Webuy Social Indonesia a 95% owned subsidiary of New Retail.

•	“Selling Shareholder” are to Zegen Capital Pte. Ltd.

•	“Subsidiaries” are to The Shopaholic Bear Pte Ltd., Bear Bear Pte Ltd., and PT Webuy Social Indonesia.

•	“TSB” are to The Shopaholic Bear Pte Ltd., a wholly owned subsidiary of New Retail;

•	“We”, “us”, “our”, the “Company”, and “our company” are to WeBuy and its subsidiaries; and

•	“WeBuy” are to WEBUY GLOBAL LTD, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

This prospectus contains translations of the foreign currency amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “US$” or “$” are to United States dollars. The relevant exchange rates for our major businesses are listed below:

	December 31,	December 31,
	2022	2021

Period Ended USD:Singapore Dollar (“SGD”) exchange rate	1.3402	1.3523
Period Average USD:SGD exchange rate	1.3789	1.3439
Period Ended USD:Indonesian Rupiah (“IDR”) exchange rate	15,604.03	14,253.00
Period Average USD:IDR exchange rate	14,847.64	14,336.35
Period Ended USD:Malaysian Ringgit (“MYR”) exchange rate	4.4014	4.17311
Period Average USD:MYR exchange rate	4.3985	4.14420

2

Overview

We are an emerging Southeast Asian (“SEA”) community-oriented e-commerce retailor (“Community e-Commerce Retailor”) with a focus on grocery and travel. Electronic commerce (“e-commerce”) refers to a commercial transaction that involves the sale and purchase of products or services over the Internet. It involves the entire scope of online transactions from the sellers to buyers, including supply chain management, electronic funds transfer, Internet marketing, online transaction processing, electronic data interchange, inventory management systems, and automated data collection systems, and others. Community e-commerce is a form of e-commerce, where social media users with mutual interest and like-minded online behavior are connected, forming a community group within a network through online medium such as social media platforms and communication software including but not limited to Facebook, Instagram, WeChat, WhatsApp, Line, Tiktok or Youtube. It leverages personal interaction and word-of-mouth marketing to create personalized and targeted valuable insights to reach targeted audiences and potential customers. Such networks are generally formed according to the similarity of the members of a group including (i) location proximity amongst social media users in a group; and (ii) online shopping preference and behavior. Besides, a community leader is usually deployed in the community group undertaking responsibilities such as group management, event management and customer services.

We have achieved significant sales and growth since our inception. Despite an increase in revenue due to our growth in business activities, we incurred a net loss of $6,701,203 and $8,167,154 for the years ended December 31, 2022 and 2021, respectively. This was primarily due to a slight increase in our operating expenses, which partially offset the gains from increased revenue. Moving forward, we are committed to managing our expenses effectively and continuing to grow our business in a sustainable and profitable manner. As discussed further in “Management’s Discussion and Analysis — Liquidity and Capital Resources,” our auditors have issued an opinion that there is a substantial doubt about our ability to continue as a going concern. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Our mission is to make social shopping a new lifestyle for consumers and to empower consumers’ purchases with an efficient cost-saving purchasing model. We are committed to developing a community-oriented e-commerce community platform in the Southeast Asia region and transforming the e-commerce model into a community-driven experience for consumers.

We believe that our ‘group buy’ business model has transformed conventional shopping avenues, as we are able to achieve attractive efficient cost-savings for our customers to enjoy (which are cost savings similar to that enjoyed as a group purchase and bulk order), without having to undertake bulk purchases individually, through a community-centric approach. We believe that this model allows us to offer competitive prices for our customers, which enables us to be a more attractive shopping platform as compared to our competitors. Our business model has also disrupted the traditional supply chain by cutting out intermediaries to provide a “farm-to-table” supply model. This brings about cost savings to both last-mile suppliers as well as end consumers.

We attribute the success of our community-based business model to our low customer acquisition costs (CAC) and high customer retention rates. We consciously build our services around the needs and trends of the local community so as to achieve low customer acquisition costs and high customer retention rates. This is done through our multi-pronged community-centric business model, where group leaders within each community (“Group Leaders”) would be responsible for a group of customers within a geographical location. Group Leaders, who are also our customers, are incentivized with commission rates paid by us, assist us in our customer acquisitions through offline roadshows where they are provided Webuy marketing tools, such as standees as well as free gifts for online and offline giveaways to engage and onboard new customers. Within their respective communities, Group Leaders are also responsible for consolidating orders towards a bulk purchase. We conduct our “group buy” purchases through both our Webuy mobile application, as well as through various social networking channels, such as WhatsApp, WeChat as well as our in-app chat. In each instance, a Group Leader will be assigned to each community group, based on the geographical location.

The core of our business centers around building a strong community network; our community-based platform enables Group Leaders and customers to engage in interactive shopping experience. By continuing to build a strong customer base and customer loyalty, we are able to transition into other product and service offerings such as travel packages, food delivery services and e-vouchers by leveraging the existing trust and familiarity with our brand.

Our social e-commerce community platform focuses on achieving a global reach and currently operates in Singapore and Indonesia.  Since our launch in August 2019, we have successfully served over 269,115 customers, with the help of our 4,692 dedicated Group Leaders who collate and place orders. In 2022, our group sales from customers in Indonesia accounted for 43.92% of our total group sales, representing a significant portion of our revenue. In contrast, in 2021, these sales made up 16.36% of our total group sales. This growth in sales from Indonesian customers reflects our successful efforts to expand our business in this region and highlights the potential for further growth in this market. As we continue to focus on building our presence in Indonesia, we aim to leverage these relationships to drive sustained growth for our company.

3

Corporate Structure

Below is a chart illustrating our current corporate structure:

On August 29, 2022, and in connection with the share swap agreement entered into between New Retail and its shareholders (“NRI Share Swap Agreement”), the Company  acquired 100% of the issued shares of New Retail (being 16,644 shares comprising (a) 8,202 ordinary shares denominated in SGD, (b) 3,440 preference shares denominated in SGD, and (c) 5,002 preference shares denominated in USD in exchange for the allotment and issuance of 16,644 ordinary shares of the Company (“Share Swap”). Following the Share Swap, New Retail became a wholly owned subsidiary of the Company and the former shareholders, holders of warrants, convertible notes, and simple agreements for future equity (“SAFE”) of New Retail immediately prior to the Share Swap hold 100% of the equity interests of the Company prior to the Company’s planned initial public offering. As a result of the share forward split, the effective number of ordinary shares of Webuy became 43,274,400.

Our Business Model

Our social e-commerce community is built upon a “group buy” model, which fosters great customer engagement. On this platform, our customers are able to be part of a group purchase and enjoy lower prices, or purchase products and services individually. This also allows them to share purchase interests with their social network, strengthen existing connections and meet new acquaintances, and gain meaningful experience and additional shopping perks in the form of e-vouchers and sales commissions.

Our “group buy” model embraces a human element manifested in the Group Leader role offered to customers. Webuy and its network of suppliers work closely with its community of Group Leaders, forging a mutually dependent relationship to serve its customers. In helping to arrange for group purchases and delivery pick-up at a single location, these Group Leaders are significant in reducing Webuy’s user acquisition and logistics costs. These Group Leaders are well-equipped to carry out their delegated responsibility, being supported with technology tools, consistent training, marketing materials, and delivery services. Group Leaders’ houses could also serve as a pickup location for their local customers and reduce the delivery cost. An illustration of this model is below:

4

Competitive Strengths

We are committed to offering our customers product diversity, quality, and reliability. We believe we have several competitive strengths that will enable us to maintain and increase our market position in the industry. Our competitive strengths include:

•	We have a strong supply chain capability that allows us to build up our community by offering a more competitive value proposition than products offered through traditional supply chains.

•	We have a strong community network, the brand loyalty and positioning that provide us with a strong customer base when we venture into new product offerings and business segments.

•

We provide a competitive and comprehensive selection of product and service categories on our platform, including fresh produce, lifestyle daily essential items (including fast-moving consumer goods (“FMCG”)), e-vouchers and miscellaneous daily needs products.

•	Our executives and directors combine decades of on-the-ground local e-commerce operations and social media marketing experience, as well as professional expertise in the global finance field.

Our Growth Strategy

•	We will utilize strong supply chain capability to build a strong community network.

•	We will continue to leverage on our scalable business model to expand our business to neighboring countries such as Thailand, Vietnam and Malaysia.

5

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

6

Summaries of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•

We operate in a competitive environment and may lose market share and customers if we fail to compete effectively. See “Risk Factors — Risks Related to Our Business and Industry — We operate in a competitive environment and may lose market share and customers if we fail to compete effectively.” on page 11.

•	We may face challenges in expanding our product offerings. See “Risk Factors — Risks Related to Our Business and Industry — We may face challenges in expanding our product offerings.” on page 12.

•

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.” on page 13.

•

Our limited operating history makes it difficult to evaluate our business and prospects, and we may not be able to sustain our historical growth rates. See “Risk Factors — Risks Related to Our Business and Industry — Our limited operating history makes it difficult to evaluate our business and prospects, and we may not be able to sustain our historical growth rates.” on page 13.

•

If we or our suppliers fail to obtain and maintain the licenses, permits or approvals required by the jurisdictions we operate, our business, financial condition, and results of operations may be materially and adversely impacted. See “Risk Factors — Risks Related to Our Business and Industry — If we or our suppliers fail to obtain and maintain the licenses, permits or approvals required by the jurisdictions we operate, our business, financial condition, and results of operations may be materially and adversely impacted.” on page 15.

•

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”. See “Risk Factors — Risks Related to Our Business and Industry — We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an ‘emerging growth company’” on page 16.

•

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our ordinary shares. See “Risk Factors — Risks Related to Our Business and Industry — As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our ordinary shares.” on page 16.

•

We are an “emerging growth company” within the meaning of the Securities Act and may take advantage of certain reduced disclosure and governance requirements applicable to emerging growth companies which may cause our ordinary shares to be less attractive to investors. See “Risk Factors — Risks Related to Our Business and Industry — We are an “emerging growth company” within the meaning of the Securities Act and may take advantage of certain reduced disclosure and governance requirements applicable to emerging growth companies which may cause our ordinary shares to be less attractive to investors.” on page 16.

•

If we are unable to maintain a strong customer base that attracts new customers and repeat purchases from existing customers, or if we are unable to build and sustain an integrated ecosystem for the goods we carry, our business, financial condition and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — If we are unable to maintain a strong customer base that attracts new customers and repeat purchases from existing customers, or if we are unable to build and sustain an integrated ecosystem for the goods we carry, our business, financial condition and results of operations may be materially and adversely affected.” on page 19.

•

If we fail to anticipate our customers’ needs and provide offerings to attract and retain customers, or fail to adapt our services or business model to changing needs of our customers or emerging industry standards, our business may be materially and adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to anticipate our customers’ needs and provide offerings to attract and retain customers, or fail to adapt our services or business model to changing needs of our customers or emerging industry standards, our business may be materially and adversely affected.” on page 19.

•

If we fail to recruit new Group Leaders or keep our existing Group Leaders motivated, our business may suffer. See “Risk Factors — Risks Related to Our Business and Industry —If we fail to recruit new Group Leaders or keep our existing Group Leaders motivated, our business may suffer.” on page 21.

7

Risks Relating to this Offering and the Trading Market

•

There has been no public market for our ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you pay for them, or at all. See “Risk Factors — Risks Relating to this Offering and the Trading Market — There has been no public market for our ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you pay for them, or at all.” on page 26.

•

You will experience immediate and substantial dilution in the net tangible book value of ordinary shares purchased. See “Risk Factors — Risks Relating to this Offering and the Trading Market —You will experience immediate and substantial dilution in the net tangible book value of ordinary shares purchased.” on page 26.

•

We do not intend to pay dividends for the foreseeable future. See “Risk Factors — Risks Relating to this Offering and the Trading Market — We do not intend to pay dividends for the foreseeable future.” on page 26.

•

If a market for our ordinary shares ever develops, the market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price. See “Risk Factors — Risks Relating to this Offering and the Trading Market — If a market for our ordinary shares ever develops, the market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.” on page 26.

•

Our management has broad discretion to determine how to use the funds raised in the initial public offering and may use them in ways that may not enhance our results of operations or the price of our ordinary shares. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our management has broad discretion to determine how to use the funds raised in the initial public offering and may use them in ways that may not enhance our results of operations or the price of our ordinary shares.” on page 27.

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There has been no prior public market for our ordinary shares and an active trading market may never develop or be sustained. See “Risk Factors — Risks Relating to this Offering and the Trading Market — There has been no prior public market for our ordinary shares and an active trading market may never develop or be sustained.” on page 27.

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Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.” on page 28.

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The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States. See “Risk Factors — Risks Relating to this Offering and the Trading Market — The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.” on page 28.

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Risks Related to Countries Where We Operate

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Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us. See “Risk Factors — Risks Related to Countries Where We Operate — Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.” on page 29.

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Disruptions in the international trading environment may seriously decrease our international sales. See “Risk Factors — Risks Related to Countries Where We Operate — Disruptions in the international trading environment may seriously decrease our international sales.” on page 30.

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Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we or our clients have operations could adversely affect our operations and client confidence. See “Risk Factors — Risks Related to Countries Where We Operate — Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we or our clients have operations could adversely affect our operations and client confidence.” on page 30.

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COVID-19 pandemic may increase in our costs on components and shipping. See “Risk Factors - Risks related to our Business and Industry - Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.” on page 25.

Corporate Information

Our principal executive office is located at 35 Tampines Street 92 Singapore 528880. The telephone number of our principal executive offices is +65 8859 9762. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 E 42nd St 18th Fl., New York, NY 10168. We maintain a website at www.webuysg.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website. It is included solely as an inactive textual reference.

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THE OFFERING

Shares Offered	3,175,000 ordinary shares (or 3,651,250 ordinary shares assuming that the underwriters exercise their over-allotment option in full)

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the ordinary shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Ordinary shares offered by the Selling Shareholder	825,000 ordinary shares

Ordinary shares issued and outstanding prior to completion of this offering	48,011,600 ordinary shares

Ordinary shares issued and outstanding immediately after this offering	51,186,600 ordinary shares (or 51,662,850 ordinary shares if the underwriters exercise their over-allotment option in full)

Voting Rights:	Each ordinary share is entitled to one (1) vote. See the sections titled “Principal Shareholders” and “Description of Share Capital” for additional information.

Lock-up:

We, each of our directors and executive officers and all our existing shareholders, have agreed,  for a period of six months from the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities convertible into or exercisable or exchangeable for ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares. Each of our directors, executive officers and shareholders, except for the Selling Shareholder with respect to its ordinary shares sold in this offering, will enter into a lock-up agreement with the representative not to sell, transfer or dispose of any ordinary shares for a period of six months from the date of this prospectus. See “Securities Eligible for Future Sale” and “Underwriting.”

Listing:

We plan to list our ordinary shares on the Nasdaq Capital Market. It is a condition to the closing of this offering that our ordinary shares qualify for listing on a national securities exchange, though our application might not be approved, and this offering may not be completed.

Proposed Nasdaq Capital Market Symbol:	“WBUY.”

Transfer Agent:	Transhare Corporation

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in shares of our ordinary shares.

Use of Proceeds:	We intend to use the net proceeds to us from this offering for marketing, research and development, and working capital and general corporate purposes. See “Use of Proceeds” for more information.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks before you decide to purchase the shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our ordinary shares. Refer to “Special Note Regarding Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

Any harm to our brand or reputation may materially and adversely affect our business and results of operations.

We believe that the recognition and reputation of our Webuy brand among our customers and suppliers have contributed significantly to the growth and success of our business. Maintaining and enhancing such brand recognition and reputation is critical to attracting new customers and suppliers to our platform, and to preserve and deepen the engagement with our existing customers and suppliers as well as to mitigate legislative or regulatory scrutiny, litigation, government investigations and adverse public sentiment. Negative publicity, whether or not justified, can spread rapidly through social media. To the extent that we are unable to respond timely and appropriately to negative publicity, our reputation and brand can be harmed. Many factors, including those beyond our control, are important to maintaining and enhancing our brand. These factors include our ability to:

●	provide a superior shopping experience to customers;

●	maintain the authenticity, quality and diversity of our product offerings in sufficient quantities;

●	maintain the efficiency, reliability and security of our fulfillment services and payment systems;

●	maintain or improve buyer satisfaction with our after-sale services;

●	enhance brand awareness through marketing and brand promotion activities;

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preserve our reputation and goodwill in the event of any negative publicity involving our product authenticity and quality, customer service, cybersecurity, data protection, authorization to sell products or other issues affecting it; and

●	maintain positive relationships with our suppliers and other service providers.

Any public perception (i) that counterfeit or infringing products are sold on our platform, (ii) that we, or our third-party service providers, do not provide satisfactory customer service or (iii) that we infringe upon any brand owners’ intellectual property rights could damage our reputation, diminish our brand value, undermine our credibility and adversely impact our business. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our website, products and services, we may be difficult to maintain and grow our customer base, and our business and growth prospects may be materially and adversely affected.

We operate in a competitive environment and may lose market share and customers if we fail to compete effectively.

The e-commerce industry in the Asia Pacific region is competitive. We face significant competition from existing, well-established, and low-cost alternatives, and we expect to face competition from new market entrants in the future. In addition, within each of the markets where we offer our services, the cost to switch between service providers is low. Customers have a propensity to shift to the lowest-cost or highest-quality provider, and suppliers have a propensity to shift to the platform with the highest earnings potential. As we and our competitors introduce new products and services, and as existing services and products evolve, we expect to become subject to additional competition. In addition, our competitors may adopt features of our offerings, which would reduce our ability to differentiate our offerings from those of our competitors, or they may adopt innovations that suppliers and customers value more highly than ours, which would render our offerings less attractive. See “Our Business— Competition.” In addition, new technologies may increase or even transform the competitive landscape in the e-commerce industry. New competitive business models may appear, such as business models based on new forms of social media, and we may not adapt quickly enough, or at all, to changing industry trends.

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Increased competition may reduce our margins, market share and brand recognition, or result in significant losses. For example, when we set prices, we consider how competitors have set prices for the same or similar products. When they cut prices or offer additional incentives to compete with it, we may have to lower our own prices or offer comparable incentives or risk losing market share. When we have products that do not sell, we often reduce prices to clear inventory. In addition, credible suppliers are crucial in broadening our product listings, and we compete with other companies for these suppliers.

We also compete on the basis of non-price terms. For example, we offer free home deliveries for orders above a certain minimum value and aim to make deliveries available within one (1) business day (while providing customers with the option to place orders up to seven (7) days in advance). We plan to employ a variety of strategies to shorten delivery times, such as increased monitoring of our delivery service partners’ performance. If we are unable to maintain the reliability of, and continue to provide short delivery times, we may lose any competitive advantage.

Some of our current or future competitors may have longer operating histories, greater brand recognition, better supplier relationships and sourcing expertise, including larger customer bases or greater financial, technical or marketing resources than we do. Those smaller companies or new entrants may be acquired by, receive investment from or enter into strategic relationships with well-established and well-financed companies or investors which would help enhance their competitive positions. As a result, such competitors may be able to respond more quickly and effectively than us to new or changing opportunities, technologies, consumer preferences, regulations, or standards, which may render our offerings less attractive. The markets in which we compete have attracted significant investments from a wide range of funding sources. Some of our competitors are subsidiaries or affiliates of large global companies which may subsidize their losses or provide them with additional resources to compete with us. As a result, many of our competitors are well capitalized and have the resources to offer discounted services, supplier incentives and customer promotions, as well as to develop innovative offerings and alternative pricing models which may be more attractive to customers than those that we offer.

Increased competition may reduce our profitability, market share, customer base, and brand recognition. We cannot assure you that we will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on our business, financial condition and results of operations.

We may face challenges in expanding our product offerings

We currently offer a wide range of products on our platform, including food and beverage, fresh produce, as well as lifestyle and other personal care items. Expansion into diverse new product categories and increasing our product offerings involve new risks and challenges. Our lack of familiarity with these products and lack of relevant buyer data relating to these products may make it more difficult for us to anticipate buyer demand and preferences and to inspect and control quality and ensure proper handling, storage and delivery by our merchants. Our suppliers may experience higher return rates on new products, receive more buyer complaints about such products and face costly product liability claims as a result of selling such products, which would harm our brand and reputation as well as our financial performance. We may also be involved in disputes with the suppliers in connection with these claims and complaints.

As we broaden our product offerings, we will need to work with a large number of new suppliers and partners efficiently and establish and maintain mutually beneficial relationships with our existing and new suppliers and partners. To support our growth and our expansion, we will need to devote management, operating, financial and human resources which may divert our attention from existing businesses, incur upfront costs, and implement a variety of new and upgraded management, operating, financial and human resource systems, procedures and controls. There is no assurance that we will be able to implement all of these systems, procedures and control measures successfully or address the various challenges in expanding our future businesses and operations effectively.

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If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

Our business has grown substantially since its inception in 2019. We continue to introduce new lines of business and plan to continue to grow our business. In addition, in the past few years, we have expanded into new markets and increased our product offerings. Expanding our business has entailed and will continue to entail significant risks as we work with new suppliers, expand into new markets and offer new products. As the business grows and our product offerings increase, we will need to continue to work with a large number of merchants and an even larger number of individual sellers efficiently and establish and maintain mutually beneficial relationships with them. We will also need to perform sufficient due diligence and other checks to prevent the sale of unsatisfactory or infringing goods on our platform. To support our growth, we also plan to implement a variety of new and upgraded managerial, operating, financial and human resource systems, procedures and controls. All of these efforts will require significant financial, managerial and human resources. In addition, our number of employees has increased since our inception, and may continue to increase in the future. We cannot assure you that we will be able to effectively manage our growth or to implement desired systems, procedures and controls successfully, particularly as the size of our organization grows, or that our system will perform as expected or that our new business initiatives will be successful. If we are not able to manage our growth or execute our strategies effectively, our growth may be interrupted and our business and prospects may be materially and adversely affected.

Our limited operating history makes it difficult to evaluate our business and prospects, and we may not be able to sustain our historical growth rates.

We commenced our online business in 2019 and have a limited operating history. Since inception, we have experienced rapid growth in our business. Our revenue increased from US$22,295,682 in fiscal year 2021 to US$44,560,418 in fiscal year 2022. We have incurred operating losses every year since inception. Our business has undergone significant changes each year since its inception, including through acquisitions and the introduction of new products and services, and therefore our historical growth rate may not be indicative of future performance. We cannot assure you that we will be able to achieve similar results or grow at a similar rate as we have in the past. Growth may slow, revenue may decline and losses may increase for a number of possible reasons, some of which are beyond our control, including decreased consumer spending, greater competition, declining  growth of our overall market or industry  in the Asia Pacific region, negative perceptions about product quality or authenticity, fulfilment bottlenecks, sourcing difficulties, emergence of alternative business models, changes in government policies, tax policies or general economic conditions. Our limited operating history makes it difficult to evaluate our prospects and the risks and challenges we may encounter, and we may not have sufficient experience in addressing the risks to which companies operating in rapidly evolving markets may be exposed. If our growth rate declines, investors’ perceptions of our business and business prospects may be adversely affected and the market price of our securities could decline. You should consider our prospects in light of the risks and uncertainties that fast-growing companies with a limited operating history may encounter.

We have a history of losses, operating losses and negative cash flow from operating activities, and we may continue to incur losses and operating losses, and experience negative cash flow from operating activities, in the future.

We have incurred significant losses and negative cash flow from operating activities since our inception. In 2022 and 2021, we had negative cash flow from operating activities of US$4,117,551 and US$3,994,972, respectively. We cannot assure you that we will be able to generate profits, operating profits or positive cash flow from operating activities in the future or that we will be able to continue to obtain financing on acceptable terms or at all. Our ability to achieve profitability and positive cash flow from operating activities will depend on a mix of factors, some of which are beyond our control, including our ability to grow and retain our buyer and seller base, our ability to secure favorable commercial terms from suppliers, our ability to spot trends in the e-commerce industry, accurately perceive our customers’ demands, and manage our product mix accordingly and our ability to expand our new lines of business and offer value-added services with higher profit margins. In addition, we intend to continue to invest heavily in the foreseeable future in order to grow our business in the Asia Pacific e-commerce market.  As a result, we believe that we may continue to incur losses for some time in the future.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements also contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might take place if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment. Although we plan to attempt to raise additional capital through one or more private placements or public offerings, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital and may cause us to be unable to continue to operate our business.

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Failure to safeguard private and confidential information of our customers and protect our network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

Our business generates and processes a large quantity of data. An important challenge to the e-commerce industry in general, is the safekeeping and secure transmission of private and confidential information over public networks. Through third-party cloud computing service providers such as Amazon Web Services, we maintain a large database of confidential and private information as a result of customers placing orders and inputting payment and contact information online, all through our mobile application. In addition, we accept a variety of payment methods such as major credit cards networks, bank transfers and third party payment service providers, and online payments are settled through third-party online payment services. We also share certain personal information about our customers with contracted delivery partners, such as their names, addresses, phone numbers and transaction records in order to facilitate pickups and deliveries. Maintaining complete security for the storage and transmission of confidential information in our system presents us with significant challenges.

We have adopted strict security policies and measures, including encryption technology, to protect our proprietary data and customer information. However, advances in technology and the sophistication of cyber-attackers, new discoveries in cryptography or other developments could result in a compromise or breach of the technology that we use to protect confidential information, which could lead to third parties illegally obtaining private and confidential information we hold as a result of our customers’ use of our mobile application, which could significantly affect consumer confidence in our platform and harm our business. We may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining such confidential or private information we hold with respect to our customers on our platform. Such individuals or entities obtaining confidential or private information may further engage in various other illegal activities using such information.

In addition, we have limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which our customers may elect to make or accept payments. Any negative publicity on our mobile application’s safety or privacy protection mechanisms and policies, and any claims asserted against us or fines imposed upon it as a result of actual or perceived failures, could have a material and adverse effect on our public image, reputation, financial condition and results of operations. Any compromise of our information security, or the information security measures of our contracted third-party couriers or third-party online payment service providers, could have a material and adverse effect on our reputation, business, prospects, financial condition and results of operations.

Practices regarding the collection, use, storage and transmission of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny in the various jurisdictions in which we and our subsidiaries operate. In addition to already existing stringent laws and regulations in such jurisdictions applicable to the solicitation, collection, processing, sharing or use of personal or consumer information, we may become subject to newly enacted laws and regulations that could affect how we store, process and share data with our customers, suppliers and third-party sellers. Compliance with any additional laws could be expensive, and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us.

Significant capital, managerial resources and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by cyber-attackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims. Any perception by the public that e-commerce or the privacy of customer information is becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online luxury retail and other online services generally, which could have a material and adverse effect on our financial condition and results of operations.

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We rely on commercial banks and third-party online payment service providers for payment processing on our platform. If these payment services are restricted or curtailed in any way or become unavailable to us or our buyers for any reason, our business may be materially and adversely affected.

All online payments for products sold on our platform are settled through third-party online payment service providers. Our business depends on the billing, payment and escrow systems of these payment service providers to maintain accurate records of payments of sales proceeds by buyers and collect such payments. If the quality, utility, convenience or attractiveness of these payment processing and escrow services declines, or we have to change the pattern of using these payment services for any reason, the attractiveness of our platform could be materially and adversely affected.

Businesses involving online payment services are subject to a number of risks that could materially and adversely affect third-party online payment service providers’ ability to provide payment processing and escrow services to us, including:

•	dissatisfaction with these online payment services or decreased use of their services by buyers and merchants;

•	increasing competition, including from other established internet companies, payment service providers and companies engaged in other financial technology services;

•	changes to rules or practices applicable to payment systems that link to third-party online payment service providers;

•	breach of buyers’ personal information and concerns over the use and security of information collected from buyers;

•	service outages, system failures or failures to effectively scale the system to handle large and growing transaction volumes;

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increasing costs to third-party online payment service providers, including fees charged by banks to process transactions through online payment channels, which would also increase our costs of revenues; and

•	failure to manage funds accurately or loss of funds, whether due to employee fraud, security breaches, technical errors or otherwise.

Certain commercial banks may impose limits on the amounts that may be transferred by automated payment from buyers’ bank accounts to their linked accounts with third-party online payment services. We cannot predict whether these and any additional restrictions that could be put in place would have a material adverse effect on our platform.

If we or our suppliers fail to obtain and maintain the licenses, permits or approvals required by the jurisdictions we operate, our business, financial condition, and results of operations may be materially and adversely impacted.

We are required to hold a number of licenses and permits in connection with our business operation, including fresh fruits and vegetables import license, meat and fish products import license, and processed food products and food appliances import license. We have in the past held, and currently hold, all material licenses and permits described above. As of the date of this prospectus, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding the conducting of our business without the above-mentioned approvals and permits. However, new laws and regulations may be adopted from time to time to require additional licenses and permits other than those we currently have, and to address new issues that arises from time to time in the jurisdictions in which we operate. Although we endeavor to comply with all applicable laws and regulations, there is no assurance that we can timely react to the evolving requirements, or that we will not be subject to any penalties in the future.

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We are an “emerging growth company” within the meaning of the Securities Act and may take advantage of certain reduced disclosure and governance requirements applicable to emerging growth companies which may cause our ordinary shares to be less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our ordinary shares less attractive because we will rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the first sale of common equity securities pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

We are now a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq Stock Market, impose various requirements on the corporate governance practices of public companies. The reduced disclosure and governance requirements will no longer be available to us once we cease to be an emerging growth company.

We expect the applicable rules and regulations (upon us ceasing to be an emerging growth company) to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our ordinary shares.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the year ending December 31, 2022. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting for the year ending December 31, 2022. We are required to disclose changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting on an annual basis.

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We have commenced the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, and we may not be able to complete our evaluation, testing, and any required remediation in a timely fashion. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. In addition, as our business continues to grow in size and complexity, we are improving our processes and infrastructure to help ensure we can prepare financial reporting and disclosures within the timeline required for a public company. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404. In addition, prior to completing our internal control assessment under Section 404, we may become aware of and disclose material weaknesses that will require timely remediation. Due to our significant growth, we face challenges in timely and appropriately designing controls in response to evolving risks of material misstatement. During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

We cannot assure you that there will not be material weaknesses in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or operating results. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our ordinary shares could decline, and we could be subject to sanctions or investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain these and other effective control systems required of public companies, could also restrict our future access to the capital markets.

We have granted and may continue to grant options and other types of awards under our share incentive plan, which may result in increased share-based compensation expenses.

We have granted and may continue to grant options and other types of awards to key employees, directors and consultants to incentivize their performance and align their interests with ours, which may result in increased share-based compensation expenses.

We recognize share-based compensation expenses in our consolidated financial statements in accordance with U.S. GAAP. On January 1, 2021, we have granted 1,642 ordinary shares to our key employees with a vesting period of 20 months. As a result, we have incurred share-based compensation expenses in the year ended December 31, 2021 until the third quarter of 2022 in connection with these grants. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. However, as a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations. We may re-evaluate the vesting schedules, lock-up period, exercise price or other key terms applicable to the grants under our currently effective share incentive plans from time to time. If we choose to do so, we may experience substantial change in our share-based compensation expenses in the reporting periods following this offering.

Fluctuations in exchange rates between and among the Singapore dollar, the Australian dollar, the Euro, as well as other currencies in which we do business, may adversely affect our operating results.

We operate in various countries in the Asia Pacific region, including Singapore and Indonesia, among other countries. We make inventory purchases primarily in SGD, Indonesian Rupiah (“IDR”), RMB and U.S. dollars, incurs employee compensation expenses and administrative expenses primarily in Singapore dollars, and incur certain other expenses in various other currencies. We derive a significant portion of our revenue from sales denominated in Singapore dollars as well as in various local currencies other than the Singapore dollar.

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Our margins may be affected and we may otherwise be affected by foreign exchange differences in connection with fluctuations in the value of currencies against the Singapore dollar and managing multiple currency exposures. For example, we must pay fees to convert proceeds in foreign currencies to Singapore dollars. In addition, foreign exchange controls may restrict us from repatriating income earned in certain foreign countries to Singapore. Any such delay in revenue repatriation may cause us to incur losses due to the volatility of these currencies compared to the Singapore dollar. Because we report our results in Singapore dollars, the difference in exchange rates in one period compared to another directly impacts period-to-period comparisons of our operating results. Because currency exchange rates have been especially volatile in the recent past, these currency fluctuations may make it difficult for us to predict our results. Our Indonesia subsidiary generates primarily all of its revenue in the Indonesian Rupiah, which is freely convertible and transferable, except that Indonesian banks may not transfer Indonesian Rupiah to persons outside of Indonesia and may not conduct certain transactions with non-residents. As a result, any restriction on currency exchange may limit the ability of our Indonesia subsidiary to use its Indonesian Rupiah revenues to pay dividends to us. Limitations on the ability of our subsidiaries to pay dividends or make any other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The value of these currencies is affected by, among other things, changes in political and economic conditions, and the foreign exchange policies in the respective countries. It is difficult to predict how market forces or government policies may impact the exchange rates between these currencies and the U.S. dollar in the future.

Significant revaluation of these currencies may have a material and adverse effect on your investment. Currently, we have not implemented any comprehensive strategy to mitigate risks related to the impact of fluctuations in currency exchange rates. Implementing hedging strategies can prove costly. Even if we were to implement hedging strategies, not every exposure is or can be hedged, and, where hedges are put in place based on expected foreign exchange exposure, they are based on forecasts which may vary or which may later prove to have been inaccurate. Failure to hedge successfully or anticipate fluctuations in the value of currencies and other currency risks accurately could adversely affect our operating results.

As we expand our business internationally, we will face additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder our growth.

We expect to continue to devote significant resources to international expansion in the Asia Pacific region through organic growth. Expanding our business internationally will require considerable management attention and resources and is subject to the particular challenges of operating a rapidly growing business in an environment of multiple languages, cultures, customs and legal and regulatory systems. Entering new international markets or expanding our operations in existing international markets will involve substantial cost, and our ability to gain market acceptance in any particular market is uncertain. There can be no assurance that we will be able to successfully grow our business internationally. For example, we may become subject to risks that we have not faced before or an increase in the risks that we currently face, including risks associated with:

●	localizing our operations and platform, and gaining customer acceptance;

●	recruiting and retaining talented and capable management and employees in various countries;

●	language barrier and cultural differences;

●	negotiating agreements that are economically beneficial to us and protective of our rights, such as contracting with various third parties for the localization of our services;

●	competition from home-grown businesses with significant local market share and a better understanding of consumer preferences;

●	protecting and enforcing our intellectual property rights;

●	the inability to extend proprietary rights in our brand, content or technology into new jurisdictions;

●	complying with applicable foreign laws and regulations, such as those relating to intellectual property, privacy, consumer protection, e-commerce, customs and anti-money laundering;

●	currency exchange rate fluctuations, and foreign exchange controls that might restrict or prevent us from repatriating income earned in foreign countries;

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●	challenges in maintaining internal controls and managing accounting personnel in the countries where we operate;

●	protectionist laws and business practices that favor local businesses in some countries;

●	various forms of online fraud, such as credit card fraud;

●	foreign and local tax consequences;

●	political, economic and social instability; and

●	higher costs associated with doing business internationally.

Any failure to meet the challenges associated with international expansion could materially and adversely affect our business, financial condition and results of operations.

If we are unable to maintain a strong customer base that attracts new customers and repeat purchases from existing customers, or if we are unable to build and sustain an integrated ecosystem for the goods we carry, our business, financial condition and results of operations may be materially and adversely affected.

Our future growth depends on our ability to continue to attract new customers and retain existing customers, which is important to the growth and profitability of our business.  More importantly, our future growth also depends on our ability to leverage our platform and build an integrated ecosystem for the goods we carry (which at present, would be groceries and lifestyle products) where customers are able to enjoy direct cost savings arising from the group-buy business model. We leverage social networks as a tool for customer acquisition and engagement. Although buyers can access our platform and make team purchases without using social networks, we leverage social networks, such as Facebook, TikTok and Whatsapp, to enable customers to share product information and their purchase experiences with their friends, family, and other social contacts to generate low-cost organic traffic. We may fail to establish or maintain relationships with additional social network operators to support the growth of our business on economically viable terms, or at all. Any interruption to or discontinuation of our relationships with major social network operators may severely and negatively impact our ability to continue growing our customer base, and may have a material adverse effect on our business, financial condition and results of operations.

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our platform. The internet and the e-commerce markets are characterized by rapid technological evolution, changes in consumer requirements and preferences, frequent introductions of new products, features and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend, in part, on our ability to identify, develop and adapt to new technologies useful in our business, and respond to technological advances and emerging industry standards and practices, in particular with respect to mobile internet, in a cost-effective and timely way. We cannot assure you that we will be successful in these efforts.

If we fail to anticipate our customers’ needs and provide offerings to attract and retain customers, or fail to adapt our services or business model to changing needs of our customers or emerging industry standards, our business may be materially and adversely affected.

The e-commerce market in which we operate as well as needs and preferences of consumers are constantly evolving. We must stay abreast of emerging consumer preferences and anticipate upcoming trends in order to continuously respond to such changes to remain competitive and maintain our market position. In addition, maintaining effective marketing is important for our business. We increasingly plan to use technology to enable our systems to make recommendations to customers based on past purchases or on goods viewed but not purchased. Our ability to make individually tailored recommendations is dependent on our business intelligence system, which tracks, collects and analyzes our customers’ browsing and purchasing behavior, to provide accurate and reliable information. We believe that customers choose to utilize our platform because we offer a dynamic and interactive shopping experience, and a wide selection of goods. If we are unable to continue to provide a seamless user experience across different access points, our customers may choose to utilize alternative platforms offered by our competitors. Furthermore, we may not always be able to anticipate the demand and preferences of our customers accurately.  Any inability to adapt to these changes promptly may result in a failure to capture new customers or retain existing customers, the occurrence of which would materially and adversely affect our business, financial condition and results of operations.

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If our customer base diminishes, it could cause existing suppliers and partners to perceive our platform as less valuable and leave our platform. In addition, potential suppliers and partners could be deterred from joining us. Suppliers may also regard us as less valuable for various other reasons, such as the perceived ineffectiveness of our marketing efforts or the emergence of alternative platforms that charge lower commissions and fees. Any of the above scenarios in turn may materially and adversely affect our business, financial condition and results of operations.

If our senior management is unable to work together effectively or efficiently, or if we lose their service, our business may be severely disrupted.

Our success depends heavily upon the continued services of our management. In particular, we rely on the expertise and experience of Mr. Bin Xue, our Founder and Chief Executive Officer, and other executive officers. If our senior management cannot work together effectively or efficiently, our business may be severely disrupted. If one or more members of our senior management were unable or unwilling to serve in their current positions, we might not be able to locate an appropriate replacement, if at all, and our business, financial condition and results of operations may be materially and adversely affected. If any member of our senior management joins a competitor or forms a competing business, we may lose customers, suppliers, know-how and key professionals and staff. Our senior management has entered into employment agreements with us, which contain confidentiality and non-competition provisions. There can be no assurance that any such non-competition provision will be enforceable in the Singapore courts. In addition, under these agreements, members of our senior management team can resign by giving us prior notice or through forfeiture of compensation during the notice period in lieu of giving prior notice. We currently do not maintain any insurance coverage for loss of key management personnel. If any dispute arises between our senior management and us, especially one that results in any resignation, we may suffer negative publicity and erosion of investor confidence, and we may have to incur substantial costs and expenses in order to enforce such agreements, or we may be unable to enforce them at all.

We depend on talented, experienced and committed personnel to grow and operate our business, and if we are unable to recruit, train, motivate and retain qualified personnel or sufficient workforce while controlling our labor costs, our business may be materially and adversely affected.

A fundamental driver of our continued success is our ability to recruit, train and retain qualified personnel with deep experience in the ecommerce industry, particularly in areas of technology, authentication, marketing and operations. For example, we face difficulty recruiting experienced technology personnel, whose responsibility is to design and maintain user-friendly mobile applications.

Our senior management and mid-level managers are instrumental in implementing our business strategies, executing our business plans and supporting our business operations and growth. The effective operation of our managerial and operating systems, fulfillment services, customer service centers and other back office functions also depends on the knowledge and diligence of our management and employees. Since the online e-commerce industry is characterized by high demand and intense competition for talent, we can provide no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. We plan to hire additional employees both in our technology department, in order to enhance user experience for all our online touch points, and in our finance department. We have observed an overall tightening of the labor market and an emerging trend of shortage of labor supply and this requires us to be more creative and pro-active in our talent sourcing rather than only depending on traditional recruitment channels. Failure to obtain experienced and dedicated employees may lead to underperformance of these functions and cause disruption to our business. Labor costs in the countries in which we operate have increased with the economic development in the Asia Pacific region. In addition, our ability to train and integrate new employees into our operations may also be limited and may not meet the demand for our business growth in a timely fashion, if at all, and rapid expansion may impair our ability to maintain a dynamic corporate culture. Furthermore, additional employees that we plan to hire may be located at our offices and facilities outside Singapore. As a result, we may have less control over these employees, and we may experience increased difficulty in integrating them into our corporate culture.

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If we fail to recruit new Group Leaders or keep our existing Group Leaders motivated, our business may suffer.

Our Group Leaders are key in acquiring and retaining customers, and particular, in facilitating customer engagement which is crucial in developing and maintaining the dynamic and interactive experience that our platform strives to deliver. If we are unable to retain a sufficient number of Group Leaders such as would allow us to effectively and efficiently engage with the community, gather feedback in a timely manner, and assist with tail-end logistics, our business and growth could be disrupted.

We cannot assure that the incentives currently offered by us to Group leaders can continue to motivate and retain our Group Leaders in the future, or that potential competitors with greater financial resources will not adopt a similar business model as us while offering our Group Leaders greater incentives to perform similar roles on their platforms.

The proper functioning of our information technology platform is essential to our business. Any failure to maintain the satisfactory performance of our mobile application and systems could materially and adversely affect our business and reputation.

The satisfactory performance, reliability and availability of our technology platform are critical to our success and our ability to attract and retain customers and suppliers, and provide superior customer service. All of our sales of products are made online through our mobile application, and the fulfillment services we provide to customers are coordinated through our mobile application. Any system interruptions caused by telecommunications failures, computer viruses, software errors, third party services, cloud computing providers, cyberattacks or other attempts to harm our systems that result in the unavailability or slowdown of our mobile application or reduced orders and fulfillment performance could reduce the volume of products sold and the attractiveness of product offerings on our mobile application. Our cloud servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, mobile application slowdown or shutdown, delays or errors in transaction processing, loss of valuable data or the inability to accept and fulfill orders. Even though we have not experienced in the past, we may experience cyber-attacks and unexpected interruptions in the future. We can provide no assurance that our current security mechanisms will be sufficient to protect our information technology systems from any third-party intrusions, viruses or cyberattacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and result in a material decrease in our revenue. Additionally, we must continue to upgrade and improve our technology platform to support our business growth, and failure to do so could impede our growth. However, we cannot assure you that we will be successful in executing these system upgrades, improvement strategies or updates by our third party technology service providers. In particular, our systems may experience windows of down time during upgrades, and the new technologies or infrastructures may not be fully integrated with the existing systems on a timely and reliable basis, if at all. Surges in online traffic associated with promotional activities and holiday seasons in the past, among others, could strain our platform and result in unexpected downtime if our server is unable to handle the volume of traffic.  While we have implemented procedures to add server capacity prior to such events, there can be no assurance that our servers will not be overloaded in the future due to the popularity of sales events or for any other reason.  If our existing or future technology platform does not function properly, it could cause system disruptions and slow response times, affecting data transmission, which in turn could materially and adversely affect our business, financial condition and results of operations.

Any deficiencies in the internet infrastructure of any particular country in which we operate or any disruption in our arrangements with third-party providers of communications and storage capacity could impair our ability to sell products over our mobile applications, which could cause us to lose customers and harm our operating results.

The majority of our sales of products and services are made online through our mobile application, and the fulfillment services we provide to our customers are related to their purchases through our mobile application. Our business depends on the performance and reliability of the internet infrastructure in the Asia Pacific countries in which we operate. The availability of our mobile application depends on telecommunications carriers and other third-party providers of communications and storage capacity, including bandwidth and server storage, among other things. If we are unable to enter into and renew agreements with these providers on acceptable terms, or if any of our existing agreements with such providers are terminated as a result of our breach or otherwise, our ability to provide our services to our customers could be adversely affected. Service interruptions prevent our buyers and sellers from accessing our mobile application, and frequent interruptions could frustrate them and discourage them from attempting to place orders, which could cause us to lose customers and harm our operating results.

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If we fail to adopt new technologies or adapt our mobile application and systems to changing customer requirements or emerging industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our mobile application. The internet and the online retail industry are characterized by rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend, in part, on its ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely manner. The development of mobile applications and other proprietary technology entails significant technical and business risks. We cannot assure you that we will be able to use new technologies effectively or adapt our mobile application, proprietary technologies and systems to meet customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business prospects, financial condition and results of operations may be materially and adversely affected.

Customer growth and activity on mobile devices depends upon effective use of mobile operating systems, networks and standards that we do not control.

We have seen an increase in the use of mobile devices by buyers to place orders and by sellers to showcase their products, and we expect this trend to continue. To optimize the mobile shopping experience, we guide our customers to download our mobile application to their devices as opposed to accessing our sites from an internet browser on their mobile device. As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these alternative devices and platforms, and we may need to devote significant resources to the development, support and maintenance of such applications. In addition, our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our mobile application into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile application download stores, if our applications receive unfavorable treatment compared to competing applications on the download stores, or if we face increased costs to distribute or have customers use our mobile application. We are further dependent on the interoperability of our sites with popular mobile operating systems that we do not control, such as iOS and Android, and any changes in such systems that degrade the functionality of our sites or give preferential treatment to competitive products could adversely affect the usage of our sites on mobile devices. In the event that it is more difficult for our customers to access and use our mobile application on their mobile devices, or if our customers choose not to access or to use our mobile application on their mobile devices or to use mobile products that do not offer access to our mobile application, our customer growth could be harmed and our business, financial condition and operating results may be adversely affected.

The wide variety of payment methods that we accept subjects us to third-party payment processing-related risks.

We accept payments using a variety of methods, including major credit card networks, bank transfers and payment gateways such as Stripe, PayNow and Reddot. For certain payment methods, including credit cards, we pay transaction fees, which may increase over time and increase our operating costs and lower our profit margins. We may also be subject to fraud and other illegal activities in connection with the various payment methods we offer. We also rely on third parties to provide payment processing services. If these service providers fail to provide adequate services or if our relationships with them were to terminate, we and our suppliers’ ability to accept payments could be adversely affected, and our business could be harmed. One of our payment service providers has experienced a network failure in the past, and we cannot assure you that similar incidents will not occur in the future. We are also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit card payments from our customers, process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected.

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We do not have, and may be unable to obtain, sufficient insurance to insure against certain business risks. As a result, we may be exposed to significant costs and business disruption.

The insurance industry in certain jurisdictions where we operate is not yet fully developed, and many forms of insurance protection common in more developed countries are not available on comparable or commercially acceptable terms, if at all. We do not currently maintain insurance coverage for business interruption, product liability, or loss of key management personnel. We do not hold insurance policies to cover for any losses resulting from counterparty and credit risks and fraudulent transactions, nor for losses from cyberattacks, software failures and data loss. Our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses. As to those risks for which we have insurance coverage, the insurance payouts we are entitled to in case of an insured event are subject to deductibles and other customary conditions and limitations. For instance, we cannot rule out the possibility that natural disasters, fire or theft would destroy valuable inventory in one or more logistics centers, in which case the damages we suffer may exceed the insurance payouts to which we would be entitled. This, and various other scenarios, if materialized, could materially and adversely affect our business, financial condition and results of operations.

We may be the subject of anti-competitive, harassing, or other detrimental conduct by third parties including complaints to regulatory agencies, negative blog postings, negative comments on social media and the public dissemination of malicious assessments of our business that could harm our reputation and cause us to lose market share, customers and revenues and adversely affect the price of our ordinary shares.

In the future we may be the target of anti-competitive, harassing, or other detrimental conduct by third parties. Such conduct includes complaints, anonymous or otherwise, to regulatory agencies. We may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted in internet chat-rooms or on blogs or websites by anyone, whether or not related to us, on an anonymous basis. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation or verification and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate, as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on the accuracy of the content posted. Information posted may be inaccurate and adverse to us, and it may harm our financial performance, prospects or business. Given that the comments and posts on social media also tend to spread broadly and quickly, the harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of anonymous allegations or malicious statements about our business, which in turn may cause us to lose market share, customers and revenues and adversely affect the price of our securities.

We may be (or become) classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, which could subject United States investors in our ordinary shares to significant adverse U.S. federal income tax consequences.

We will be classified as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) held during such year produce or are held for the production of passive income (the “asset test”). No determination has been made as to whether we were a PFIC for a prior taxable period. It is possible that we may become a PFIC for the current taxable year. Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current taxable year or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

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If we are classified as a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — Material United States Federal Income Tax Considerations to U.S. Holders”) may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of our ordinary shares and on the receipt of distributions on the shares to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules and such holders may be subject to burdensome reporting requirements. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ordinary shares. For more information see “Taxation — Material United States Federal Income Tax Considerations to U.S. Holders — Passive Foreign Investment Company Considerations.”

We could face uncertain tax liabilities in various jurisdictions where it operates, and suffer adverse financial consequences as a result.

We believe we are in compliance with all applicable tax laws in the various jurisdictions where we are subject to tax, but our tax liabilities, including any arising from restructuring transactions, could be uncertain, and we could suffer adverse tax and other financial consequences if tax authorities do not agree with our interpretation of the applicable tax laws. Although we are domiciled in Singapore, we and our subsidiaries collectively operate in multiple tax jurisdictions and pay income taxes according to the tax laws of these jurisdictions. Various factors, some of which are beyond our control, determine our effective tax rate and/or the amount we are required to pay, including changes in or interpretations of tax laws in any given jurisdiction and changes in geographical allocation of income. We accrue income tax liabilities and tax contingencies based upon our best estimate of the taxes ultimately expected to be paid after considering our knowledge of all relevant facts and circumstances, existing tax laws, our experience with previous audits and settlements, the status of current tax examinations and how the tax authorities view certain issues. Such amounts are included in income taxes payable or deferred income tax liabilities, as appropriate, and are updated over time as more information becomes available. We believe that we are filing tax returns and paying taxes in each jurisdiction where we are required to do so under the laws of such jurisdiction. However, it is possible that the relevant tax authorities in the jurisdictions where we do not file returns may assert that we are required to file tax returns and pay taxes in such jurisdictions. There can be no assurance that our subsidiaries will not be taxed in multiple jurisdictions in the future, and any such taxation in multiple jurisdictions could adversely affect our business, financial condition and results of operations. In addition, we may, from time to time, be subject to inquiries from tax authorities of the relevant jurisdictions on various tax matters, including challenges to positions asserted on income and withholding tax returns. We cannot be certain that the tax authorities will agree with our interpretations of the applicable tax laws, or that the tax authorities will resolve any inquiries in our favor. To the extent the relevant tax authorities do not agree with our interpretation, we may seek to enter into settlements with the tax authorities which may require significant payments and may adversely affect our results of operations or financial condition. We may also appeal against the tax authorities’ determinations to the appropriate governmental authorities, but we cannot be sure we will prevail. If we do not prevail, we may have to make significant payments or otherwise record charges (or reduce tax assets) that could adversely affect our results of operations, financial condition and cash flows. Similarly, any adverse or unfavorable determinations by tax authorities on pending inquiries could lead to increased taxation on us that may adversely affect our business, financial condition and results of operations.

You may face difficulties protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because a substantial portion of our assets are in Singapore and several of our directors and executive officers reside outside the United States.

Since we are incorporated in the Cayman Islands, several of our officers, and directors, reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or our directors and officers who reside outside of the United States. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or our directors and officers who reside outside of the United States in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, you may not be able to enforce any judgments outside of the United States against us or against any of our directors and officers who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws.

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As a result, you may have more difficulty in protecting your interests through actions against us, our management, or our major shareholders than would shareholders of a corporation with a larger portion of its assets in the United States or with more directors or officers resident in the United States.

We may need to raise capital in addition to this offering, which may not be available on favorable terms, if at all, and which may cause dilution to holders of our ordinary shares, restrict our operations or adversely affect our ability to operate and continue our business.

If we need to raise additional funds, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to holders of our ordinary shares. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment.

Our indebtedness could have important consequences to you.

Our indebtedness could have important consequences to you. For example, it could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

If we were to default on our obligations, we could be required to dispose of material assets or operations to meet our debt service and other obligations, and the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. If we were to otherwise attempt to sell material assets or operations, the foregoing encumbrances may limit our ability to dispose of material assets or operations. In the event that our debtors enforced their rights to our assets, we may have to discontinue our business, and our investors could lose all or a part of their investment in us.

There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Global economic conditions continue to be subject to volatility arising from international geopolitical developments (such as the war in Ukraine), global economic phenomenon (including rising inflation rates), general financial market turbulence and natural phenomena (such as the COVID-19 pandemic). Uncertainty about global economic conditions could result in

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customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services; and

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third-party suppliers being unable to produce components for our products in the same quantity or on the same timeline or being unable to deliver such parts and components as quickly as before or subject to price fluctuations, which could have a material adverse effect on our production or the cost of such production; and accordingly, on our business, results of operations or financial condition.

Access to public financing and credit can be negatively affected by the effect of these events on the Singapore, U.S. and global credit markets. The health of the global financing and credit markets may affect our ability to obtain equity or debt financing in the future and the terms at which financing or credit is available to us. These instances of volatility and market turmoil could adversely affect our operations, our ability to conduct an initial public offering on a national U.S. exchange (or at all) and the trading price of our ordinary shares if we ever conduct such an offering.

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Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, a global pandemic of a novel strain of coronavirus (COVID-19) in December 2019 and has spread globally. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. Furthermore, the effects of a subvariant of the Omicron variant of COVID-19, which may spread faster than the original Omicron variant, as well as the effects of any new variants and subvariants which may develop, including any actions taken by governments, may have the effect of increasing the already-existing supply chain problems or slowing our sales.

The virus and the measures to contain its spread have resulted in business and manufacturing disruptions in our markets, impacted the business activities of e-commerce merchants, and other ecosystem participants (such as logistics networks and payment channels in the affected markets) and disrupted the global supply chain. Some of our merchants and suppliers with whom we maintain business relationships have reduced or suspended, or may in the future reduce or suspend, their selling activities due to operational constraints or global supply chain disruptions.

We have experienced supply chain constraints resulting from the COVID-19 pandemic, which has slowed down supply and has negatively impact the timing of deploying products to our clients. In addition, we have also faced increased costs of components and freight resulting from COVID-19. Further, current or future governmental policies may increase the risk of inflation, which could further increase the costs of raw materials and components for our business. Similarly, if costs of goods continue to increase, our suppliers may seek price increases from us. If we are unable to mitigate the impact of supply chain constraints and inflationary pressure through price increases or other measures, our results of operations and financial condition could be negatively impacted. Even if we are able to raise the prices of our products, consumers might react negatively to such price increases, which could have a material adverse effect on, among other things, our brand, reputation, and sales. If our competitors substantially lower their prices, we may lose customers and mark down prices. Our revenues may be impacted by lower prices, which may negatively impact our margins. Even though we are working to alleviate supply chain constraints through various measures, we are unable to predict the impact of these constraints on the timing of revenue and operating costs of our business in the near future. Raw material supply shortages and supply chain constraints, including cost inflation, have impacted and could continue to negatively impact our ability to meet increased demand, which in turn could impact our net sales revenues and market share. The increased cost of freight and fresh produce in general are likely to have an impact on sales and operating losses throughout 2022 as well as 2023.

The global stock markets have experienced and may continue to experience a significant decline from the COVID-19 pandemic. The price of our ordinary shares may decline significantly after the consummation of this offering, in which case you may lose your investment. Because of the uncertainty surrounding the COVID-19 pandemic, the business disruption and the related financial impact related to the pandemic of and response to the coronavirus cannot be reasonably estimated at this time.

We may face risks related to the ongoing Russian invasion of Ukraine and any other conflicts that may arise on a global or regional scale which could adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control.

Russia’s invasion of Ukraine has led to, and may lead to immediate impact on the global economy, result in higher energy prices and higher prices for certain raw materials and goods and services, which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian Federation could resort to cyberattacks and other action that impact businesses across the United States, the European Union and other nations across the globe including those without any direct business ties to the Russian Federation. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain.

The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conflict continues to escalate. Multinational corporations and other corporations and businesses with business and financial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries. While we do not have any direct business or financial ties to the Russian Federation or Ukraine as part of our own business the impact of higher energy prices and higher prices for certain raw materials and goods and services resulting in higher inflation and disruptions to financial markets and disruptions to manufacturing and supply and distribution chains for certain raw materials and goods and services across the globe may impact our business in the future. While we have devised an initial measure to respond to the surge of demand of our products in the EU area and potential increase of our production costs, we will continue to assess and respond where appropriate to any direct or indirect impact that the Russian invasion of Ukraine has on the availability or pricing of the raw materials for our products, manufacturing and supply, if any, and distribution chains for our products and on the pricing and demand for our products.

In addition, any deterioration in credit markets resulting directly or indirectly from the ongoing Russian invasion of Ukraine could limit our ability to obtain external financing to fund our operations and capital expenditures. Adverse economic conditions may also result in a higher rate of losses on accounts receivables that we accrue in the future due to credit defaults. As a result, a downturn in the worldwide economy resulting from the Russian invasion of Ukraine and other conflicts with a global impact that may arise from time to time could have a material adverse effect on our business, results of operations, and/or financial condition.

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Risks Relating to this Offering and the Trading Market

There has been no public market for our ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our ordinary shares. We intend to apply for the listing of our ordinary shares on the Nasdaq Capital Market. An active public market for our ordinary shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our ordinary shares will be materially and adversely affected.

You will experience immediate and substantial dilution in the net tangible book value of ordinary shares purchased.

The initial public offering price of our ordinary shares is substantially higher than the (pro forma) net tangible book value per ordinary share. Consequently, when you purchase our ordinary shares in the offering, upon completion of the offering you will incur immediate dilution of $0.08 per share if the underwriters do not exercise the over-allotment option and $0.10 if the underwriters exercise the over-allotment option in full with an initial public offering price per share of $4.00. See “Dilution.”

Although we will not be deemed a “controlled company” within the meaning of the Nasdaq listing rules, following the completion of this offering, the public shareholders will nevertheless hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our ordinary shares will continue to have significant influence over us.

Upon completion of this offering, our directors, officers and holders of 5% or more of our ordinary shares will collectively hold approximately 69.17% of our issued and outstanding ordinary shares (assuming no exercise of underwriters’ over-allotment option) and as a result will be able to exert significant influence over the management and affairs of the Company and most matters requiring shareholder approval following the offering. Our public shareholders will collectively hold 7.8% of our issued and outstanding ordinary shares following the completion of this offering and will not be able to control matters that require shareholder approval.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

If a market for our ordinary shares ever develops, the market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

Our ordinary shares are not listed or quoted on any exchange or trading platform. A market for our ordinary shares might never develop, and you may find it difficult or impossible to exit your investment in our securities, to do so in a timely manner or to do so at a sales price that you believe reflects the value of our ordinary shares. We have determined the offering price for our ordinary shares in this initial public offering. It may not bear a direct relationship to our earnings, book value, or any other indicia of value and may vary from the price of our ordinary shares in subsequent transaction.

If we ever establish a public market for our ordinary shares, the market price of our ordinary shares may decline significantly below the offering price in this initial public offering. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the initial public offering and may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition, fail to improve our results of operations, and/or fail to enhance the market price of our ordinary shares. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this prospectus, our management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

There has been no prior public market for our ordinary shares and an active trading market may never develop or be sustained.

Prior to this offering, there has been no public market for our ordinary shares. An active trading market for our ordinary shares may never develop following completion of this offering and the listing of the shares or, if it does develop, it may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our ordinary shares and entering into strategic partnerships or acquiring other complementary products, technologies, software or businesses by using our ordinary shares as consideration. In addition, if we fail to satisfy exchange listing standards, we could be delisted, which would have a negative effect on the price of our securities.

We expect that the price of our ordinary shares will fluctuate substantially and you may not be able to sell the shares you purchase in this offering at or above the initial public offering price.

The offering price for our ordinary shares sold in this offering is determined by negotiation between the representative of the underwriters and us. This price may not reflect the market price of our ordinary shares following this offering. In addition, the market price of our ordinary shares is likely to be highly volatile and may fluctuate substantially due to many factors, including:

●	variations in our revenues, earnings and cash flow;

●	the introduction of new products, offerings, and solutions by us or our competitors;

●	disputes or other developments with respect to our or others’ intellectual property rights;

●	product liability claims or other litigation, or regulatory investigations;

●	detrimental adverse publicity about us, our brand, our services or our industry;

●	changes in governmental regulations;

●	changes in earnings estimates or recommendations by securities analysts;

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors;

●	additions or departures of key personnel; and

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our ordinary shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the eventual trading market for our ordinary shares.

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In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Act (As Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. See “Description of Share Capital—Differences in Corporate Law.”

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors, or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than one-third of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 10 clear days is required for the convening of a general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Once we become a public company, FINRA sales practice requirements may limit your ability to buy and sell shares of our ordinary shares, which could depress the price of our shares.

Once we list our securities listed on a national U.S. exchange, broker-dealers could be required by FINRA rules to have reasonable grounds for believing that an investment in our securities is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our securities, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares and, thereby, depress their market prices.

Risks Related to Countries Where We Operate

Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. For example, we have considerable operations in Singapore, and negative developments in Singapore’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Singapore and other countries where we operate appears to be positive, there can be no assurance that this will continue to prevail in the future.

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Disruptions in the international trading environment may seriously decrease our international sales.

The success and profitability of our international activities depend on certain factors beyond our control, such as general economic conditions, labor conditions, political stability, macro-economic regulating measures, tax laws, import and export duties, transportation difficulties, fluctuation of local currency and foreign exchange controls of the countries in which we sell our services, as well as the political and economic relationships among the jurisdictions where we source products and jurisdictions where our clients’ customers are located. As a result, our services will continue to be vulnerable to disruptions in the international trading environment, including adverse changes in foreign government regulations, political unrest and international economic downturns. Any disruptions in the international trading environment may affect the demand for our services, which could impact our business, financial condition and results of operations.

Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we or our clients have operations could adversely affect our operations and client confidence.

Natural disaster events (such as volcanos, floods and earthquakes), terrorist attacks and other acts of violence or war may adversely disrupt our operations, lead to economic weakness in the countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could have an adverse effect on our business, financial condition and results of operations. These events could adversely affect our clients’ levels of business activity and precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to our business operations around the world.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	assumptions about our future financial and operating results, including revenue, interest rates, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth and expansion plan, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in a changing e-commerce industry;

●	our ability to raise sufficient funds to carry out our proposed business plan or failure to manage future growth effectively;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand awareness;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the e-commerce industry;

●	future developments of the COVID-19 pandemic;

●	our ability to execute prospective business plans;

●	future decisions by management in response to changing conditions;

●	misjudgments in the course of preparing forward-looking statements;

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●	consumers’ and businesses’ willingness to purchase products or services over the Internet;

●	developments in alternative community e-commerce retailors or our inability to satisfy the demand of the existing and potential customers;

●	inability to design, develop, market and sell products or provide services that address additional market opportunities;

●	disruption of supply or shortage of raw materials;

●	our limited operating history by which performance can be gauged;

●	our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

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USE OF PROCEEDS

Assuming the sale of US$12,700,000 of our ordinary shares in this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option, we expect to receive net proceeds of approximately US$10,531,500 from this offering. We will not receive any proceeds from the sale of ordinary shares by the Selling Shareholder.

Gross proceeds	US$	12,700,000
Underwriting discounts (4.5% of gross proceeds)	US$	571,500
Underwriting non-accountable expenses (1% of gross proceeds)	US$	127,000
Underwriting accountable expenses	US$	180,000
Other offering expenses	US$	1,290,000
Net proceeds	US$	10,531,500

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds
To establish WEBUY CLUB network for both fruit distribution and community setup in Indonesia	US$1,053,150	10%
Investment in 360 marketing in Indonesia	US$1,579,725	15%
Investments in infrastructure relating to information technology	US$2,106,300	20%
Development and expansion of business and operations in Malaysia	US$1,053,150	10%
Development and expansion of business and operations in Thailand	US$1,053,150	10%
Development and expansion of business and operations in Vietnam	US$1,053,150	10%
Enhancing our global supply chain capability	US$1,053,150	10%
Working capital and general corporate purposes	US$1,579,725	15%
Total	US$10,531,500	100%

We intend to use any such proceeds for working capital and general corporate purposes. General corporate purposes may include capital expenditures.

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DIVIDEND POLICY

Except as disclosed below, we have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

●	on an actual basis; and

●

on a pro forma basis to give effect to the 1 for 2,600 forward split, change in par value and increase in authorized shares that will be completed immediately prior the effective date of the registration statement of which this prospectus forms a part; and

●

on a pro forma basis to reflect the sale of 3,175,000 ordinary shares by us in this offering at an assumed price to the public of $4 per share, resulting in gross proceeds to us of $10,531,500 after deducting (i) underwriter discounts of $571,500, (ii) non-accountable expense allowance of $127,000, (iii) underwriting accountable expenses of $180,000, and (iv) estimated other offering expenses of $1,290,000. The table below assumes no exercise by the underwriters of their option to purchase additional ordinary shares from us.

The pro forma information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Use of Proceeds” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2022 (USD)
	Actual	Pro forma As Adjusted
Cash and cash equivalents	$1,554,464	$12,085,964

Short-term debts, including amount due to a related party	1,611,069	1,611,069
Long-term debt	473,758	473,758
Convertible notes payable	412,400	412,400
Total indebtedness	$2,497,227	$2,497,227

Shareholders’ equity:
Ordinary shares, 48,011,600 shares outstanding on actual basis, 51,186,600 ordinary shares outstanding on an adjusted basis (assuming 2,000,000 ordinary shares to be issued in this offering with no exercise of over-allotment option)	18	19
Additional Paid-in capital	15,678,812	26,210,311
Accumulated deficit	(18,337,830)	(18,337,830)
Accumulated other comprehensive loss	(75,641)	(75,641)
Total Shareholders’ (Deficit)/Equity to shareholders of WEBUY GLOBAL	(2,734,641)	7,796,859
Deficit attributable to non-controlling interest	(41,108)	(41,108)
Total Shareholders’ (Deficit)/Equity	(2,775,749)	7,755,751
Total capitalization	(278,522)	10,252,978

____________

* From February 1, 2022 to April 14, 2022, New Retail issued a series of Simple Agreement for Future Equity (“SAFE”) notes in an aggregate principal amount of $750,000 to various investors. The SAFE notes were converted by the investors, for 205 ordinary shares, during the reorganization of the Company on August 29, 2022.

From March 1, 2022 to April 11, 2023, New Retail issued a series of Convertible Loan Notes (“Notes”) with an aggregate principal amount of $4,433,200 to various investors. The Notes bear interest of 10% per annum and have a maturity date of twelve (12) months to eighteen (18) months from the funding date. Notes in aggregate principal amount of $2,920,800 have been converted by the investors, for 400 ordinary shares, during the reorganization of the Company on August 29, 2022. As of December 31, 2022 and the date of this prospectus the outstanding balance under the remaining Notes was $412,400 and $1,512,400, respectively.

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DILUTION

If you invest in our ordinary shares, your interest will be diluted for each ordinary share you purchase to the extent of the difference between the initial public offering price per ordinary share and our net tangible book value per ordinary share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value was approximately $3,708,748, or approximately $0.08 per ordinary share (post split), as of December 31, 2022. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to our sale of 3,175,000 ordinary shares in this offering at an assumed initial public offering price of $4 per ordinary share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, underwriting accountable expenses and estimated offering expenses, our pro forma as adjusted net tangible book value as of December 31, 2022 would have been approximately $6,822,752, or approximately $0.09 per ordinary share. This amount represents an immediate increase in pro forma net tangible book value of $0.17 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $3.90 per share to purchasers of our ordinary shares in this offering, as illustrated in the following table.

	Offering Without Over- Allotment	Offering With Over- Allotment
Assumed initial public offering price per ordinary share	$4.00	$4.00
Net tangible book value per ordinary share before the offering	$(0.08)	$(0.08)
Increase in net tangible book value per ordinary share attributable to payments by new investors	$0.17	$0.20
Pro forma net tangible book value per ordinary share immediately after the offering	$0.09	$0.12
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	$3.90	$3.88

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If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per ordinary share, as adjusted to give effect to this offering, would be $0.20 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing ordinary shares in this offering would be $3.88 per share.

A $1.00 increase (decrease) in the assumed public offering price of $4.00 per share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by $2,480,625, the net tangible book value per share after giving effect to this offering by $0.05 per share and the dilution in net tangible book value per share to new investors in this offering by $0.95 per ordinary share, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, no exercise of over-allotment option and after deducting underwriting discounts, non-accountable expense allowance, underwriting accountable expenses and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at the pricing.

The following table shows, as of the date of this prospectus, on a pro forma as adjusted basis, the number of ordinary shares purchased from us, the total consideration paid to us and the average price paid per share by officers, directors, and affiliated persons and by new investors purchasing ordinary shares in this offering at an assumed initial public offering price of $4.00 per share, before deducting the underwriting discounts, non-accountable expense allowance, underwriting accountable expenses and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Weighted- Average Price Per Share
	Number	Percent	Amount	Percent
Officers, directors, and affiliated persons	17,708,301	34.60%	$5,709,614	20.12%	$0.322
Total existing shareholders	48,011,600	93.80%	$15,678,812	55.25%	0.327

Investors participating in this offering	3,175,000	6.20%	$12,700,000	44.75%	$4.00
Total	51,186,600	100%	$28,378,812	100%	$0.554

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in “Selected Historical Consolidated Financial Data” and our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Unaudited Condensed Consolidated Financial Information.” We assume no obligation to update any of these forward-looking statements.

Overview

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct our substantial operations via our operating subsidiaries in Singapore and Indonesia.

We are an emerging Southeast Asian (“SEA”) community-oriented e-Commerce retailor (“Community E-Commerce Retailor”) with a focus on grocery and travel. Community e-commerce is a deepened extension form of e-commerce, where social media users with mutual interest and like-minded behavior are connected, forming a community group within a network through online medium. Our mission is to make social shopping a new lifestyle for consumers and to empower consumers’ purchases with an efficient cost-saving purchasing model.

Key Factors that Affect Operating Results

We believe the key factors affecting our financial condition and results of operations include the following:

Our Ability to Create Value for Our Users and Generate Revenue

Our ability to create value for our users and generate our revenues from customers is driven by the factors described below:

•

Number and volume of transactions completed by our customers. Customers are attracted to our platform by the breadth of personalized deals and the interactive user experience within our community groups. The number and volume of transaction completed by our customers is affected by our ability to continue to enhance and expand our product offerings and improve the user experience. Our growth in revenue depends on the number and volume of the transactions completed by our customers.  We keep track of the number and volume by our in-house developed business intelligent system, which is capable to synchronize the real time statistical data to our backend dashboard. Transaction volume for the years ended December 31, 2022 and 2021 were 1,002,542 and 899,317 orders, respectively. The increase of 103,225 or 11.5% in the transaction volume is in line with our increase in revenue for the years ended December 31, 2022.

•

Empowering data and technology. Our ability to engage our customers and empower our suppliers and their brands is affected by the breadth and depth of our data insights, such as the accuracy of our customers’ shopping preferences, and our technology capabilities and infrastructure, and our continued ability to develop scalable services and upgrade our platform user experience to adapt to the quickly evolving industry trends and customer preferences.

Our Investment in User Base, Technology, People, and Infrastructure

We have made and will continue to make investments in enhancing and upgrading our platform in order to attract customers and suppliers, enhance user experience and expand the capabilities and scope of our platform. We expect to continue to invest in our technology capabilities and infrastructure, which will lower our margins but deliver overall long-term growth.

Impact of the COVID-19 Pandemic

Beginning with fiscal year 2023, we believe the regulatory measures in response to the pandemic will be relaxed and travel restrictions in most countries will be lifted. Although the COVID-19 pandemic impacted our operations during the years ended December 31, 2022 and 2021, we have also benefited from the pandemic as follows:

•	usage of online technology has widened and become more common to the general public of various age groups, people prefer to go online and make purchases from the features Webuy App offers;
•	during the pandemic “lockdown” phases, our business operations have carried on without significant disruption as customers preferred to purchase groceries in a handier manner through online; and
•	we have taken advantage of the push to digitalization transformation, by providing a platform and channel to meet users daily essential online shopping and payments.

Inflation

We do not believe that inflation has had a material adverse effect on our business as of December 31, 2022 and 2021, but we will continue to monitor the effects of inflation on our business in future periods.

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Supply Chain Disruptions

Although there have been global supply chain disruptions as a result of the COVID-19 pandemic that may have affected the operations of some of our suppliers, these disruptions have not had a material adverse effect on our business as of December 31, 2022 and 2021, but we will continue to monitor the effects of supply chain disruptions on our business in future periods.

Results of Operations

The following table sets forth certain operational data for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021
	USD	USD

Revenues	$44,560,418	$22,295,682
Cost of revenues	(40,808,849)	(19,792,424)
Gross profit	3,751,569	2,503,258
Operating expenses
Sales and marketing expenses	(4,124,601)	(4,314,001)
General and administrative expenses	(5,730,142)	(4,423,191)
Share-based compensation	(1,266,890)	(1,973,454)
Loss from operations	(7,370,064)	(8,207,388)

Other income
Other income	127,229	66,226
Gain on disposal of subsidiaries	825,153	-
Finance costs	(283,521)	(25,992)
Total other income, net	668,861	40,234

Loss before income taxes	(6,701,203)	(8,167,154)
Income tax expense	-	-
Net Loss	$(6,701,203)	$(8,167,154)

Revenues

For the years ended December 31, 2022 and 2021 we derived our revenues from the sales of groceries through our online platform, the Webuy App and from our new business of selling packaged tour which began in 2022. Our breakdown of revenues in terms of geographical locations for the years ended December 31, 2022 and 2021, respectively, is summarized below:

	Years Ended December 31,
	2022	%	2021	%	Change (%)
	USD		USD

Singapore	$24,786,700	55.6	$18,208,294	81.7	36.1
Indonesia	19,541,277	43.9	3,647,873	16.4	435.7
Malaysia	232,441	0.5	439,515	1.9	(47.1)
Total revenue	$44,560,418	100.0	$22,295,682	100.0	99.9

Total revenue increased by approximately $22.26 million or 99.9% to approximately $44.56 million for the year ended December 31, 2022 from approximately $22.30 million for the year ended December 31, 2021. The increase was mainly attributable to the growth of our groceries sales in Singapore as well as the exponential growth of groceries sales in Indonesia ever since our successful entry into the market in 2020. Notably, the introduction of our community-centric business model into the Indonesian market has allowed us to anticipate substantial future growth given the extremely large market size and the evolving purchase behavior in the Indonesian market. The decline of revenue in Malaysia was due to our decision to scale down its business, and the Malaysian subsidiary was eventually disposed of and sold to an unrelated party on July 27, 2022. In addition, we started a new business in Singapore for selling packaged-tour to customers in January 2022, revenues generated from this new business was $6,434,285, representing 14.4% of our total revenue.

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Cost of revenues

Cost of revenue for the years ended December 31, 2022 and 2021 was approximately $40.81 million and $19.79 million, respectively, representing a significant increase of 106.2% as a results of increased groceries sales both in Singapore and Indonesia, as well as cost of revenues incurred from our new business for selling packaged-tour. Our cost of revenues consists primarily of changes in inventory, direct labor costs (including salaries and benefits) for employees and sub-contractor fees associated with warehouse operations, packing and handling, and rental of storage place.

Our breakdown of cost of revenues for the years ended December 31, 2022 and 2021, respectively, is summarized below:

	Year Ended December 31,
	2022	2021
	USD	USD

Changes in inventory	$39,799,606	$19,170,170
Direct labor	402,980	144,801
Packing and handling	606,263	477,453
Total costs of revenue	40,808,849	19,792,424

Gross profit

Gross profit for the year ended December 31, 2022 amounted to approximately $3.75 million as compared to gross profit of approximately $2.50 million for the year ended December 31, 2021. Gross profit margin was approximately 8.4% and 11.2% for the years ended December 31, 2022 and 2021, respectively. The decrease in gross profit margin was mainly due to increased cost of groceries coupled with sales markdown offered by us especially to our Indonesia market which resulted in lower percentage gross margin as our strategy of providing competitive discount to attract more users to sign up with our platform. During the year ended December 31, 2022 and 2021, our gross profit margin was 13.2% and 2.6% for Singapore market and Indonesia market, respectively.

Operating Expenses

Our operating expenses consist of sales and marketing expenses, general and administrative expenses and share-based compensation.

Sales and marketing expenses

Selling and marketing expenses for the years ended December 31, 2022 and 2021 amounted to approximately $4.12 million and $4.31 million, respectively, representing a decrease of approximately $0.19 million or 4.4%.

We incurred significant marketing and promotion expenses during the year ended December 31, 2021 to promote our Webuy platform which eventually attracted a satisfactory number of community leaders and customers to sign up as our members. As a result of the successful promotion campaign in fiscal year 2021, we were able to reduce the same expenses to attract new community leaders and customers during the year ended December 31, 2022.

General and administrative expenses

General and administrative expenses for the years ended December 31, 2022 and 2021 amounted to approximately $5.73 million and $4.42 million, respectively, representing an increase of approximately $1.31 million or 29.5%. The increase was mainly due to an increase in amortization of intangible assets, depreciation of leasehold improvements and equipment, office expenses, professional fees related to our Nasdaq initial public offering (“IPO”) application, recruitment expenses, and travelling expenses.

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Share-based compensation expenses

Share-based compensation expenses amounted to approximately $1.27 million and $1.97 million for the years ended December 31, 2022 and 2021, respectively. On January 1, 2021, we granted 1,642 restricted share units amounting to $3.24 million to employees, with a vesting period of twenty months, these shares were fully vested in August 2022.

Other Income, net

Other income amounted to approximately $0.67 million for the year ended December 31, 2022, compared with approximately $0.04 million for the year ended December 31, 2021. The increase was mainly attributable to the increase in government grants, a gain from disposal of subsidiaries and offset by the increase in the finance costs incurred. For the year ended December 31, 2022, we received government grant of approximately $0.16 million, and we recorded a gain amounting approximately $0.83 million from disposing our two subsidiaries, namely Beijing Youmeng IT Co., Ltd on June 29, 2022 and Webuy Sdn Bhd on July 27, 2022. This other income was offset by the finance costs of approximately $0.28 million. For the year ended December 31, 2021, the government grant we received was approximately $0.06 million and the finance costs incurred was approximately $0.03 million. Increased in finance cost in fiscal year 2022 was due to the increase in loans borrowed from third parties, total loans payable was $2.08 million as of December 31, 2022, compared with $1.03 million as of December 31, 2021.

Income Tax Expense

Our income tax expenses for the years ended December 31, 2022 and 2021 was $nil and $nil, respectively.

Net Loss

During the year ended December 31, 2022, we incurred a net loss of approximately $6.70 million, as compared to approximately $8.17 million for the year ended December 31, 2021. The decrease in net loss is primarily attributable to our successful cost-control measures on the operating expenses, which the total operating expenses increased slightly by 3.8% whereas our gross profit increased by 49.9%. In addition, the increase in other income resulted in the reduction of our net loss incurred in fiscal year 2022.

Going Concern and Capital Resources

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred a net loss of approximately $6.70 million and approximately $8.17 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company had net cash used in operating activities of approximately $4.12 million and approximately $3.99 million, respectively, the Company had a deficit on total equity of approximately $2.78 and $1.25 million as of December 31, 2022 and 2021, respectively. These conditions raise doubt about the Company’s ability to continue as a going concern.

In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company may have to consider supplementing its available sources of funds through the following sources:

•

Issuance of additional convertible notes and equity to individual persons and/or corporate entities, from March 1, 2022 through the date of this prospectus, the Company has raised approximately $4.43 million from the issuance of a series of Convertible Loan Notes to various investors;

•	Other available sources of financing from Singapore banks and other financial institutions; and
•	Financial support from the Company’s related party and shareholders.

No assurance can be provided that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. The consolidated financial statements for the years ended December 31, 2022 and 2021 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

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The following table sets forth a summary of our cash flows for the periods indicated:

	Year Ended December 31,
	2022	2021
	USD	USD

Net cash used in operating activities	$(4,117,551)	$(3,994,972)
Net cash used in investing activities	(1,139,058)	(615,768)
Net cash provided by financing activities	5,351,984	968,940
Net increase/(decrease) in cash and cash equivalents	95,375	(3,641,800)
Effect of exchange rate changes on balance of cash held in foreign currencies	(80,259)	(74,893)
Cash and cash equivalents at the beginning of the year	1,539,348	5,256,041
Cash and cash equivalents at the end of the year	1,554,464	1,539,348

Cash used in operating activities

For the year ended December 31, 2022, net cash used in operating activities amounted to approximately $4.12 million primarily resulted from the net loss of approximately $6.70 million adjusted for non-cash items and changes in working capital. Adjustments for non-cash items consists of the expenses items for amortization of intangible assets to approximately $0.31 million, depreciation of leasehold improvements and equipment to approximately $0.12 million, non-cash lease costs to approximately $0.19 million, impairment losses of other assets of approximately $0.04 million and share-based compensation of approximately $1.27 million, offset with the income items for gain on disposal of subsidiaries of approximately $0.83 million. Changes in working capital mainly included increase in inventories of approximately $0.39 million, increase in accounts receivables of approximately $2.63 million, increase in prepaid expenses and other assets of approximately $0.08 million, decrease in operating lease liabilities of approximately $0.18 million, increase in accounts payable of approximately $3.69 million, increase in deferred revenue of approximately $0.66 million, increase in other current liabilities of approximately $0.42 million and decrease in amount due from/to related parties of approximately $0.02 million.

For the year ended December 31, 2021, net cash used in operating activities amounted to approximately $3.99 million primarily resulting from the net loss of approximately $8.17 million adjusted for non-cash items and changes in working capital. Adjustments for non-cash items consists of amortization of intangible assets to approximately $0.09 million, depreciation of leasehold improvements and equipment to approximately $0.09 million, non-cash lease costs to approximately $0.25 million and share-based compensation of approximately $1.97 million. Changes in working capital mainly included increase in inventories of approximately $0.38 million, increase in prepaid expenses and other assets of approximately $0.05 million, decrease in operating lease liabilities of approximately $0.23 million, increase in accounts payable of approximately $1.08 million, increase in other current liabilities of approximately $0.81 million and increase in amount due from/to related parties of approximately $0.06 million.

Cash used in investing activities

For the year ended December 31, 2022, net cash used in investing activities amounted to approximately $1.14 million, which consisted of the purchase of leasehold improvements and equipment and intangible assets amounting to approximately $0.29 million and approximately $0.85 million, respectively.

For the year ended December 31, 2021, net cash used in investing activities amounted to approximately $0.62 million, which mainly consisted of the purchase of leasehold improvements and equipment and intangible assets.

Cash provided by financing activities

For the year ended December 31, 2022, net cash provided by financing activities amounted to approximately $5.35 million which primarily consisted of proceeds from convertibles bonds of approximately $3.33 million, proceeds from the SAFE Notes of $0.75 million and proceeds from term loan payables of approximately $1.92 million, partially offset by repayment of loan payables of approximately $0.95 million.

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For the year ended December 31, 2021, net cash provided by financing activities amounted to approximately $0.97 million which primarily consisted of proceeds from term loan payables of approximately $1.00 million partially offset by repayment of loan payables of approximately $0.04 million.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and through May 3, 2023, the date the consolidated financial statements were available to be issued.

On February 28, 2023, we entered into a lease agreement for a lease term of five years for a four-storey office and warehouse facility in Singapore. We committed to pay a total rental fee of approximately $3.9 million in the future.

Off-Balance Sheet Arrangements

As of December 31, 2022 and December 31, 2021, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Critical Accounting Policies and Estimates

Share-based compensation

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Share-based compensation amounted to approximately $1.27 million and $1.97 million for the years ended December 31, 2022 and 2021, respectively.

Intangible assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Software, technology, and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Types of intangible assets	The estimated useful lives of the intangible assets

Applications development	3 years
Software	2 years

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Impairment of Intangible and Long-Lived Assets

The Company tests its intangible and long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates.

Leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. The Company records the total expenses on a straight-line basis over the lease term.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities – non-current on the balance sheets. Finance leases are included in leasehold improvements and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Leases with a lease term of 12 months or less at inception are not recorded on our balance sheet and are expensed on a straight-line basis over the lease term in our statement of operations.

Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The core principle underlying the revenue recognition of this ASU allows us to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This will require us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, we apply five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

Product revenue

- Performance obligations satisfied at a point in time

The Company primarily sells goods through group orders directly through the Company’s mobile application. The Company accounts for the revenues generated from sales on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide the specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. Revenues are measured based on the amount of consideration that the Company expects to receive reduced by sales return and discount. In making this determination, the Company also assesses whether the Company is primarily obligated, subject to inventory risk, has latitude in establishing prices, or has met several but not all of these indicators in accordance with ASC 606-10-55-36 through 40. The Company recognizes the sales of goods when the control of the specified goods is transferred to customers which is upon delivery of goods to customers. Revenues also exclude any amounts collected on behalf of the third parties, including sales taxes and indirect taxes.

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The Company sells goods to customers and the revenues are earned from the cash payment made by customers or customers settle their balances with “Assets”. The Company grants “Assets” upon (i) Cash collected from customers via Webuy mobile APP to top up their e-wallet balance; (ii) Refund to customers’ e-wallet due to order cancellation or products returned from customers; (iii) Commissions payable to Group Leaders for the provision of services to the Company. These “Assets” entitle the holders to offset future purchases. As such, “Assets” are initially recognized and recorded as “Advances from customers” upon the grant and when customers have yet placed the purchase orders to create an underlying sales agreement with the Company. The Company uses the term “Assets” to represent the payment procedures and balances of customers’ user accounts on the Company’s Webuy mobile APP platform.

Until “Assets” are used at the time when customers have placed the purchase orders, “Assets” of customers’ user accounts in the Company’s Webuy mobile APP will be reduced; as for the Company’s book-keeping, the Company reclassifies the “Advance from customers” balance to “Deferred revenue”. “Deferred revenue” is a contract liability that the Company is obligated to transfer goods to customers for which the Company has received consideration (or the amount is due) from customers in the form of cash or “Assets”. The balance of “Deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e products that have not yet been delivered. Once the related products have been delivered, the amount in “Deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective years ended December 31, 2022 and December 31, 2021 was $484,115 and $nil.

Packaged-tour revenue

- Performance obligations satisfied at a point in time

Within each contract, the Company identify whether it is principal or agent at the performance obligation level. In arrangements where the Company has substantive control over the service before transferring it to the customer, and is primarily responsible for integrating the services into the final deliverables, the Company acts as principal. The Company’s revenue on the sale of packaged-tour is reported as a gross basis, that is, the amounts billed to the customer are recorded as revenues, and amounts paid to travel supplier (such as airlines, hotels, travel buses, etc.) are recorded as cost of revenues. The Company is principal in accordance with ASC paragraphs 606-10-55-36 through 55-40 because the Company controls the packaged-tour including the underlying travel services before the services are transferred to the customer. The control is evidenced by the Company being primarily responsible to its customer and is having a level of discretion in establishing pricing.

The Company operates as a single operating segment including product revenue from the sale of goods, which represent 86% of the Company’s revenues, and sale of packaged tour, which represent 14% of the Company’s revenues. Due to the integrated structure of the Company’s business, the sale of goods revenue and sale of packaged tour revenue are combined with each other. The Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating financial performance. The Company’s primary operations are in Singapore and Indonesia, and it has derived substantially all of its revenue from sales to customers in these jurisdictions.

In accordance with ASC 280-10-50-40, the Company’s disaggregation information of revenues by each product and service or each group of similar products and services type which were recognized based on the nature of performance obligation disclosed above is as follows:

	For the years ended December 31,
Product/Service Type	2022	Percentage of Total revenue	2021	Percentage of Total revenue
Food and beverage	$14,024,908	32%	$11,352,854	51%
Fresh produce	21,254,818	48%	8,800,647	39%
Lifestyle and other personal care items	2,846,407	6%	2,142,181	10%
Packaged-tour	6,434,285	14%	-	-
Total	$44,560,418	100%	$22,295,682	100%

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Revenues classified by the geographic areas in which the customers were located was as follows:

	For the years ended December 31,
Product/Service Type	2022	Percentage of Total revenue	2021	Percentage of Total revenue
Singapore	$24,786,700	55%	$18,208,294	82%
Indonesia	19,541,277	44%	3,647,873	16%
Malaysia	232,441	1%	439,515	2%
Total	$44,560,418	100%	$22,295,682	100%

During the years ended December 31, 2022 and 2021, all revenues were generated from third parties.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company conducts its businesses in Singapore, Indonesia and Malaysia and is subject to tax in these jurisdictions. As a result of its business activities, the Company files separate tax returns in those countries that are subject to examination by the foreign tax authorities.

Concentrations and Risks

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

There was no single customer who represented 10% or more of the Company’s total revenue for financial years ended December 31, 2022 and 2021.

There is no single supplier who represented 10% or more of the Company’s total purchases for financial years ended December 31, 2022 and 2021.

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Details of the supplier which accounted for 10% or more of accounts payable are as follows:

	As of December 31,
	2022	% accounts payable	2021	% accounts payable
Company A	$573,451	10.5%	$-	-%

Details of the customers which accounted for 10% or more of accounts receivable are as follows:

	As of December 31,
	2022	% accounts receivable	2021	% accounts receivable
Company A	$679,226	26.4%	$-	-%
Company B	586,103	22.8%	-	-%
Company C	307,672	12.0%	-	-%
	$1,573,001	61.2%	$-	-%

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments) and cash and bank deposits presented on the consolidated balance sheets. The Company has no other financial assets which carry significant exposure to credit risk.

Foreign Currency Risk

The Company operates in multiple markets, which exposes it to the effects of fluctuations in currency exchange rates as it reports its financials and key operational metrics in USD. The Company earns revenue denominated in local currencies of Southeast Asia. The Company generally incur expenses for employee compensation and other operating expenses in the local currencies in the markets in which it operates. Fluctuations in the exchange rates among the various currencies that the Company uses could cause fluctuations in its operational and financial results.

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CORPORATE HISTORY AND STRUCTURE

History and Development of the Company

We are a holding company incorporated in the Cayman Islands on August 29, 2022.

On August 29, 2022, and in connection with the NRI Share Swap Agreement, the Company acquired 100% of the issued shares of New Retail (being 16,644 shares comprising (a) 8,202 ordinary shares denominated in SGD, (b) 3,440 preference shares denominated in SGD, and (c) 5,002 preference shares denominated in USD through the Share Swap. Following the Share Swap, New Retail became a wholly owned subsidiary of the Company and the former shareholders, holders of warrants, convertible notes and the SAFE of New Retail immediately prior to the Share Swap hold 100% of the equity interests of the Company prior to the Company’s planned initial public offering. As a result of the share forward split, the effective number of ordinary shares of Webuy became 43,274,400.

Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus.

Corporate Headquarters

Our principal executive offices are located at 35 Tampines Street 92 Singapore 528880. Our telephone number is +65 8859 9762. Our website address is webuysg.com. Information on our website does not constitute part of this prospectus. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

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INDUSTRY

All the information and data presented in this section have been derived from reports by Frost & Sullivan and government official public announcement platform, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Macroeconomic Environment in Southeast Asia

Nominal GDP and Growth Rate

According to International Monetary Fund (“IMF”), the nominal gross domestic product (“GDP”) per capita in Southeast Asia has increased from approximately US$2,646.2 billion to US$3,361 billion from 2016 to 2021, representing a CAGR of 4.9%. The nominal GDP per capita has decreased by 4.2% in 2020 because of the disruption to economic activities due to the COVID-19 pandemic.

The expected nominal GDP between 2022 and 2026 is approximately 7.6%, reaching to approximately US$4,892.8 billion by 2026. It is expected that the economy will recover in the next years with the alleviation of the COVID-19 pandemic.

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Nominal GDP Per Capital and Growth Rate

According to IMF, the nominal GDP per capita in Southeast Asia has increased from approximately US$4,164.7 to US$5,035.7 from 2016 to 2021, representing a CAGR of 3.9%. The nominal GDP per capita has decreased by 5.7% in 2020 because of the disruption to economic activities due to the COVID-19 pandemic.

It is expected the nominal GDP per capita will recover at a CAGR of 6.7% from 2022 to 2026 onwards and reach US$7,014.8 by 2026 given the alleviation of the COVID-19 pandemic and commencement of the COVID-19 vaccination program since 2021.

Total Population and Growth Rate

According to IMF, the population growth in Southeast Asia remained slow from approximately 635.2 million in 2016 to approximately 667.4 million in 2021, representing a CAGR of approximately 1.0%. The population growth is expected to reach approximately 697.5 million by the end of 2026, representing a CAGR of 0.9% from 2022 to 2026.

Internet Users and Growth Rate

The internet users in Southeast Asia have increased from 315.6 million to 483.8 million with a CAGR of 8.9% from 2016 to 2022. In 2020, the internet users have increased by 8.0% as Southeast Asia demonstrated strong resilience in the face of the pandemic when people turned to the internet to meet everyday needs with a new lifestyle online. Moreover, the increasing internet penetration rate in 2020 has helped Southeast Asia’s small and medium- enterprises get through the pandemic. After proving resilient in 2020, Southeast Asia’s internet is expected to continue to grow in the future by reaching 602.3 in 2026 with a CAGR of 4.3% from 2022 to 2026.

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Overview of Community E-commerce Market in Southeast Asia

Internet Users and Growth Rate in Singapore

In 2021, 5.29 million people were accessing the internet in Singapore. This figure is projected to grow even further in the next few years, driven by the rising popularity of smart phones in Singapore. The number of internet users in Singapore is expected to rise at a CAGR of 1.7% from 2022 to 2026.

Internet Users and Growth Rate in Indonesia

In 2021, approximately 201.37 million people were accessing the internet in Indonesia. This figure is expected to grow to about 239.03 million by 2026. Indonesia is the biggest online market in Southeast Asia.

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Overview of Community E-commerce Market in Southeast Asia

Definition and Classification

Electronic commerce (“e-commerce”) refers to a business or commercial transaction that involves the sale and purchase of products or services over the Internet. It involves the entire scope of online transactions from the sellers to buyers, including supply chain management, electronic funds transfer, internet marketing, online transaction processing, electronic data interchange, inventory management systems, and automated data collection systems, and others.

Community e-commerce is a form of e-commerce, where social media users with mutual interest and like-minded online behavior are connected, forming a community group within a network through online medium such as social media platforms and communication software including but not limited to Facebook, Instagram, WeChat, WhatsApp, Line, Tiktok or Youtube. It leverages personal interaction and word-of-mouth marketing to create personalized and targeted valuable insights to reach targeted audiences and potential customers. Such networks are generally formed according to the similarity of the members of a group including (i) location proximity amongst social media users in a group; and (ii) online shopping preference and behavior. Besides, a community leader is usually deployed in the community group undertaking responsibilities such as group management, event management and customer services.

Core Competitiveness of Community E-Commerce

1.

Timely response and dedicated customer services: Leveraging the feature of instant communication on social media and communication platform, users are able to reflect promptly the concerns and doubts on the products and orders to the store to attain highly engaging interaction.

2.

Personalization and customization: Under community e-commerce model, community leader and merchants ensures customers are able to go through the purchase funnel in either and across channels according to their needs, requirement and preference in a personalized and customized manner, hence elevating the convenience of purchasing and overall consumer journey.

3.

User-to-user Interaction: Users within the community platform forms interaction through the frequent recommendation of products and sharing of product tips, specifications and evaluation, which potentially translate to positive influences converting user’s awareness to purchase and brand loyalty.

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Value Chain Analysis

The upstream in the value chain of the digital advertising industry consists of merchants that would like to promote their products or services through community e-commerce service providers. As merchants increasingly realize the potential of community e-commerce, they become more willing to spend their marketing budget on such campaigns in recent years. Global brands usually form a partnership with multinational agencies to support the brand’s marketing campaigns and sales channel globally. However, in order to market themselves to the local market effectively, it is common for brands to acquire community e-commerce due to their market know-how on local dynamics and specialized communication knowledge.

The midstream players include community e-commerce service providers, they are the administrator of the community group delegating community host and leaders into managing customer needs in each niche group, forming alliances with merchants and act as retailer to create, aggregate and promote products to reach downstream consumers. Midstream community hosts can also be upstream merchants, controlling the upstream and midstream activities. The community group interaction mostly takes place on social media platforms or communication platforms. In addition, payment, logistics and warehousing agencies handle the transportation and payment of goods to downstream customers.

Downstream customers are internet users that are active users of social media and communication platform. Within the community, people share similar interest or are of close location proximity with each other, where word-of-mouth marketing is adopted.

Market Size of E-commerce Industry

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In 2021, the number of internet users in the Southeast Asia countries has exceeded 420 million, as compared to 250 million in 2016. Attributable to rapid economic development, increasing internet penetration rate as well as the COVID-19 pandemic which entailed the implementation of various pandemic prevention and control policies such as social distancing and quarantine measures which subsequently prompted citizens to switch from brick-and-mortar purchase to e-commerce platform purchase, have collectively propelled the development of the e-commerce industry in the region. The market size of e-commerce industry in the Southeast Asia has increased from approximately US$9.3 billion to approximately US$82.0 billion from 2016 to 2021, representing a CAGR of approximately 54.5%. The thriving development of leading e-commerce platforms such as Bukalapak and Tokopedia in Indonesia, Qoo10 in Singapore, Lelong in Malaysia, Tiki and Sendo in Vietnam and PowerBuy and HomePro in Thailand, serves as impetus to the continuous development of the e-commerce industry. Going forward, the market size of e- commerce industry in the Southeast Asia is expected to attain approximately US$234.5 billion in 2026, representing a CAGR of approximately 19.9%.

Market Size of Community E-commerce

The popularity of community e-commerce in Southeast Asia has been accelerated by high rates of mobile internet penetration, a mobile-first generation that spends a lot of time on social media, and high engagement. Southeast Asians have a strong desire to belong in a community, and building relationships with residents in the same community is more important to them. The market size of community e-commerce increased from US$225.0 million in 2016 to US$4,030.0 million in 2021, at a CAGR of 78.1%.

While Southeast Asians appreciate the value of their traditionally collectivist society, the community e-commerce model leverages community leaders’ connections to generate sales by marketing directly to their friends and family. The market size of community e-commerce in Southeast Asia is expected to reach US$15,503.0 million in 2026, at a CAGR of 31.5% from 2022 to 2026.

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Market Size of Community E-commerce in Singapore

The community e-commerce industry in Singapore is expected to grow steadily over the forecast period, recording a CAGR of 26.8% during 2022 to 2026. The community e-commerce in Singapore is expected to increase from US$332.8 million in 2022 to reach US$859.4 million by 2026.

With the social media platforms and channels offering an avenue for buyers to interact, a shift is taking place towards organized commerce on these platforms and channels in Singapore. Discovery, browsing, and purchasing on the same community is the rising trend.

Market Drivers

Growing consumer spending and thriving economic circumstances

The Southeast Asia’s economy is expanding gradually, and the evolving consumer-driven economy has fueled the region’s digital advertising market. Between 2016 and 2021, Southeast Asia’s nominal GDP grew steadily, from around US$2,598.6 billion to over US$3,125.9 billion, recording a CAGR of approximately 3.8%. According to the Frost & Sullivan report, with continuous urbanization and expedite economic development, the nominal GDP in the region is expected to attain an even higher CAGR of 6.8% between 2022 to 2026, which has contributed to an on-going elevation on consumer spending on a variety of goods and services to improve living standards. With the on-going advancement on internet infrastructure and the elevated convenience of shopping online, it is expected the rising consumption power would contribute to the growth of e-commerce platforms including community e-commerce.

Supportive policies in promoting online eco- system

During 2021, the Association of Southeast Asian Nations (“ASEAN”) entered into the ASEAN Agreement on Electronic Commerce, which has established common principles and rules to promote the growth of e-commerce in the region and to strengthen capacity to implement the corresponding policies. This agreement is intended to facilitate cross- border e-commerce transactions in the region and to establish a favorable environment for e-commerce development. Each member state will cooperate in areas such as information technology infrastructure, electronic payment, and settlement and trade facilitation. The favorable policy underpins the landscape of online platforms, thereby propelling the community e-commerce industry

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Digital transformation

Southeast Asia has been undergoing significant digital transformation during the past few years. In particular, the prevalence of smartphones has boosted the development of the industry. As indicated by the Frost & Sullivan report, there were more than 480 million Internet users in Southeast Asia in 2021, and major economies including Malaysia, Singapore, Thailand, the Philippines, and Indonesia have all had internet penetration rates of more than 80%, which is a robust progress from 2016. Internet users are more exposed to online marketing advertisements, augmenting to the usage and reach of the community e-commerce. Besides, the well-developed application of communication and social media platform in the region provide the foundation for users to interact. In turn, the growing number of internet users shall translate into a greater consumer base to community e-commerce platforms.

Rapid development of analytic tools to be deployed during operation

With the growing maturity of software technology, such as cloud computing, big data and artificial intelligence community e-commerce service providers are able to generate in-depth insights and execution plans in acquiring potential customers and translate their salience on products into trial, purchase and product loyalty. The machine learning capabilities of advanced systems are able to track customers’ information, such as their demographics, locations, purchasing patterns, and preferences, analyze the information collected, and recommend related content to the end customers. Community e-commerce service providers can differentiate their core competence and precisely shape their strategies accordingly to deliver optimized results.

Market Trend

Growth of Group Leader Marketing

Group Leader marketing has witnessed a growing trend in recent years as more consumers are taking cues from social media about what and where to buy, and Group Leaders are therefore wielding significant influence over customers’ spending behavior. These Group Leaders can utilize their influence to participate in community e-commerce and quickly build relationships, trust and credibility with their fans, followers and friends that respect and value their content and recommendations. Community e-commerce service providers can leverage the latest trend and connect and engage a Group Leader in building a powerful relationship to reach their target audience and further expand their business.

Increasing varieties of marketing, such as content marketing and live streaming

Owing to the growing popularity of social media and communication platforms in Southeast Asia, new marketing strategies are being formulated and implemented to attract, engage, and retain an audience. For instance, content marketing is adopted by creating and sharing relevant articles, videos, podcasts, and other media, and has become increasingly prevalent for community e-commerce providers to engage downstream customers effectively with close engagement and interaction. Moreover, live streaming, which involves a provision of real time customer service and product introduction and promotion session, involves key opinion consumers and is considered increasingly conducive to reach target consumers.

Accelerated network development in augmenting user experience

A 5G network facilitates mobile and computer data processing and exchange at a higher speed, which results in reduction of advertisement-loading times and advertisement delays on mobile devices. Further, the 5G network also promotes the deployment of more appealing advertisements, such as 4K video with higher frame rate, to enhance the promotional effectiveness of mobile advertisement. For community service providers, a continuously improving network offers the opportunity for service providers to enhance value and effectiveness of the content created and serve as a pivotal medium in attracting and retaining existing and potential customers.

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BUSINESS

Overview

We are an emerging SEA community e-commerce retailor with a focus on grocery and travel. E-commerce refers to a commercial transaction that involves the sale and purchase of products or services over the Internet. It involves the entire scope of online transactions from the sellers to buyers, including supply chain management, electronic funds transfer, internet marketing, online transaction processing, electronic data interchange, inventory management systems, automated data collection systems, and others. Community e-commerce is a form of e-commerce, where social media users with mutual interest and like-minded online behavior are connected, forming a community group within a network through online medium such as social media platforms and communication software including but not limited to Facebook, Instagram, WeChat, WhatsApp, Line, Tiktok or Youtube. It leverages personal interaction and word-of-mouth marketing to create personalized and targeted valuable insights to reach targeted audiences and potential customers. Such networks are generally formed according to the similarity of the members of a group including (i) location proximity amongst social media users in a group; and (ii) online shopping preference and behaviors. Besides, a community leader is usually deployed in the community group to undertake responsibilities such as group management, event management and customer services.

Our mission is to make social shopping a new lifestyle for consumers and to empower consumers’ purchases with an efficient cost-saving purchasing model. We are committed to developing a community-oriented e-commerce community platform in the Southeast Asia region and transforming the e-commerce model into a community-driven experience for consumers.

We believe that our ‘group buy’ business model has transformed conventional shopping avenues, as we are able to achieve attractive efficient cost-savings for our customers to enjoy, which are cost savings similar to that enjoyed as a group purchase and bulk order, without having to undertake bulk purchases individually, through a community-centric approach. We believe that this model allows us to offer competitive prices for our customers, which enables us to be a more attractive shopping platform as compared to our competitors. Our business model has also disrupted the traditional supply chain by cutting out intermediaries to provide a “farm-to-table” supply model. This brings about cost savings to both last-mile suppliers as well as end consumers.

We attribute the success of our community-based business model to our low customer acquisition costs and high customer retention rates. We consciously build our services around the needs and trends of the local community so as to achieve low customer acquisition costs and high customer retention rates. This is done through our multi-pronged community-centric business model, where Group Leaders within each community would be responsible for a group of customers within a geographical location. Group Leaders assist us in our customer acquisitions through offline roadshows where they are provided with Webuy marketing tools, such as standees as well as free gifts for online and offline giveaways to engage and onboard new customers. Within their respective communities, Group Leaders are also responsible for consolidating orders towards a bulk purchase.  We conduct our “group buy” purchases through both our Webuy mobile application, as well as through various social networking channels, such as WhatsApp, WeChat as well as our in-app chat. In each instance, a Group Leader will be assigned to each community group, based on the geographical location.

The core of our business centers around the building of a strong community network. With strong customer base and customer loyalty, we are able to transition into other product and service offerings by leveraging on the existing trust and familiarity with our brand.

The social aspects of our community platform are central to our people-centric framework, which is manifested in our interactive features and allows customers to actively engage in the shopping experience.

Our social e-commerce community platform focuses on achieving a global reach and currently operates in Singapore and Indonesia. Since our launch in August 2019, we have successfully served over 269,115 customers, with the help of our 4,692 dedicated Group Leaders who collate and place orders. Our platform has seen impressive growth in recent years, with 43.92% of our group sales coming from customers in Indonesia in 2022, which is an increase from 16.36% in 2021. We are committed to furthering our mission of empowering our global community to engage in social e-commerce and experience the benefits of collective purchasing power.

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Our Competitive Strengths

We believe that the following strengths have helped us triumph over our competitors:

A. Strong eco-system of supply chain and distribution capabilities

Integration of upstream and downstream supply chain/ retail system

Our business model aims to bring about greater efficiency to the supply chain process through the elimination of intermediaries in the traditional supply chain. This allows us to bring about cost savings to both last-mile suppliers as well as end consumers.

Driven by our mission of empowering our consumer’s purchases, we have established an eco-system for community purchases, where we source for the products and suppliers, have control over the sale and purchase process, and have established our own warehouse and logistic solutions. We have also successfully integrated the upstream to downstream supply chain by sourcing directly from, amongst others, farms in provinces of the People’s Republic of China (“China”), such as Sichuan and Yunnan. Our team is cognizant of the importance of secure and steady supplies and are constantly working to expand our network of suppliers in China.

In doing so, our ecosystem connects last-mile suppliers and end customers via a vastly shortened supply chain, offering a more competitive value proposition than products offered through traditional supply chains. Our business model of deploying Group Leaders also allows us to efficiently identify demand for products and place orders on a consolidated bulk purchase basis. We are hence able to offer a wide range of products and services at competitive prices as a result of our ability to eliminate most of the costs associated with a middlemen or agents in a retail ecosystem as well as the economies of scale from bulk buying.

We have also trained our Group Leaders to use our platform efficiently so that they can better manage group purchases. As our Group Leaders are in constant communication with their community, we are able to receive prompt feedback on the needs and wants of our customers and respond quickly to the trends in the respective communities. This reduces the risk of us bringing in products that do not have sufficient demand, and the risk of us having unsold goods in general.

We reap economies of scale from being involved in each step of the product purchase process instead of outsourcing these functions to third party contractors. We handle the entire process of the sale and purchase of merchandise, from the collection of orders, consolidation and submission of purchase orders to sellers and suppliers, ordering fulfilment for direct orders, to shipping to our warehouse and subsequently to Group Leaders or individual customers. This enables us to cut back on handling and commission costs and gives us greater freedom to manage the whole purchase process with no hiccups.

While shortening the length of traditional supply chains, our ecosystem simultaneously aims to broaden the final leg of the distribution chain and focuses on ensuring access and bringing value to both last-mile suppliers as well as end consumers through engaging in both business-to-business (“B2B”) and a direct business-to-consumer (“B2C”) delivery model. While intuitively different distribution streams, our ecosystem is structured such that each delivery channel complements and supports the other where possible. For instance, where we engage in B2B sales for imported goods, we typically offer import level prices to retailers, on the condition that our Webuy logo is made visible on such products which allows us to further build brand awareness. We also maintain an in-house transport management system to ensure smooth operations for last-mile delivery. Our B2C model focuses on both physical stores and online (through our Webuy App). The QR Code in our physical store allows customers to share products they have bought with their friends using the WECHAT mini program. As long as their friends make purchases via the QR Code shared, they will be entitled to referral credits.

Our business model has also proven to be deployable outside of traditional delivery of goods. Through utilizing the same approach, we have been able to bring cost savings to customers in the travel service industry as well, as elaborated in the sections below.

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B. Scalable Business Model

Our strong eco-system of supply chain and distribution chain capabilities provide us with an opportunity to replicate and scale our business model rapidly, whether in new jurisdictions, or in new products or category of products.

Emerging economies market

In relation to replicating and scaling our business in new jurisdictions, we have collaborated with over 500 local stores in Indonesia over the span of a few months to increase our brand awareness by having our brand name and logo displayed at the store premises. Depending on the product, the stores are entitled to 5% to 10% of the revenues in commission. We believe we are well poised to further expand our operations and presence in this key SEA market.

Our unique community-oriented business model has proven to be critical to our success thus far in this market. From a strategic standpoint, we have decided to focus on securing a foothold into this market through the targeting of small mom-and-pop shops known in the local market as “Warung.” Warungs in Indonesia in essence serve as the same purpose as the Group Leaders in Singapore. These set-ups are easily established with minimum licensing requirements. The government allows such businesses to be run even from residential homes and with operators enjoying benefits from a taxation point of view.

As the last-mile supplier of goods and services in an often complex cross-border supply chain structure, we have observed that Warung often lose out on a significant aspect of profits to middleman or monopoly companies further up the supply chain, and generally earn a leaner margin. Despite such low margins, the ease of setting up Warung has given them a dominant presence in the Indonesian market, accounting for up to 70% of the retail market by some accounts. We have hence identified Warung as our key partners and have worked hard to bring them on board as our pool of Group Leaders in this market.

While we offer a variety of products in Indonesia, such as fast-moving consumer products and basic household products, we have chosen to focus on products where we have greater sourcing capabilities, in particular fruits. Our relationship with our suppliers from China, who provide us with lower-than-market pricing for the goods for Warungs to import into Indonesia, gives us great value proposition to these Warung as prospective partners, as we can ensure a steady and sufficient supply of goods, greatly shortened supply chain and the greatest impact from a pricing perspective. Moving forward, we will continue to expand our sector focus to other directly sourced imported goods, as compared to products produced locally as our value proposition in terms of pricing and supply volume is less prominent for the latter.

This approach has formed the bedrock to our success in capturing a larger market share in the Indonesian market. In fact, we have recently obtained the necessary licenses from the Indonesian government to supply more than half the volume of products in the Jakarta market. A successful deployment of this business model will lay the foundation for further expansion into other SEA markets with a similar market dynamic as Indonesia and would include large emerging markets such as Vietnam and Thailand.

Scalable Business Segments

With our business model, we are able to quickly expand our business segments and expand our product offerings. The core of our business centers around building a strong community network. This allows us to expand our product offerings smoothly by offering them to the same end customers – our community. The community hence provides us with a group of initial target prospects who are already predisposed or conditioned to purchase from our platform. The strong brand loyalty we have cultivated amongst our community enhances the marketability of our new product offerings, as the new product can leverage on our community’s trust in our brand and the high-quality standards we offer.

This was demonstrated through our recent successful expansion of product offerings to include travel packages in the Singapore market. We foresee expanding our offerings to include a whole variety of other services in the future such as insurance policies, healthcare products, lifestyle and entertainment services. The ability to expand our offerings to cover not just products but also services is an important diversification as it allows us to spread business risk and counter seasonal drop in profits due to cyclical demand.

We provide our customers the option of signing up to be a Group Leader, providing them an opportunity to connect with other customers and broaden their own social circles while enjoying an additional source of income through our cash incentives.

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Our community e-commerce platform also provides customers with an outlet to express their creative energy and generate video content through the short video review feature. The short video review feature on our social e-commerce community platform leverages on the rising TikTok trend, where users of the TikTok application create and distribute creative and light-hearted short videos featuring a variety of content. The short videos review feature on Webuy similarly allows customers to concentrate their creative energy into filming and editing short videos reviewing their purchases or demonstrating the usage of products.

We believe these out-of-the-box features cultivate a highly engaging and delightful online shopping experience and ensure customer engagement and loyalty.

The in-app chat function also allows our Group Leaders to communicate conveniently and effectively with our community. For instance, Group Leaders can send promotions on seasonal sales to customers and receive direct responses. Overtime, the Group Leaders will understand the preferences of the various customers in their group so as to match and cater content sharing to their preferences.

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Technological Division and Structure

Customers, (Singapore, Malaysa,Indonesia,etc)
Group Leader,(Singapore, Malaysa,Indonesia,etc)
Merchant,(Singapore, Malaysa,Indonesia,etc)
Customer APP
International/ Localization/ Location Base Service
Flash Deal/ Preorder
DailySpecial (Recomendation Alog)
Gaming Features,e.g. Luck Wheel, etc.
iOS
Group Leader Web Portal
Order Management
Member Management
Commission
Delivery Management
Merchant Web Portal
Order Management
Product Management
Capital Settlement
Shop Management
Backend Services
Product (Catalog) Management
Member/Membership Management
Customer Service
Promotion Service
Merchant Management
Order Management Sysemt
Warehouse Management Sysemt
Transportation Management Sysemt
Supply Chain Management
Group Leader Management
Java
spring
NGINX
MyBatis
ShardingSphere
NACOS
Technology Platform
Payment Gateway
Notification Service
Message Push Service
Search Engine
Recommendation Engine
Instant Messaging
elastic
融云
URORA 极光
stripe
Data Platform & Algorithm
Insight analysis
Action& Feedback
User Portrait
Data Acquisition
Decision
Feedback
Big Data (OLTP, OLAP)
Database
MySQL
redis
Data Warehouse
HIVE
APACHE HBASE
MAHOUT
APACHE hadoop

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Customer App (i.e., WeBuy mobile application) functions on IOS, Android, H5 website and WeChat mini-program systems, which enables the customers to place orders. Group Leader web portal runs only on H5 website to allow Group Leaders to manage orders and orders delivery. Merchant web portal allows our merchants to view customers’ orders and arrange order fulfilments. The data from customer App, Group Leader web portal and Merchant portal will feed into our in-house developed backend service for centralized data processing and storage.

Currently, since we have more than a hundred thousand users, it is necessary for us to manage our system in a way that ensures high service reliability and uptime for our users. To prevent our application from crashing due to high traffic, we implement NGINX as a reverse proxy and a load balancer to manage and distribute incoming client requests across multiple servers, ensuring that no single server is overwhelmed and improving the overall performance and reliability of the web infrastructure.

All product-related information that listed in our application, such as order placement and fulfillment, is stored inside our MySQL database, which is supported by ShardingSphere, a technology that provides database orchestration services and facilitate user engagement and activities.

We have a search function in the application, ElasticSearch, which enable users to search products in a quicker way. ElasticSearch is a highly scalable, open-source, full-text search and analytics engine built on top of the Apache Lucene library and uses a distributed architecture. It provides us with search engine capabilities across all the products in our database, to return matching products for various queries run by the user.

Right alongside Java Spring Boot is NACOS (i.e., Dynamic Naming and Configuration Service), a software that provides dynamic service discovery, configuration management, and service management for cloud-native applications. This has been designed to make it easier for developers to maintain configuration consistency, coordinate service discovery and registration, and monitor the health of microservices in real-time. NACOS addresses the challenges of managing microservices in large-scale and distributed systems, such as maintaining configuration consistency and coordinating service discovery and registration.

To optimize the experience for returning customers, we rely on our recommendation system to provide the most relevant products to the fore. At present, this system works in two broad domains at (1) the user level and (2) at the platform-wide level. At the user level, we collate the products by recency and frequency, and present them in a page to encourage users to follow up with a repurchase. At the platform-wide level, an analysis is done across all the users, and products, to identify the buyer patterns and user portraits. As a whole, this system is coupled tightly with the suite of services provided by the Apache Software Foundation, including Apache Hadoop, HBase, Hive and Mahout.

“Human Touch”

Notwithstanding our advanced technology, we have also added a “human touch” to the purchase experience by implementing the Group Leader function. Community-based Group Leaders are at the helm of closed transaction loops and is our key to attracting and retaining customers. The Group Leaders know the customers personally, and are therefore able to know their preferences and able to recommend. This process is not automated, which sets us apart from others. We leverage on the existing relationship between Group Leaders and customers, who are usually from the leaders’ social network, so as to keep customer acquisition costs low. Our in-app chat allows Group Leaders to communicate with online customers live and respond promptly.

C. Strong Client Acquisition and Retention

Besides assisting to manage group purchases, our Group Leaders are regularly provided with product samples to test and recommend to other customers or members of their own social network. They can create videos of the product and share their shopping experience, and upload such videos to the product listing page in our mobile applications. The strong customer client acquisition and retention is being achieved through the engagement between the Group Leaders and customers or members. We also encourage our customers to post honest reviews of their purchases to help other customers make an informed purchase decision.

The videos that our Group Leaders upload to the product listing page in our mobile application will undergo a 3-step vetting process. Firstly, the videos will undergo a technology check – where Tiktok technology is being used to filter short videos for inappropriate content, such as suicide, self-harm and nudity. The videos will then undergo a moderation check, where we use role- based access control and logging control to track anomalies. Lastly, the videos will undergo an algorithm check, where our content team will provide scores to the video. Videos with higher scores will appear to users more frequently.

Leader and Customer Acquisition Cycle

We believe our success in retaining customers and ability to maintain low customer acquisition costs is due to the virtuous cycle of leader and customer acquisition with the assistance of our Group Leaders Our Group Leaders are recruited through various channels, such as word-of-mouth referrals and social media marketing of our Webuy platform. Recruited and trained Group Leaders are responsible for generating short videos to promote our platform and engage prospective customers, as well as promoting our Webuy platform to neighbors and members of their social network. Customers successfully onboarded to the platform can place orders through our Webuy platform and liaise with the Group Leaders. After the purchase process is completed, Group Leaders are responsible for continually rallying customers to perform repeat purchases and provide product feedback. Over time, first-time customers are expected to become our long-term customers. Our Group Leaders are incentivized with attractive commission rates.

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Our pool of Group Leaders is a growing force which we strive to nurture through our partnership program. We allow Group Leaders to form their own teams to share experiences, coach each other and grow together. In our partnership program, experienced group leaders can mentor and train up to a maximum of 9 Group Leaders under them (a “Mentor Group Leader”). In order to qualify as a Mentor Group Leader, the Group Leader will have to hit a minimum revenue target each month. This is to ensure that they have sufficient competency and experience to mentor budding new Group Leaders. The partnership program is not restricted by location and a Mentor Group Leader is able to mentor those who do not live around them. The partnership program allows our management to save training and development costs in the training of new Group Leaders. Mentor Group Leaders will be incentivized to train new Group Leaders as they will receive rewards based on the sales contributions of Group Leaders in their team. Under this reward scheme, a Mentor Group Leader will be able to progressively unlock higher and more attractive tiers of rewards as the total revenue of their team increases. Group Leaders themselves are also incentivized to surpass their minimum revenue targets under this reward scheme, as it also takes into account the individual revenue contribution from each member of the team. Accordingly, a new Group Leader may be entitled to higher tiers of rewards than their Mentor Group Leader if the former contributed more revenue during the relevant period. We also provide our Group Leaders with the resources to conduct offline roadshows and be equipped to acquire new customers from their geographical neighborhoods or social network. Such resources include Webuy marketing tools, such as standees as well as free gifts for online and offline giveaways to engage and onboard new customers.

We run seasonal promotions for popular products such as durians, mooncakes, and nectarines when these products are in season. By offering seasonal discounts, we are able to attract new customers to join our community on a regular basis.

Our offline business development team also visits physical stores to build relationships for Webuy to supply them with fresh produce. As we are direct importers of fruits, we are able to offer these stores with attractive prices when they sign on as an affiliate of the Webuy club. As an affiliate, these stores will display the Webuy logo therefore increasing awareness of our brand and assisting to develop a bigger community for the Webuy platform. These stores are incentivized with commission rates paid by us, assist us in our customer acquisitions through customers’ signup at our mobile application to buy fresh produce. As of December 2022, we had 79 shops that signed up to become a member of the Webuy Club, which generated around 5,805 new customers. We expect these numbers to continue to grow in the future.

We have exclusive arrangements with our Group Leaders under which such Group Leaders are only allowed to sell products carried by Webuy on our Webuy platform.

Engaging Social Shopping Experience

Our platform strives to create the perfect immersive social shopping experience by encouraging customers to share their shopping interests with neighbors and members of their social networks to garner bulk orders.

Our social e-commerce community platform leverages off customers’ own social networks to efficiently expand our customer base. The process of gathering group purchases to make a collective order entails customers sharing the platform with their others and inviting them to utilize its services, in order to take advantage of the bulk purchase discounts. More importantly, the active introduction of our platform to our customers’ social circle helps to rapidly expand our customer base since the inception of our company while maintaining low customer acquisition costs.

Incorporation of technology into our business model

Technology and inventiveness are key tenets of our company growth. We partnered with ByteDance for the inclusion of a video feature on our platform, where Group Leaders can create and share videos about a product. These short videos foster strong customer relationships and increases customer reach through the community. Such videos can be shared on the in-app chat, in addition to WhatsApp / WeChat platforms, and can range from an unboxing review to the sharing of recipes, and product introductions. For example, one of our short videos relates to the introduction of a farm that supplies our fresh produce, so that our customers understand where we source our products from. The target recipient of such videos can be filtered out by the Group Leaders.

Our application is a comprehensive e-commerce system which integrates various portals utilized by (i) the customers (ii) Group Leaders and (iii) merchants with our backend services. Our backend services are integrated seamlessly with our technology platform (including major payment gateway partners such as Stripe) as well as our data platform and algorithm which allows us to gather customer behavior.

Our IT system enables us to (i) enhance the social aspect of our e-commerce platform with the short video review feature and instant messaging channels; (ii) gather data about customers’ purchase history and product preferences to strategically recommend products or brands on our home page, which provides customers with a tailored shopping experience where recommendations are unique to their preferences;  (iii) seamlessly coordinate various steps of the purchase and sale process to create what we believe is a perfect user experience and (iv) allows us to use algorithm(s) to accurately predict demand in order to accurately forecast the volume to import.

D. Experienced Management Team with Solid Background in E-Commerce

We believe our rapid growth is owed to a large extent to the expertise and prowess of our senior management team.

Our CEO and co-founder, Mr. Bin Xue, leads our team. In his capacity as CEO, Mr. Xue has spearheaded the overall strategy planning of the Company, including the introduction of the short video review feature, the launch of Webuy club, and the Company’s venture into expanding its product offerings including travel and lifestyle packages. Further, Mr. Xue has helped to build up Webuy’s team in both its headquarters and regional offices by recruiting proficient management personnel, imparting his wealth of experience and fostering a positive corporate culture for its staff. Prior to Webuy, Mr. Xue was the co-founder of Ezbuy Group, a cross-border e-commerce platform that grew to S$200 million of annual revenue spanning 8 countries from scratch. During his tenure at Ezbuy, Mr. Xue set up the operations infrastructure, spearheaded the regional growth plan for Ezbuy and led Ezbuy’s international expansion by hiring and managing Ezbuy’s teams in Malaysia, Indonesia, Thailand, Taiwan and Pakistan. Mr. Xue has amassed over 10 years of e-commerce experience in all major disciplines, namely business strategy, finance management, product design, marketing, customer service and logistics. Mr. Xue co-founded Webuy and successfully raised US$9 million in Series A financing for Webuy.

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Our COO and co-founder, Ms. Michelle Ting Tan, leads our team in Singapore and Indonesia. In her capacity as COO, Ms. Tan has set up the infrastructure and processes for the warehouse, logistic, customer service and group leader management departments. She has achieved a reduced 3% logistic cost, as compared to the industry average of 10-15%. She also helped to us achieve a statistic of 70% of the goods being non-inventory stock and a stock turnover rate of only 1 week. Ms. Tan also has also helped us expand the business to the Indonesia market and achieve a GMV growth of 10 times in 3 months. Ms. Tan was previously a management trainee in Ezbuy and has experience in setting up the infrastructure and processes in warehouse and logistic department.

Our CTO, Mr. Lei Liu, leads our team in the technology area as the CTO and has built up the application architecture and infrastructure design for Webuy with the support of the IT team he has built-up. In his capacity as CTO, Mr. Liu has 11 years of IT experience in the e-commerce industry. Mr. Liu was previously the Chief Technology Officer of Chang Zheng Group, architect engineer in JD.com Inc., a NASDAQ-listed company (NASDAQ: JD) and technology director at VANCL. Mr. Liu obtained a bachelor’s degree in Computer Science and Technology from the University of North China in 2006.

Our CFO, Ms. Ai Lian Phang, leads our team in finance and human resources. In her capacity as CFO, Ms. Phang has helped to set-up the overall function of the finance and HR department in our company. Ms. Phang has more than 15 years of work experience in the field of accounting and has worked in large accounting firms such as KPMG, various MNCs and startups. She has had extensive exposure to regional markets and possess strong management skills in leading a team across geographical regions.

Our Growth Strategies

A. Utilizing strong supply chain capability to build up the community

Our strong supply chain capability allows us to build up our community offering a more competitive value proposition than products offered through traditional supply chains. Our business model of cutting out intermediaries from a traditional supply chain model and deploying Group Leaders to identify demand for products and place orders on a consolidated bulk purchase basis allows us to offer competitive pricing through the elimination of cost associated with middlemen or agents, as well as diseconomies of scale.

We intend to utilize this strategy to further our community outreach and expand our customer base in both B2B and B2C models.

B. Scalable business model

Our business model provides us with the plasticity to expand our business through (i) product diversification; and (ii) market diversification.

As the core of our business centers around building a strong community network, the brand loyalty and positioning provides us with a strong customer base when we venture into new product offerings and business segments. After our recent successful foray into travel packages in Singapore, we intend to continue our products and services diversification by leveraging on our scalable business model. We intend to diversify into product offerings with higher profit potential or offerings which can allow us to exploit potential synergies, for instance, insurance policies.

Our strong supply and distribution chains also allows us to venture into new markets as we are able to offer the greatest impact from a pricing perspective while providing confidence in a steady and sufficient supply of goods to secure a strong foothold in a new market. Please see section below titled “Overseas expansion” for further elaboration.

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C. Overseas expansion

Our recent expansion into the Indonesian market has been a successful one. We have targeted the Warungs which has a dominant presence in the Indonesian market as our key partners, thereby providing us with a large clientele base. While Warungs are easily established, the operators often lose out a significant aspect of profits to middleman or monopoly companies further up the supply chain. By eliminating intermediaries in the traditional supply chain, we are able to offer Warungs an attractive value proposition. This has allowed us to build-up our presence in the Indonesian market within a short duration.

We intend to replicate this business model into other SEA markets with similar market dynamics and economic conditions, such as Vietnam, Thailand and Malaysia in 2023 and 2024. We believe that securing a strong foothold in large emerging markets will further enhance our profitability and business size.

Our Business Model

A. Group buy Model

The “group buy” model upon which our social e-commerce community platform is built fosters greater customer engagement as they are able to be part of a group purchase and enjoy lower prices, or purchase products and services individually. This allows them to share purchase interests with their social network, strengthen existing connections and meet new acquaintances, and gain meaningful experience and additional shopping perks in the form of e-vouchers and sales commissions.

Specifically, e-vouchers are only available to all users on the platform during the platform sales campaign, including customers and Group Leaders. The e-vouchers are redeemable in purchasing credit only and is not available as cash.

On the other hand, sales commissions are only available to Group Leaders in “Assets” form, which can be used to either offset further purchases or transfer out as cash to their bank accounts. Sales commission earned by Group Leaders are earned through their work in promoting the Webuy products to their community. Group Leaders receive sales commission as a percentage of products sales made by customers in their community. Every product will have different percentage of products sales as sales commission depending on the products margin, usually in the range of 6% to 20%. The Company incurred a sales commission of $2,161,159 and $2,226,603 for the years ended December 31, 2022 and 2021

We value both customers and Group Leaders, who are all users on our platform, and we are cultivate their loyalty by shopping perks, such as Webuy-exclusive promotions and product festivals and brand collaborations. Furthermore, all users can earn coins by performing tasks such as daily check in and uploading product reviews in our Webuy mobile application. The coins can be used as credit for future purchase prices. Unlike assets for Group Leaders, coins are not eligible for cash out from the bank. E-vouchers, on the other hand, can usually be obtained during sales campaign and are valid for 3-5 days. E-vouchers usually grant users a percentage discount and can be used with coins concurrently in the same transaction.

Our “group buy” model embraces a human element manifested in the Group Leader role offered to customers. Webuy and its network of suppliers work closely with its community of Group Leaders, forging a mutually dependent relationship to serve its customers. In helping to arrange for group purchases and delivery pick-up at a single location, these Group Leaders are significant in reducing Webuy’s user acquisition and logistics costs. These Group Leaders are well-equipped to carry out their delegated responsibility, being supported with technology tools, consistent training, marketing materials, and delivery methods. Group Leaders’ houses could also serve as a pickup location for their local customers and reduce the delivery cost. An illustration of this model is below:

“Group buy” allows an individual to purchase products at a price ordinarily only available if he or she were to do a bulk purchase. Our community-based approach has enabled us to offer products to our customers at a low cost, as feedback from our Group Leaders allow us to gain a more accurate understanding of our customer’s immediate needs, wants, and trends. Based on the feedback obtained, we source for the items that we know or can reasonably expect to be in demand, such that the risk of unsold goods is low. Our product offerings are tailored to and decided based on the needs of the community, through feedback received from our Group Leaders.

Our Group Leaders also help us understand market demand and consumer expectations. When a new product offering is available, we will get the Group Leaders to “guess” the selling price of the new product in order to understand a consumer’s expectation of the respective pricings. The eventual pricing of the product will be influenced by the Group Leader’s guess, as well as amongst other factors, the level of stock available in the inventory.

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Through our community-centric business model, we are able to achieve more efficient price-setting and inventory management processes as a result of our constant engagement with the community through our people-centric framework. Our prices are decided based on, among others, feedback from our Group Leaders, and the volume of bulk purchases to be placed based on consumer demand as informed by the Group Leaders. As of the date of this prospectus, we place orders with our suppliers in two ways, (i) fast-in-fast-out and (ii) products that we order and which form our inventory, forming our inventory that can be delivered within 1 day from the date on which a regular order (i.e. orders apart from the pre-orders) is placed. We utilize the fast in fast out method for perishable products, such as fresh produce, chicken and other items with a short expiry date. This is where our suppliers will provide us with a list of products available, we will upload the list into our Webuy App for our customers, and place orders with our suppliers according to the volume of orders received from our customers. For the inventory method, we will either pre-determine the level of stock or gather pre-orders from customers in order to determine the volume of order to be placed with our suppliers.

For each sub-category of products, our platform recommends 1-2 stock keeping units (“SKU”) to our customers so as to provide our customers with the best price based on our inventory levels and customer preferences. The recommendations are derived using a family of algorithms called collaborative filtering.

We believe that one of the distinguishing aspects of our platform is the wide range of products and services offered. As of the date of this prospectus, we have offered 1000 products from 40 different brands and 20 countries. Our services include the following three main categories, namely, (i) the sale of produce, (ii) the sale of associated lifestyle needs, such as the sale of dining vouchers, household items, beauty products and repair services, and (iii) sale of travel packages. Group Leaders also serve as a feedback channel through which we are able to set prices that we think are attractive to our customers.

Purchase Options

In respect of the sale of produce and associated lifestyle needs, we offer “pick-up” and “home delivery” options. Home delivery is free with a minimum purchase, and the pick-up option enables customers to collect their products from a Group Leader’s house nearby at no additional cost regardless of the purchase quantity.

Delivery for bulk purchase orders are consolidated by Group Leaders. With each delivery fulfilling more orders, such economies of scale allow for a lower average delivery cost per item.

However, the community interaction element is retained as the consumers can still raise issues, provide feedback, and seek assistance from the Group Leaders through various communication channels including the in-app chat.

From the Company’s perspective, the process for both the “pick-up” and “home delivery” option is the same, as the Company will in both situations be gathering the purchases and sending a consolidated order to the supplier.

Leader and Customer Acquisition

We believe the key differentiation between our community-centric group buy model and other e-commerce platforms is the low customer acquisition costs and high customer retention. To facilitate the retention of customers, we have engineered a leader and customer acquisition cycle that capitalizes on the Group Leaders’ influence over customers in their social network and the resultant deeper bond customers have with our platform.

First, we acquire Group Leaders through social media channels and through referrals by existing Group Leaders

Following the acquisition of Group Leaders, we equip them with the necessary marketing skills to boost the popularity of our platform to our customers. As Group Leaders are granted access to certain backend processes and functions of our platform, they are required to complete a training phase and an exam on account operations. Their training phase would include exposure to the company background and culture, and training on how to provide customer service, acquire customers, and promote products. For new or additional product offerings, Group Leaders will need to attend training updates to better understand product features and information.

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Subsequent to passing the exam, our Group Leaders are tasked with advertising Webuy to their neighbors and members of their social network through the creation of short videos and spreading awareness of our platform through word of mouth or online messaging. Group Leaders are responsible for onboarding interested customers onto our platform, and are incentivized to do so with attractive commission.

Onboarded customers can order groceries through the Webuy platform, and the Group Leaders coordinate the group purchases via WhatsApp which is integrated with our platform. Group Leaders are incentivized to encourage purchases and repeat orders as they receive commission. Post-purchase, the Group Leaders assist to gather product-related feedback which is communicated to the Webuy team.

Product Delivery Process

We implement a uniform delivery process, starting from receiving product supplies to collection of goods, that ensures orders reach customers speedily at low costs, with delivery speed being as fast as the next day.

First, we enter into supply contracts with the suppliers and importers directly where possible, which enables us to avoid time and cost margins associated with contracting through distributors. We are working towards acquiring all products directly from suppliers rather than wholesalers, as the vertical integration increases profit margins.

Secondly, we store and organize the goods received from suppliers and wholesalers in our warehouses, where they are sorted and marked for delivery.

Thirdly, the goods are transported to the Group Leaders in charge of bulk orders, who will then store the goods in a single location, either their homes or shops, for customers to pick up. Delivering goods to one location, rather than to each customer’s address, cuts down on delivery costs and time. Customers who choose the “home delivery” option will receive their goods directly at the address provided to us. The delivery fee for “home delivery” is waived if a minimum purchase value is reached.

We implement various methods of preserving our goods in order to ensure their quality pending receipt by customers. For instance, we store frozen or cool products in isolated boxes with dry ice or crushed ice, which maintains their condition for 6 hours and up to 8 hours. We also specially arrange for Group Leaders to store these goods in their freezers pending pick up by customers.

B. Incorporation and utilization of technology

Our smart recommendation algorithm allows us to derive accurate data on customers’ preferences and up-to-date shopping trends by gathering information about customers’ purchase trends and purchase history and product reviews. The platform will then generate brand or product recommendations to customers on Webuy’s home page and prioritize customers’ repeat purchases and recent searches at the top of the Webuy webpage.

With our technology, we are able to elevate user experience on our Webuy platform with an added short video review feature that capitalizes on the rising trend of Tiktok short videos and allows users to have fun while generating product reviews. Customers are also able to liaise with Group Leaders to collate and place bulk orders via our linked social networking channel, eliminating the hassle that comes with placing large quantities of orders and ensuring a seamless and efficient purchase. Our platform also integrates online payment service providers namely UnionPay and PayNow, to allow customers to make secure online payment.

C. End-to End Involvement in the Sale and Purchase Process

We strive towards a “fast in fast out” model where inventory management is concerned, to avoid long turn-over periods and wastage of perishable products due to unsold inventory.

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By integrating a “pre-order” function on our platform, we have been able to apply a significant portion of each shipment towards pre-orders, while selling the remainder of the shipment fairly quickly. This minimizes the amount of unnecessary inventory stock.

We are able to reap economies of scale by taking over the handling of most steps of the sale and purchase process and eliminating third party contractor arrangements along with their cost margins. Buying directly from suppliers and in bulk helps customers to enjoy cost savings.

We take over the operation of the sale and purchase to ensure a seamless process after the initial steps of the sale and purchase are completed, namely marketing and submission of orders on the Webuy app by Group Leaders. Thereafter we consolidate all the orders on a daily basis (by a cut-off time) for orders to be delivered the next day and submit the purchase orders to the suppliers directly. We also arrange with the suppliers for the subsequent shipment of products to our warehouses, sort and mark the packages for delivery, and arrange for our personnel to ship the products to Group Leaders located island wise or to the customers directly.

For home delivery, customers are able to opt for next-day delivery or up to one (1) week from the date of their order. For pickups from the Group Leaders’ homes, the Group Leaders can decide the dates for pickups, and customers can also discuss with their Group Leaders on which dates they would like the Group Leaders to open up for pickups.

In helping to arrange for group purchases and delivery pick-up at a single location, Group Leaders are significant in reducing Webuy’s user acquisition and logistics costs. Group Leaders are well-equipped to carry out their delegated responsibility, being supported with technology tools, consistent training, marketing materials, and delivery services.

The involvement of Group Leaders substantially reduces last-mile delivery costs since the Group Leaders host the group purchases at their place and liaises with the other customers who make up the collective order to collect their purchases. These features are effective in freeing up Webuy’s resources and lightens its logistics costs and burden, creating space for further research and development to improve the platform and shape its future expansion.

Our Social E-Commerce Community Platform

Our business is primarily conducted through our e-commerce community platform, Webuy, as well as social networking channels such as WhatsApp and WeChat. On our Webuy platform, customers use our platform to browse and purchase attractively priced products and services, peruse short video reviews of merchandise listed on our platform, and connect with Group Leaders to place group orders.

Our Webuy platform offers both “Pick Up” and “Home Delivery” options. The “Home Delivery” option enables a customer to place an order with us, and Webuy will directly deliver to customer’s home address. The “Pick Up” option, on the other hand, enables customers to pick up their products from their Group Leaders’ house, which are usually located in the customers’ vicinity.

To create a seamless shopping experience, our platform works with and integrates WhatsApp, a major social network in the Southeast Asian region, so that our customers can efficiently liaise with “group leaders” or send group purchase invitations to their social network. This social element has cultivated an engaged customer base.

We work with leading third-party online payment service providers, namely UnionPay and PayNow. Customers have the option to select any of these providers, and we do not depend on any particular provider for such services. Upon confirmation of a purchase order, the supplier will liaise with its third party logistics service provider and arrange for delivery of the products or services.

Our Webuy mobile platform layout is designed to provide a convenient one-stop shopping experience that caters to all types of customer needs, as illustrated below.

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New User Onboarding Process

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Payment Procedures – Webuy Assets

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Payment Procedures

At checkout, users can choose from a number of different payment methods, such as PayNow, credit/debit card, or UnionPay. Once the payment method is confirmed, users can click on “confirm” and go to checkout page, where all necessary information, such as credit card numbers, can be provided. Once the payment is made, users will be able to review order details and payment status to see whether the payment was successfully mad. Examples of payment method by PayNow, Credit/Debit Card and UnionPay are shown below:

Checkout
Grade B Egg (10 pieces/ tray)
Message
Delivery Fee
Vouchers
Coins
Assets
Payment Method
PayNow
Pay

The default payment method will be PayNow if user does not have enough money in his WEBUY assets. User can click on "Payment Method" to see all the payment methods.

Payment Method
Credit Card/Debit Card
Visa
Pay with New Card
UnionPay
PayNow
Confirm

User can select PayNow and click on "Confirm" to go back to Checkout page.

Checkout
Grade B Egg (10 pieces/ tray)
Message
Delivery Fee
Vouchers
Coins
Assets
Payment Method
PayNow
Pay

User can check all information once again, then click on "Pay" to proceed payment.

Order Summary
Congratulations!
Order Details
Order Number
Order Status
To Ship
Payment Method
PayNow
Back to Home
My Orders
Benefits of Group Chat

Once payment is done, user will see the order summary and can click on "Order Details" to check details.

PayNow
Make a PayNow transfer with QR code
WEBUY
Step 1 Screenshot or save this QR code
Step 2 Go to the QR scanner in your banking app
Step 3 Upload this image to make payment
Check payment status
Save QR code

After payment is done on PayNow, user can come back and click on "Check payment status" to check if payment is successfully made.

PayNow
Make a PayNow transfer with QR code
WEBUY
Step 1 Screenshot or save this QR code
Step 2 Go to the QR scanner in your banking app
Step 3 Upload this image to make payment
Save QR code

A PayNow QR code will be generated. User can save it to album or screenshot and then go to PayNow app to make payment

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Checkout
Free
HOME DELIVERY
$5
Grade B Egg (10 pieces/ tray)
Message
Delivery Fee
Vouchers
Coins
Assets
Payment Method
PayNow
Total
Pay

User can click on "Payment Method" to see all the payment methods.

Payment Method
Edit
Your card details are protected
Credit Card/Debit Card
Visa
Pay with New Card
UnionPay
PayNow
Confirm

User can select a saved bank card or choose to pay with a new card. Then user can click on "Confirm" to go back to Checkout page.

Checkout
Free
HOME DELIVERY
$5
Grade B Egg (10 pieces/ tray)
Message
Delivery Fee
Vouchers
Coins
Assets
Payment Method
Pay with New Card
Total
Pay

User can check all information once again, then click on "Pay" to proceed payment.
If a saved card is selected for payment, user will skip the payment page and pay directly.

Order Summary
Congratulations!
Your order has been submitted successfully
Order Details
Order Number
Order Status
To Ship
Payment Method
Credit Card/Debit Card
Delivery Date
Delivery Address
Back to Home
My Orders
Benefits of Group Chat
Receive Order updates from Group Leader
Discover more goods deals

Once payment is done, user will see the order summary and can click on "Order Details" to check details.

Payment Successful
OK

User will know if payment is successful or failed after payment is done.
If payment is successful, new card will be saved and user can delete it on Payment Method page.

WEBUY SG 3DS Payment Page
WEBUY
Total
2.33 SGD
VISA
Name on Card
Card Number
Month
Year
CVV2

User will be redirected to payment page and fill up required card information. This page is safely controlled by a third-party payment gateway provider.

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Checkout
Free
HOME DELIVERY
$5
Grade B Egg (10 pieces/ tray)
$2.40
Message
Delivery Fee
$5.00
Vouchers
Not applicable
Coins
Assets
Payment Method
PayNow
Total
Pay

User can click on "Payment Method" to see all the payment methods.

Payment Method
Edit
Credit Card/Debit Card
Visa
Pay with New Card
UnionPay
PayNow
Confirm

User can select UnionPay and click on "Confirm" to go back to Checkout page.

Checkout
Free
HOME DELIVERY
$5
Grade B Egg (10 pieces/ tray)
$2.40
Message
Delivery Fee
$5.00
Vouchers
Not applicable
Coins
Assets
Payment Method
UnionPay
Total
Pay

User can check all information once again, then click on "Pay" to proceed payment.

Order Summary
Congratulations!
Your order has been submitted successfully
Order Details
Order Number
Order Status
To Ship
Payment Method
UnionPay
Pick Up Date
Back to Home
My Orders
Benefits of Group Chat
Receive Order updates from Group Leader
Discover more goods deals
Connect with your neighbours

Once payment is done, user will see the order summary and can click on "Order Details" to check details.

Payment Successful
OK

User will know if payment is successful or failed after payment is done.

中国银联
S$2.40

User will be redirected to payment page and fill up required card information. This page is safely controlled by a third-party payment gateway provider.

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Payment and Shipment

Users can manage all their orders under “My Orders” on the “Me” page on our platform. For example, orders of unpaid or failed payment will be shown under To Pay List, and by clicking on the order, the users can proceed to pay or cancel the orders.

Available for Spending
My Orders
To Pay
To Ship
To Receive
To Review
My Collection Point
Location
Next pickup date
My Group Leader App
Language
Chat with Webuy
Submit Feedback
Version

User can manage all his orders from My Orders on Me page.

My Orders
All
To Pay
To Ship
To Receive
To Review
Pick Up on Sat, 29/01/2022
Grade B Egg (10 pieces/ tray)
$2.4
Pick Up
SAT 29 Jan
Pay

Unpaid or failed to pay orders will show under To Pay list. User can pay each order individually or pay all orders together.

Order Details
Recipient Details
Address
Pick Up Date
SAT 29 Jan
Grade B Egg (10 pieces/ tray)
$2.40
Cancel Order
Chat Now
Product Subtotal
Delivery Fee
Total (UnionPay)
Order No
Order Date
Order Remark
Pay

By clicking one order, user can see more order details. User can cancel or pay the unpaid order on Order Details page.

Order Details
Recipient Details
Address
Pick Up Date
SAT 29 Jan
To Ship
Grade B Egg (10 pieces/ tray)
$2.40
Cancel Order
Chat Now
Product Subtotal
Delivery Fee
Coins
Assets
Total (ASSETS)
Order No
Order Date
Order Remark

My Orders
To Ship
Grade B Egg (10 pieces/ tray)
$2.4
Pick Up
TUE 01 Feb
12PM-6PM
End

After payment is successfully done, the order will change its status to To Ship. User can update delivery date one day before delivery date.

Payment Method
Your card details are protected.
Assets
Credit Card/Debit Card
Visa
Pay with New Card
UnionPay
PayNow
Confirm

User can choose a payment method to pay unpaid orders. The payment process will follow the same as the one on checkout page.

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Order Cancellation

Our users are free to cancel unpaid orders or orders that are still under “to-be-shipped” status. After the order is cancelled, the order status will be shown as closed and refund will be transferred to the user’s original method of payment.

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Refund and Return Procedures – Automatic Refund

Our users are able to request for automatic refund(s) or return(s) on the Webuy platform within 48 hours of placing an order. On the “Refund” or “Return” page, users will be able to select a reason for the return or refund, enter description of the unwanted product, and upload photos.

Order Details
Recipient Details
Angela 84072308
Address
Pick Up Date
SAT 29 Jan
Grade B Egg (10 pieces/ tray)
$0.01
Chat Now
Product Subtotal
Delivery Fee
Coins
Assets
Total (ASSETS)
Order No
Order Date
Order Remark
Received

Return/Refund Request
Order No.
Name
Contact No.
Request
Refund
Return
Reason
Description
Return Quantity
Estimated Refund($)
Enter Refund Amount
Submit

Return/Refund Request
Order No.
Name
Contact No.
Request
Refund
Return
Reason
Item/Package damage
Description
see photo
Return Quantity
Estimated Refund($)
0.01
Submit

User can request for refund/return on WEBUY platform within 48 hours of receiving order. By clicking on "Refund", user can start applying refund/return for one product.

User can choose either "Refund" or "Return" according to request type and then select a specific reason. User will be required to enter description and upload photo for some reasons. Lastly, user can enter refund amount.

After all required field completed, user can click on "Submit" to submit request.

4:00
Order Details
Recipient Details
Angela 84072308
Address
Pick Up Date
SAT 29 Jan
Grade B Egg (10 pieces/ tray)
$0.01
Refunded
Chat Now
Product Subtotal
Delivery Fee
Coins
Assets
Total (ASSETS)
Order No
Order Date
Order Remark
Received

4:00
Return/Refund Details
Order No.
Name
Contact No.
Request
Refund
Reason
Item/Package damage
Description
see photo
Refund Quantity
1
Refund Amount ($)
0.01
Request submitted
Refund approved
Refund has been transferred to your Webuy assets
Chat Now

Return/Refund Request
Refund Approved
Refund has been transferred to your Webuy assets
OK

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Refund and Return Procedures – Obtaining Approval

If the user is no longer qualified for an automatic return or refund, users can follow the same steps as above and submit their request, which will be shown as “pending” upon the request has been processed.

Order Details
Recipient Details
Angela 84072308
Address
Parc Riviera,电话82189363, 101,West Coast Vale ,126753
Pick Up Date
SAT 29 Jan
晴天2号团
Grade B Egg (10 pieces/ tray)
$0.01
Chat Now
Product Subtotal
Delivery Fee
Coins
Assets
Total (ASSETS)
Order No
COPY
Order Date
Order Remark

User can request for refund/return on WEBUY platform within 48 hours of receiving order. By clicking on "Refund", user can start applying refund/return for one product.

Return/Refund Request
Grade B Egg (10 pieces/ tray)
Order No.
Name
晴天2号
Contact No.
Request
Refund
Return
Reason
Item/Package damage
Description
see photo
Return Quantity
Estimated Refund($)
0.01
Submit

After all required field completed, user can click on "Submit" to submit request.

Return/Refund Request
Request Submitted
We will process your request within 24 hours. Thank you for your patience!
OK
Submit

For some reasons or user that does not fullfill auto refund conditions, user's request will require admin's approval.

4:00
Order Details
Recipient Details
Angela 84072308
Address
Parc Riviera,电话82189363, 101,West Coast Vale ,126753
Pick Up Date
SAT 29 Jan
晴天2号团
Grade B Egg (10 pieces/ tray)
$0.01
Pending
Chat Now
Product Subtotal
Delivery Fee
Coins
Assets
Total (ASSETS)
Order No
COPY
Order Date
Order Remark

The product card will show "Pending" if the request is being processed.

4:00
Return/Refund Details
Order No.
Name
晴天2号
Contact No.
Request
Refund
Reason
Different from product description
Description
see photo
Refund Quantity
1
Refund Amount ($)
0.01
Request submitted
Request is being processed (24 hours)
Chat Now

By clicking on "OK", user will see the request details and progress.

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Our Customers

Our platform’s direct customer traffic is mainly generated by word-of-mouth referrals by our existing customers, active promotion of merchandise by the Group Leaders, and our marketing campaigns. A portion of our customer traffic on the Webuy platform also comes from user recommendation, such as the customers’ short video reviews, which customers can share with their social network. Additionally, customers interested in our Webuy travel packages may also patron our physical store in Chinatown, Singapore.

Existing customers’ loyalty is cultivated by shopping perks, such as Webuy-exclusive promotions and product festivals and brand collaborations. Furthermore, all users can earn coins by performing tasks such as daily check in and uploading product reviews in our Webuy mobile application. The coins can be used as credits to offset future purchase prices. Customers who select the “group purchase” option typically enjoy lower purchase prices than the “individual purchase” option due to the large orders. On the other hand, Group Leaders are able to convert the sales commissions they earned into assets, which can be used to either offset further purchases or transfer out as cash to their bank accounts.

In line with our people-centric objectives, Webuy is the first e-commerce player in SEA to offer an instant refund guarantee policy, in that our customers can issue a refund request within 48 hours within receiving their products and receive a refund immediately through the e-wallet. However, despite the flexible refund policy, we have managed to maintain a low refund rate with our Group Leaders acting as “gate keepers”. The Group Leaders will actively monitor if refunds of their community members are reasonable as a high refund rate adversely affects their commission. The Group Leaders will then adopt a personable approach and negotiate with members of their community if the Group Leaders deem the refunds unreasonable.

Our Product Selection

We provide a competitive and comprehensive selection of product and service categories on our platform, including fresh produce, lifestyle daily essential items (including fast-moving consumer goods (“FMCG”), e-vouchers and miscellaneous daily needs products. At present, for the Singapore market, we obtain our fresh produce from importers or farms directly. For FMCG products, we have obtained them directly from importers.

We also offer travel packages such as cruises as well as free and easy packages which would include just the air tickets and hotel bookings. We have direct tie-ups with cruise operators, certain airlines, and one of the business-to-business (B2B) hotel supplier.

We decide what products to source for our platform based on feedback from Group Leaders on market demand as well as recommendations from our existing suppliers. At the same time, Webuy strives to have a range of product offering that covers certain main categories of basic products.

On checkout, customers can select either the free delivery option which applies to both pick-ups and home delivery of at least $60, or the option to pay an additional $5 for home delivery below $60.

Our Services and Value to Suppliers

Our suppliers benefit from our wide customer reach and high sales volume on our Webuy platform. We provide additional value-added services such as market analysis, and online marketing services through the short videos review feature.

The large scale of our business enables us to collate comprehensive data to better understand and cater to our customers’ needs and predict sales volume in the near future based on customer preference and recent trends. The in-app communication channel allows customers to communicate their unique preferences and taste, giving suppliers the ability to provide personalized products and services in response to different customers’ needs.

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We extended our “group purchase” model beyond conventional merchandise to the travel industry in recognition of the rising trend in travel given the lifting of the COVID-19 travel restrictions. Leveraging on the recent rise in popularity of travel ensures that user traffic will increase alongside this trend as well. The market size of travel and tourism industry in Southeast Asia experienced a steady growth from US$20.2 billion in 2016 to US$24.7 billion in 2019, driven by increasing Chinese travelers. At the same time, the number of outbound travelers from Southeast Asia is also increasing. The COVID-19 pandemic has led to a decrease in users and revenue numbers in the travel and tourism market. Widespread uncertainty regarding infection and incidence rates, combined with regional and/or national restrictions, prevented many tourists from selecting international destinations. Both domestic and international travel are again in demand as countries start to open up again. The increasing outbound travel by young population within the region as well as growing inbound travel to the region would support the growth of the market. Encouraged by supportive government policies, such as the ASEAN Tourism Strategic Plan 2016-2025, the travel and tourism industry is expected to reach US$35.8 billion in 2026, at a CAGR of 12.3% in Southeast Asia.

Data Security and Protection

We operate with a comprehensive security system that covers our platform, data and services. To ensure that customers’ card details are kept confidential and secure and that Webuy does not access or retain their card information, we partner with online payment service provider – Red Dot Payment gateway to handle the payment transactions.

We have a cyber-security policy in place, and rely on various mobile features to enhance cyber security. For instance, we use high-strength encryption algorithms such as AES to encrypt removable disks. As the encrypted removable disk can only be used inside the company, if the employees attempt to bring it outside of the company premises, they be unable to access the disk.

We also have in place hardware and device management system, containing features such as a hardware change alarm, USB port management and disable devices such as FireWire, PCMCIA bus, and disable CD-ROM.

Document and data encryption is also used to enhance data security. For instance, we make use of real-time encryption and decryption to encrypt files created by users in real time, which automatically decrypts during access to prevent it from being accessed externally. Other encryptions include smart encryption to combine sensitive content identification technology with document transparent encryption technology – newly created files will be scanned in real time and sensitive content will be encrypted. We also make use of shear plate control technology, which controls the clipboard usage rights between authorized software users and unauthorized software users. This restricts the right to prohibit ciphertext copying to plaintext, while allowing copying between ciphertexts.

We also conduct sensitive content analysis, with a data classification library which contains classification rules, and sensitive content scanning which allows for a quick analysis of whether the documents contain sensitive data upon scanning the documents.

Our login method for the server is designed to prevent intrusion. It incorporates OpenVPN’s proprietary network authentication and disables direct login by password, replacing it with a 22 port login. We also make use of Alibaba’s cloud backend management system, which uses an enhanced two-step verification.

Marketing

Apart from digital marketing on Facebook, TikTok, Youtube and Google, we have built a large customer base through word-of-mouth referrals by Group Leaders and customers to their social networks and “group buy” chats. To enhance brand reputation, our platform goes beyond just offering competitive pricing by offering e-vouchers and hosts Webuy product festivals, such as the Webuy Durian Festival, which offers exclusive deals on selected products and services. Group Leaders also receive commissions and e-vouchers, enabling their network to shop at attractive prices. We also have a “Super good deal day” every month offering enticing deals and discounts.

Competition

Overall, the community e-commerce industry in Southeast Asia is fragmented and competitive with a large number of service providers. The number of players in the community e-commerce market in Southeast Asia is estimated to be approximately over 300. Community e-commerce as an emerging business model, has been adopted by increasing number of retail establishments in recent years, as the online business landscape has been continuously underpinned by the shifting consumer preference towards community and the expedite development of social media.

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The main players in the region’s e-commerce industry are: Shopee, Lazada, Tokopedia, and Bukalapak. As indicated by the report by Frost & Sullivan, the company, Snatch and Fresh4ALL are the main community e-commerce platforms by revenue in Singapore in 2022. Although we are a community based e-commerce platform, we believe that our current or future potential competitors include: (i) major e-commerce companies in the Southeast Asian region; (ii) conventional physical retailers in Southeast Asia region; and (iii) retail companies in Southeast Asia with an emphasis on specific product categories.

We compete principally on the basis of:

•	supply chain capabilities

•	our scalable customer base;

•	our committed suppliers;

•	high-quality and wide-ranging products and services;

•	competitive pricing of the products and services;

•	brand recognition and reputation, especially in Singapore;

•	the enjoyable and holistic online shopping experience; and

•	the experience and expertise of our management.

We believe we are well-equipped to establish our presence on the basis of the abovementioned factors. However, our competitors may have a longer operating history, larger brand recognition and reputation, longer-term supplier relationships, wider customer bases, higher-quality technological infrastructure, greater financial resources, or more specialized technological resources than we do. These competitors may also offer similar “group buy” models on their platforms.

Seasonality

Overall, our platform has generally not experienced much seasonality since the company’s inception despite our rapid growth. This is in part due to our selective seasonable promotions, which are scheduled based on fresh produce that are in season during different times of the year. As our operating history is very short, the seasonal trends which we have experienced are likely not indicative of future statistics.

Employees

As of December 31, 2022 we had 135 full-time employees. The following table sets forth the numbers of our employees categorized by function as of December 31, 2022.

Function	Number of Employees
Management	17
Accounts and Finance	13
Customer Management and Administration	68
Information Technology	3
Warehouse Labor	15
Others	19
Total	135

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Our success depends on our ability to attract, motivate, train and retain qualified personnel. We are proud to be having a good relationship with our employees and have not been engaged in any labor disputes. Our employees have entered into employment contracts and non-disclosure agreements with us. We provide our employees with medical benefits such as a medical card that covers outpatient fee, as well as medical and outpatient leave in accordance with the employment laws and regulations in Singapore. We have been complying with statutory requirements to provide our employees with Central Provident Fund contributions and Skills Development Levy.

Insurance

We carry public liability insurance, workers injury compensation insurance, and property all risks insurance, including coverage for theft. Where applicable, the above insurance policies are reviewed annually to ensure that our Company has sufficient insurance coverage. As of the date of this prospectus, having considered the risk levels and cost of procuring insurance for certain risks associated with our business, we believe that we have taken up sufficient insurance coverage in line with industry practice and we will conduct annual reviews of such coverage of our Company and will consider taking up additional insurance if necessary.

Properties and Facilities

Our principal executive office is situated in Tampines, Singapore, which also doubles as a warehouse space. We have entered into a lease agreement which will expire on March 31, 2028. The premises is located at 35 Tampines Street 92 Singapore 528880 with floor area of 8,931 square metres. The total of the current monthly rent of this premises is $26,108.

As a part of a segment of our business, we also have an office that serve as travel agency. It is located at 101 Upper Cross Street, People’s Park Centre, #02-27 in Singapore. Its size is 454 square feet with a monthly rent of $1,042. The lease expires on May 9 , 2024 .

In Indonesia, we recently leased: (i) an approximately 1,340 square meter warehouse premise in March 2023, which is located in Cimanggis District, Depok City, West Java, with a total rental value of IDR 1,005,000,000, which expires on March 31, 2024 and (ii) an approximately 194.94 square meter of space in March 2023, which is located in Graha Sucofindo, Pasar Minggu, Jakarta, with a total rental value of IDR 837,462,240, which expires on March 12, 2025.

We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth. Should we need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.

Domain Name

As of the date of this prospectus, New Retail owns the following domain names:

Ownership	Domain name
New Retail International Pte. Ltd.	webuy.global
New Retail International Pte. Ltd.	webuyid.com
New Retail International Pte. Ltd.	webuymy.com
New Retail International Pte. Ltd.	webuysg.com

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Intellectual Property

As of the date of this prospectus, we have not registered any intellectual property rights.

As of the date of this prospectus, we were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Legal Proceedings

From time to time, we are and may become involved in legal proceedings, claims, investigations, and other disputes incidental to the ordinary conduct of our business including, among other things, contract disputes, copyright, trademark and other intellectual property infringement claims, consumer protection claims, employment related cases, disputes between our customers, Group Leaders and third-party sellers or merchants, and disputes concerning other matters incidental to the ordinary course of our business. We may also initiate legal proceedings to protect our rights and interests.

As of the date of this prospectus, we are not a party to, nor are we aware of, any legal proceeding, investigation or claim which, in the opinion of our management, is likely to have any material adverse effect on our business, financial condition or results of operations.

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REGULATIONS

Due to the geographic diversity of our operations and services, our operations are subject to a variety of rules and regulations. We are subject to all of the local regulations generally applicable to businesses in the jurisdictions in which we operate, including with respect to employment, health and safety, competition, tax and other regulations. We set out below brief descriptions of certain regulations particularly significant for our operations. See “Risk Factors—Risks Related to Countries Where We Operate—Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.”

Singapore

Regulation on Personal Data Protection

The Personal Data Protection Act 2012, No. 26 of 2012 of Singapore (the “PDPA”) generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Singapore Personal Data Protection Commission (“PDPC”) and the relevant individuals where the data breach is of a certain severity. The PDPA also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax or text messages, including text messages transmitted over the Internet.

The PDPA creates various offenses in connection with the improper use of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose a financial penalty of up to S$1 million. In addition, the PDPA created a right of private action, pursuant to which the Singapore courts may grant damages, injunctions and relief by way of declaration, to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020, which took effect in phases from 1 February 2021. From 1 October 2022, the maximum financial penalty that the PDPC may impose is 10% of the annual turnover in Singapore of that organisation or S$1 million, whichever is higher. As at the date of this prospectus, a key obligation under the PDPA not yet in force is the requirement for organizations to transfer personal data of an individual to a different organization where requested by the individual (generally referred to as “data portability”).

The Employment of Foreign Manpower Act

The Employment of Foreign Manpower Act 1990 of Singapore, provides that no person shall employ a foreign employee unless the foreign employee has a valid work pass. Work passes are issued by the Controller of Work Passes.

The Employment Act 1968 of Singapore, or the Singapore EA, prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Singapore EA, but only apply to limited categories of employees, such as an employee (other than a workman or a person employed in a managerial or an executive position) who receives a salary of up to S$2,600 a month. Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-savings Act 2001; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 and the Workplace Safety and Health Act 2006 of Singapore, respectively.

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There is no minimum statutorily prescribed wage in Singapore. However, employees who are citizens or permanent residents of Singapore and who are employed in the cleaning, security, landscape, lift and escalator, retail, and food services sectors, or who are employed in administrative or driving roles (collectively, “PWM employees”), are covered under the Progressive Wage Model which prescribes minimum wages for PWM employees. From July 2023, employees who are citizens or permanent residents of Singapore and who are employed in the waste management sector will be covered under the Progressive Wage Model. Singapore employment law also does not prescribe any mandatory annual wage supplement, bonus payments or severance payments to be provided by an employer to its employees. Any such payment to be made to an employee (including as to frequency and amount) is at the discretion of the employer. An employer and its employee are generally free to agree on a notice period for termination of employment. If the employment contract does not provide for a notice period, the employer must adhere to the minimum notice periods stipulated in the Singapore EA, which vary from one day to one month depending on the employee’s length of service with the employer. The Singapore EA confers a statutory right on either party to terminate the employment relationship immediately without waiting for the expiry of the notice period by paying salary in lieu of notice.

The Employment of Foreign Manpower Act 1990 of Singapore provides that no person shall employ a foreign employee unless the foreign employee has a valid work pass. Work passes are issued by the Controller of Work Passes.

In relation to the employment of semi-skilled foreign workers in the construction, manufacturing, marine shipyard, process or services sectors, employers must ensure that such persons apply for a “Work Permit”. In relation to the employment of foreign mid-level skilled workers with a monthly fixed salary of at least S$3,000 (or S$3,500 for “S Pass” applicants in the financial services sector), employers must ensure that such persons apply for an “S Pass”. From 1 September 2023, the minimum monthly salary requirement for “S Pass” applicants will be raised to S$3,150, with a higher minimum qualifying salary requirement of S$3,650 for “S Pass” applicants in the financial services sector. In relation to the employment of foreign professionals, managers and executives earning a monthly fixed salary of at least S$5,000 (or S$5,500 for “Employment Pass” applicants in the financial services sector), employers must ensure that such persons apply for an “Employment Pass”. From 1 September 2023, in addition to meeting the minimum qualifying salary, “Employment Pass” applicants must also pass a points-based Complementarity Assessment Framework (“COMPASS”), with certain exceptions.

Regulations on Safety and Health of Our Employees and Contractors

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) is the principal legislation governing the safety, health and welfare of persons at work in workplaces. Among other things, the WSHA imposes a duty on every employer and every principal (which would include us) to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees, and any contractor, any direct or indirect subcontractor, and any employee employed by such contractor or subcontractor, when at work.

The general penalties for non-compliance with the WSHA include the imposition of fines up to the amount of S$500,000 in the case of a body corporate. Further or other penalties may apply in the case of repeat offences or specific offences under the WSHA or its subsidiary legislation.

Regulations on Financial Services

The MAS regulates the provision of payment services in Singapore under the Payment Services Act 2019 which came into force on January 28, 2020 (the “PS Act”). Unless excluded or exempt, an entity must obtain the relevant license to provide regulated payment services under the PS Act, which include account issuance service, e-money issuance service, domestic money transfer service, cross-border money transfer service, merchant acquisition service, digital payment token service, and money-changing service.

Under the PS Act, licensees may generally be subject to obligations relating to general approval requirements for changes of control, appointment and removal of CEOs and directors, general notification and record-keeping requirements, audit requirements, base capital requirements, anti-money laundering requirements (see below), the requirement to furnish security (for a major payment institution), the requirement to safeguard customer monies (for a major payment institution), and other applicable requirements. Licensees are expected to implement certain systems, processes and controls in line with MAS’ Guidelines on Risk Management Practices applicable to financial institutions in Singapore. Non-compliance with the above could potentially result in penalties under the PS Act including loss of or restriction on the license, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines of SGD250,000 with potential for additional amounts for ongoing non-compliance, for the duration of the non-compliance, and (in the case of officers) imprisonment for a term not exceeding three years, for each offense.

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Broadcasting Act

All internet content providers (which includes all persons who maintain websites), including us, are governed by an automatic class license, pursuant to the Broadcasting Act 1994 of Singapore and the Broadcasting (Class License) Notification. Internet content providers must further comply with the Internet Code of Practice issued by the Infocomm  Media Development Authority, or the IMDA.  All internet content providers must use best efforts to ensure that prohibited material (which refers to material that is objectionable on the grounds of public interest, public morality, public security, national harmony, offends good taste or decency, or is otherwise prohibited by applicable Singapore laws) are not broadcast via the internet to users in Singapore. Internet content providers also have obligations to assist certain investigations of the IMDA and remove or deny access to any prohibited material if directed to do so by the IMDA.

The Online Safety (Miscellaneous Amendments) Act 2022, which amends, inter alia, the Broadcasting Act 1994 to enhance online safety for users in Singapore, came into operation on 1 February 2023. A new Part 10A was introduced to the Broadcasting Act 1994 to regulate certain providers of online communication services (“OCS”). At present the list of OCS subject to Part 10A is limited to social media services (which carries the meaning of “an electronic service that satisfies all the following characteristics: (a) the sole or primary purpose of the service is to enable online interaction or linking between 2 or more end-users (including enabling end-users to share content for social purposes); (b) the service allows end-users to communicate content on the service; and (c) any other characteristics that are prescribed by Part 10A regulations”). Part 10A allows the IMDA to issue blocking directions to require a social media service to disable access by Singapore users to egregious content on the service, which includes content advocating or instructing on suicide or self-harm, physical or sexual violence and terrorism; content depicting child sexual exploitation; content posing public health risks in Singapore; and content likely to cause racial and religious disharmony in Singapore.

In conjunction with the foregoing, as at the date of this prospectus, the IMDA is in the process of finalizing the Code of Practice for Online Safety, which when issued will set out measures for designated social media services to enhance online safety for Singapore end-users and curb the spread of harmful content on their service. The Code of Practice for Online Safety is expected to be finalized and issued by the IMDA in the second half of 2023.

Regulations on Consumers

The Unfair Contract Terms Act 1977 of Singapore, or the UCTA, provides that exclusion clauses in standard terms of business or where one of the contracting parties is a consumer are subject to a condition of “reasonableness.” Also, when a business deals with a consumer, the business cannot render contractual performance substantially different from what was reasonably expected of it, or render no performance at all in respect of the whole or part of any contractual obligation. The Sale of Goods Act 1979 of Singapore, or the SOGA, regulates the sale of goods in Singapore. The SOGA implies certain terms into contracts of sale of goods, which include implied conditions that the seller has or will have the right to sell the goods and that goods supplied are of satisfactory quality. The SOGA also provides that where a seller wrongfully neglects or refuses to deliver goods, the buyer may sue for non-delivery. The damages available are the estimated loss directly and naturally resulting from the seller’s breach of contract in the ordinary course of events. Rights, liabilities and implied conditions arising under a contract of sale pursuant to SOGA may be excluded or varied by contract, subject to the requirements of the UCTA.

The Consumer Protection (Fair Trading) Act 2003 of Singapore, or the CPFTA, provides a buyer who has entered into a transaction involving an unfair practice with the right to bring an action against the supplier. This right to bring an action does not apply where the remedy or relief sought exceeds S$30,000. Unfair practices include situations where the supplier does or says anything which reasonably would result in the consumer being deceived or misled, or where the supplier makes false claims as to origin, performance characteristics or method of manufacture of the product.

The CPFTA also provides that if goods do not conform to the applicable contract at the time of delivery, the buyer would have the right to require the seller to repair or replace the goods, reduce the amount to be paid for the sale by an appropriate amount or to rescind the contract with regard to the goods in question. Goods which do not conform to the applicable contract at any time within the period of six months from the date on which the goods were delivered will be regarded as not having conformed to the applicable contract at the time of delivery.

Regulation on Electronic Transactions

The Electronic Transactions Act 2010 of Singapore, or the ETA, makes clear that, in general, transactions conducted using paper documents and transactions conducted using electronic communications will be treated equally by the law. There are certain matters which may not be transacted using electronic communications (“Excluded Matters”), namely (i) the creation or execution of a will; (ii) the creation, performance or enforcement of an indenture, declaration of trust or power of attorney (excluding implied, constructive and resulting trusts and a lasting power of attorney); (iii) any contract for the sale or other disposition of immovable property, or any interest in such property; and (iv) the conveyance of immovable property or the transfer of any interest in immovable property.

None of the transactions on our website or platform in Singapore relates to the Excluded Matters above, and the ETA generally facilitates the operation of our website and platform in Singapore and the communications and transactions made therein.

Regulation on Intellectual Property

The Intellectual Property Office of Singapore or IPOS administers the intellectual property legislative framework in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, including the World Trade Organisation’s Agreement on Trade Related Aspects of Intellectual Property Rights.

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Copyright

The Copyright Act 2021 of Singapore provides exclusive rights to authors of protected works such as reproduction and communication of the protected works to the public. Copyright protection is automatically granted to authors who create and express an original work in a tangible form. Authors and performers also have the right to be identified when their works or performances are used in public, unless exceptions apply. For commissioned works, the author will own the copyright by default, unless otherwise agreed upon by contract. On the other hand, employers by default own the copyright in all content created by their employees during such employees’ employment, unless otherwise specified in a contract.

There is no need to file for registration to obtain copyright protection. Copyright works transmitted over the internet or stored on web servers receive the same protection as copyright works in other media.

Trademark

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1998, or the TMA. The TMA establishes the law for trademarks in Singapore, including infringement of registered trademarks and the position of parallel-imported luxury goods. There are civil reliefs (such as injunction or damages) and criminal sanctions (such as fines) stipulated in the TMA for the import, sale or other commercial dealings in goods that infringe or counterfeit the registered trademarks belonging to brand owners.

Patents

The Patents Act 1994 of Singapore confers protection on patentable inventions on a first-to-file basis in Singapore, provided that the invention satisfies the requirements of novelty, having an inventive step and industrial applicability. Patents are valid for 20 years from the date of filing, subject to the payment of annual renewal fees. During the life of the patent, the owner will have the exclusive right to exploit the invention that is the subject of the patent.

Indonesia

Regulations on Foreign Investment and Foreign Ownership Restrictions

Foreign investment in Indonesia, including our investments, is primarily governed under Law No. 25 of 2007 regarding Investment, issued on April 26, 2007 (“Law No. 25/2007”) as amended Government Regulation in Lieu of Law No. 2 of 2022 concerning Job Creation as stipulated to become a Law based on Law No. 6 of 2023 concerning Stipulation of Government Regulation in Lieu of Law No. 2 of 2022 concerning Job Creation to become Law (the “Omnibus Law,” and together with Law No. 25/2007, the “Investment Law”). The Investment Law provides that all business sectors or business lines in Indonesia are open to foreign investment, except those which are expressly closed to or restricted from foreign investment, or those business sectors or business lines that can only be carried out by the central government. The Investment Law also stipulates that foreign direct investment in Indonesia must be in the form of a limited liability company, established by virtue of the laws of and domiciled in the Republic of Indonesia, unless otherwise stipulated by law.

The Indonesian government from time to time provides a list of business activities that are either open to foreign investment, subject to certain conditions or closed to foreign investment, which is known as the “Investment List.” The current Investment List is set forth in Presidential Regulation (“PR”) No. 10 of 2021 regarding Investment Business Activities, dated February 2, 2021 as amended by PR No. 49 of 2021 dated May 24, 2021 (“PR 10/2021”). Foreign investors wishing to invest in Indonesia must structure their investment in accordance with the restrictions or requirements applicable to their intended business activities under PR 10/2021. They must also determine whether the foreign investment company can be wholly or partially owned by foreign shareholders before setting up the company.

In addition, the Investment Law strictly prohibits domestic and foreign investors from entering into agreements and/or statements stating that the share ownership in a company is held for and on behalf of another person. Under Investment Law, any such agreements and/or statements shall be deemed void by law.

Regulations Related to Business Activities of the Indonesian Subsidiaries

Regulations on Wholesale Business Activity

Trading business activities in Indonesia, including wholesale trading business activities, is primarily governed under Government Regulation No. 29 of 2021 regarding the Organization of the Trade Sector, issued on February 2, 2021 (“GR No. 29/2021”). In general, the distribution of goods in Indonesia may be carried out through direct distribution of goods or indirect distribution of goods. Direct distribution of goods allows the goods to be distributed directly to consumers, whereas indirect distribution of goods requires distribution business actors, such as distributors, wholesalers, or retailers, to distribute goods to consumers through a distribution chain.

GR No. 29/2021 provides that to carry out wholesale trading business activities, wholesalers must obtain business licensing as a wholesaler and form a cooperation with producers, distributors, or importers of goods under a written agreement. There are restrictions for wholesalers in carrying out wholesale trading business activities, such as (i) prohibited from distributing goods at retail to consumers and (ii) distributing goods marketed by the direct selling system.

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In addition to GR No. 29/2021, wholesalers who are also foreign investment companies must comply with Minister of Trade (“MOT”) Regulation No. 24 of 2021 regarding Agreements for the Distribution of Goods by Distributors or Agents, issued on 1 April 2021 (“MOTR No. 24/2021”). The MOTR No. 24/2021 provides that foreign investment trading companies, including but not limited to wholesalers, shall appoint domestic investment companies as distributors, sole distributors, agents, or sole agents. PR 10/2021 also provides that other than wholesale trading on fishery products, foreign investment companies/wholesalers may carry out wholesale trading business activities on any goods without any foreign investment restriction.

PTWB has obtained the required license to comply with the prevailing regulations.

Regulations on Electronic Systems Provider Registration

In October 2019, the Government of Indonesia enacted Government Regulation No. 71 of 2019 on the Implementation of Electronic System and Transactions (the “Electronic System Regulation”) which requires that all electronic system operators register themselves with Ministry of Communications & Information Technology (“MOCIT”) to obtain an Electronic System Provider Registration Certificate (Surat Tanda Terdaftar Penyelenggara Sistem Elektronik) (“Registration Certificate”). Such Registration Certificate will be issued once the registration process with MOCIT has been completed. The Electronic System Regulation requires the registration of any Electronic System Provider which owns an internet-based portal, website, or an application, that is used to:

a.	provide, manage, and/or operate offering and/or trade goods and/or services;

b.	provide, manage, and/or operate financial transaction services;

c.	deliver material or paid digital content through data network by downloading through a portal, website, emails, or other applications to users’ devices;

d.	provide, manage, and/or operate communication services in the form of short text messages, voice call, video call, electronic mail, and digital chat room, networking services and social media;

e.	be used as search engine services, or to provide electronic information in the form of text, voice, picture, animation, music, video, film, and games or combination of it; and/or

f.	process personal data for electronic transactions.

Further, based on Indonesian Minister of Communications and Information Technology Regulation No. 5 of 2020, as amended by Minister of Communications and Information Technology Regulation No. 10 of 2021 regarding Private Electronic System Operator, all private electronic system operators, including offshore private operators, have to register themselves to the MOCIT. Violation of this provision may be subject to administrative sanction, namely access blocking.

PTWB conduct its business activities through an electronic system (application) owned by New Retail as the shareholder of PTWB, where New Retail has obtained the required Registration Certificate.

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Regulations on Competition

Business competition and monopolistic practices in Indonesia are generally regulated under Law No. 5 of 1999 regarding Prohibition of Monopolistic Practices and Unfair Competition, dated March 5, 1999, as amended by the Omnibus Law (the “Competition Law”). Pursuant to the Competition Law, business actors in Indonesia are prohibited from, among other things, (i) entering into anti-competitive agreements or engaging in conduct that results in oligopoly and/or oligopsony, price-fixing and resale price maintenance, market allocations, boycotts, cartel, trust, vertical integration or closed agreements; (ii) engaging in actions such as monopoly, monopsony, market control, or conspiracy; and (iii) abusing dominant positions. There are two types of standards of proof recognized under the Competition Law, depending on the provision thereof, namely the “rule of reason” and “illegal per se.” The “rule of reason” requires the assessment of the anti-competitive effects of the business activity, while “illegal per se” provides that a violation exists insofar as all elements provided under the Competition Law are met.

The Business Competition Supervisory Commission (Komisi Pengawas Persaingan Usaha (“KPPU”)) has the authority to supervise the implementation of the Competition Law. The KPPU is an independent institution that reports to the President of the Republic of Indonesia. Further, transactions that meet certain thresholds set forth in the Competition Law and KPPU regulations must be reported post factum to the KPPU within 30 business days of the date the transaction is legally effective. The KPPU has the authority to substantively review whether the transaction is in violation of the Competition Law, which may then be subjected to certain structural and/or behavioral remedies.

Pursuant to the Competition Law, and as further elaborated by Government Regulation No. 44 of 2021 regarding Implementation of Prohibition of Monopolistic Practices and Unfair Competition, dated February 2, 2021, non-compliance with the Competition Law could subject the offending party to administrative sanctions imposed by the KPPU. These administrative sanctions are partial or entire annulment of the relevant agreement, order of cessation of the prohibited action, unwinding of the relevant transaction, payment of compensation, and administrative fine. The administrative fine is a minimum of IDR1 billion (approximately $69,000) and a maximum of (i) 50% of the net profit received by the perpetrator in the relevant market during the period in which the non-compliance persists, (ii) 10% of the total sales in the relevant market during the period in which the non-compliance persists or (iii) IDR25 billion (approximately $1.7 million), which applies only for failure to report a notifiable transaction to the KPPU in a timely manner.

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MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Bin Xue	40	Chief Executive Officer, Chairman of the Board and Director
Ai Lian Phang	39	Chief Financial Officer
Lei Liu	40	Chief Technology Officer
Michelle Ting Ting Tan*	28	Chief Operating Officer, Director
William Tat-Nin Chang(1)(2)(3)*	66	Independent Director Nominee, Chair of Nominating and Compensation Committee
Lixia Tu(1)(2)(3)*	40	Independent Director Nominee, Chair of Audit Committee
Lizhi Qiao (1)(2)(3)*	39	Independent Director Nominee

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

*	The individual shall be appointed and consents to be in such position immediately upon the effectiveness of our registration statement on Form F-1 of which this prospectus forms a part.

Bin Xue, Chief Executive Officer, Chairman of the Board and Director

Mr. Bin Xue is the founder of the Company and has been its chief executive officer since August 2019; Mr. Xue is also the chairman of our board of directors. Mr. Xue started his career as an engineer at SMIC Thermal Couple (TC) Lab from 2004 to 2006, where he conducted TC research. Between March 2006 and May 2012, Mr. Xue served as a senior engineer at Global Founderies where he was in charge of 65nm & 45nm SRAM low power and generic process development, poly module and reliability issue. Between May 2012 and August 2019 and prior to founding the Company, Mr. Xue served as the co-founder and the chief strategy officer of Ezbuy Group, which later merged with Lightinthebox Holding Litb, a New York Stock Exchange listed company, where he was responsible for setting up the operations infrastructure, spearheading the regional growth plan and leading the company’s international expansion, which included building up teams in Malaysia, Indonesia, Thailand, Taiwan, and Pakistan. At Ezbuy, Mr. Xue accumulated over 7 years of e-commerce experience across all major disciplines such as business strategy, finance management, product design, marketing, customer service and logistics. Mr. Xue obtained Bachelor of Science degree in Mechanics and Engineering Science from Fudan University degree in 2004, and Master of Science degree in Microelectronics from the National University of Singapore in 2008.

Ai Lian Phang, Chief Financial Officer

Ms. Ai Lian Catherine Phang has been the chief financial officer of the Company since October 2020. Having worked at a number of prestigious firms throughout her career, Ms. Phang possesses rich experience in accounting. From November 2010 to May 2011, Ms. Phang served as a senior associate at KPMG LLP, where she was responsible for planning and performing audit procedures, leading and managing multiple audit engagement teams. Her industry services spans from trading in power transmission and control equipment, research and development, to healthcare, aviation, and investment holding companies. From June 2011 to October 2012, Ms. Phang served as the group financial controller at Vikudha Singapore Pte Ltd, where she oversaw the finance department, ensured compliance with statutory, audit, taxation and regulatory requirements for the company, coordinated and prepared budget reports such as OPEX and CAPEX, and monitored cash flow projections. At Vikudha Singapore Pte Ltd, Ms. Phang was successful in helping establish BVI companies and develop new businesses. From November 2012 to November 2013, Ms. Phang worked as a financial analyst at HP Asia Pte Ltd., where she supported the finance department by resolving a variety of problems within established guidelines, recommending alternatives, performing detailed analysis on foreign currency revaluation on monthly basis, and ensuring compliance with SOX internal controls and guidelines. From November 2013 to October 2020, Ms. Phang served as Group Financial Controller at Mattenplant Pte Ltd., where she managed and administered full spectrums of Regional Human Resource, Administration and Finance functions and supported corporate governance and compliance matters, ensuring the company’s compliance with all relevant regional laws and regulations. Ms. Phang obtained her Bachelor of commerce degree in accounting and finance from Curtin University of Technology, Australia.

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Lei Liu, Chief Technology Officer

Mr. Lei Liu has been the chief technology officer of the Company since December 2020. Mr. Liu started his career at IBM China Development Center as an R&D engineer, where he was responsible for system development of the IBM solution platform project such as the front-end JQuery and back-end Java, and the BVT script development of High-scale low-touch cloud computing project. From August 2011 to September 2014, Mr. Liu worked at JD.com as a system architect, where his main responsibilities included the development of JD commodity search client website, which involve hundreds of millions of visits, writing of high-quality code for high concurrent access, optimizing the algorithm to improve system program performance and stability, managing PHP underlying virtual machine technology HHVM, and Hiphop PGP architecture performance optimization research. From October 2014 to September 2017, Mr. Liu worked as a technical director for Vancl (Beijing) Technology Co., Ltd., where he was responsible for organizing and formulating the product development plan of the company’s e-commerce system, planning the technical framework of products, organizing research on the latest technology development in mobile internet, the front-end and back-end system architecture, and carrying out echelon construction of the company’s technical team, including professional training, technical guidance, and performance evaluation. Mr. Liu obtained his Bachelor’s degree in computer science from Beihua University in Jilin, China, in 2006.

Michelle Ting Ting Tan, Chief Operating Officer and Director

Ms. Ting Ting Michelle Tan has served as a director of the Company since January 2019 and the chief operating officer since January 2022, and her responsibilities included analyzing systems and implementation of sales, setting up systems for customer service department, managing digital marketing, formulating and executing plans for remarketing to increase revenue, setting up marketing communication channels, and developing the Indonesian market. From December 2012 to January 2017, Ms. Tan served as a team leader of Alfestco Ptd Ltd., where she conducted interviewed and trained new sellers, handled stock taking, oversaw the daily operations of the Little Christmas Hat project, which included managing a group of 30 people daily, scrutinized stocks and ensured proper documentation of the project. From July 2017 to May 2018, Ms. Tan was a management trainee of Ezbuy, where she planned and supported daily operations in logistics department, organized and assisted in various warehouse sales, and crafted plans to improve operation systems and efficiency. Ms. Tan obtained her Bachelor of engineering degree with honors from National University of Singapore in 2017.

William Tat-Nin Chang, Independent Director Nominee and Chair of Compensation Committee and Nominating Committee

Mr. Chang will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Chang will serve as chairman of the compensation committee and nominating committee and as a member of the audit committee.

Before joining the Company, Mr. Chang had over 25 years of experience in the telecommunication industry. Mr. Chang worked as a regional director in Nortel (Asia Pacific) from 1997 to 2002. He then performed as the CEO at TG-Nortel/3D from 2002 to 2005. From 2005 to 2007, he was a managing director of Nokia (Malaysia) and a regional director of Nortel (Asia Pacific). From 2007 to 2009, he was the CEO of Nokia Siemens Multimedia/APAC and the country director of Nokia Siemens (Malaysia). From 2009 to 2010, he was the head of the indirect channel business at Nokia Siemens (Asia North Sub-region). From 2010 to 2013, he was the Chief Planning & Strategy Officer of U Mobile (Malaysia), and from 2013 to the present, he is the managing partner of e-Tel Consulting LLP (Singapore/Asia Pacific region). Mr. Chang has extensive business management, operations, and business development experiences with an excellent track record for start-ups, business transformation and sustainable business growth, with proven track records and a network of executive contacts in the Asia Pacific region and Canada/USA.

Mr. Chang obtained a bachelor’s degree of Applied Science (BASc) in the University of British Columbia and a master’s degree of Business Administration (MBA) from the National University of Singapore.

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Lixia Tu, Independent Director Nominee and Chair of Audit Committee

Ms. Tu will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part, as a member of the compensation and nominating committees.

Before joining the Company, Ms. Tu had over 15 years of experience in auditing and financial reporting. Ms. Tu worked as an auditor at BDO Shanghai (an accounting firm) from 2007 to 2009 and acted as an auditor manager from 2009 to 2010. She then performed as the financial controller of Green Paper and Packaging Company from 2011 to 2013. From 2013 to 2015, she was the managing director of Lisa Quanzhou Financial Consulting Limited Company. Meanwhile, from 2014 to 2020, she was the CFO and a director of JX Luxventure Limited (Nasdaq Code: LLL). From 2021 to the present, she has been the managing director of Lixia Tu Pty Ltd. Ms. Tu has extensive experience in planning, developing and implementing financial strategies to drive growth, build internal capability, and maintain the success of organizations.

Ms. Tu obtained a bachelor’s degree in Computer Science from Fujian Agriculture & Forest University in 2005, a master’s degree in professional accounting from Deakin University in 2007, and a master’s degree of Business Administration (MBA) from Homes Institute in 2020. Ms. Tu is a member of Certified Public Accountant (CPA) in Australia.

Lizhi Qiao, Independent Director Nominee

Mr. Qiao will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Chang will serve as a member of the compensation, nominating, and audit committees.

Before joining the Company, Mr. Qiao had over 14 years of experience in the tech hardware and e-commerce industry. Mr. Qiao worked as a product engineer at Global Founders Singapore from 2008 to 2010. He then performed as the co-founder of EZBUY from 2010 to 2019. From 2019 to the present, he is a vice president of global expansion of Light in the Box (NYSE: LITB). Mr. Qiao has extensive experience in B2C e-commerce, especially in market operations, customer relations, and product design and execution.

Mr. Qiao obtained a bachelor’s degree in Electrical Engineering from the National University of Singapore.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers as defined in Item 401 of Regulation S-K.

Employment Agreements and Director Offer Letters

We plan to enter into employment agreements with each of our executive officers pursuant to which such individuals agreed to serve as our executive officers. Pursuant to these agreements, we will be entitled to terminate an executive officer’s employment for cause at any time. Each executive officer will agree not to, directly or indirectly, provide the same or substantially the same services that he/she provides to the Company to any other business in certain area.

We also plan to enter into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

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Board of Directors

We expect our board of directors to consist of five directors, three of whom will be independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this offering.

Pursuant to the amended and restated articles of association of the Company, at each annual general meeting of the Company one third of the directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not greater than one third) shall retire from office by rotation, provided that every director shall be subject to retirement at an annual general meeting at least once every three years. A retiring director shall be eligible for re-election by ordinary resolution of the members of the Company.

Under the amended and restated articles of association of the Company, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board of directors and the board of directors resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of the articles of association of the Company.

A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of our board of directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of our board of directors after he knows that he is or has become so interested.  For this purpose, a general notice to our board of directors by a director to the effect that:

(a) he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

(b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person, who is connected with him,

shall be deemed to be a sufficient declaration of interest under the articles of association of the Company in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the board of directors or the director takes reasonable steps to secure that it is brought up and read at the next board of directors meeting after it is given.

Following a declaration being made pursuant to the above, subject to any separate requirement for Audit Committee approval under applicable law or the rules and regulations of Nasdaq, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Board Committees

We plan to establish three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We plan to adopt a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of William Tat-Nin Chang, Lixia Tu and Lizhi Qiao upon the effectiveness of their appointments. Lixia Tu will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Compensation Committee. Our compensation committee will consist of William Tat-Nin Chang, Lixia Tu and Lizhi Qiao upon the effectiveness of their appointments. William Tat-Nin Chang will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee. Our nominating committee will consist of William Tat-Nin Chang, Lixia Tu and Lizhi Qiao upon the effectiveness of their appointments. William Tat-Nin Chang will be the chair of our nominating committee. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●

advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Under Cayman Islands law, our directors owe fiduciary duties to our company, including: (i) a duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) a duty to exercise independent judgment. In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has. As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However,  following a declaration being made pursuant to the articles of association of the Company, subject to any separate requirement for Audit Committee approval under applicable law or the rules and regulations of Nasdaq, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

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Interested Transactions

A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of our board of directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of our board of directors after he knows that he is or has become so interested.  For this purpose, a general notice to our board of directors by a director to the effect that:

(3) he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

(b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him,

shall be deemed to be a sufficient declaration of interest under the articles of association of the Company in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the board of directors or the director takes reasonable steps to secure that it is brought up and read at the next board of directors meeting after it is given.

Following a declaration being made pursuant to the above, subject to any separate requirement for Audit Committee approval under applicable law or the rules and regulations of Nasdaq, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●

Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●

Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●

Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●

Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

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Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

Employee directors do not receive any compensation for their services. Non-employee directors are entitled to receive an as-yet undetermined cash fee for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended. For the fiscal years ended December 31, 2022 and 2021, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We intend to adopt a code of business conduct and ethics that will be applicable to all of our directors, executive officers and employees.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2022 and 2021, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded $100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)
Bin Xue,	2022	$63,964	-	-	-	-	-	-	$63,964
Director, CEO	2021	$71,433	$15,204	-	-	-	-	-	$86,637
Ai Lian Phang,	2022	$69,620	-	-	-	-	-	-	$69,620
CFO	2021	$65,853	$11,054	-	-	-	-	-	$76,907
Lei Liu,	2022	$55,435	-	-	-	-	-	-	$55,435
CTO	2021	$34,824	-	-	-	$2,515	-	-	$37,339
Michelle Ting Ting Tan,	2022	$43,121		-	-	-	-	-	$43,121
Director, COO	2021	$47,324	$2,460	-	-	$2,678	-	-	$52,462

Agreements with Named Executive Officers

On September 1, 2022, WeBuy entered into an employment agreement with our Director and Chief Executive Officer, Bin Vincent Xue. Under the terms of the employment agreement, Mr. Xue is entitled to an annual base salary of $64,300.

On September 1, 2022, WeBuy entered into an employment agreement with our Chief Financial Officer, Ai Lian Catherine Phang. Under the terms of the employment agreement, Ms. Phang is entitled to an annual base salary of $71,400.

On September 1, 2022, WeBuy entered into an employment agreement with our Chief Technology Officer, Lei Liu. Under the terms of the employment agreement. Mr. Liu is entitled to an annual base salary of $99,000.

On September 1, 2022, WeBuy entered into an employment agreement with our Director and Chief Operating Officer, Michelle Ting Ting Tan. Under the terms of the employment agreement, Ms. Tan is entitled to an annual base salary of $41,000.

Compensation of Directors

For the fiscal years ended December 31, 2022 and 2021, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

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Upon completion of this offering, we plan to pay each of our director and independent director nominees William Tat-Nin Chang, Lixia Tu, and Lizhi Qiao an annual compensation of US$21,300, US$17,750 and US$14,200 respectively. We have entered into director offer letters with each of our independent director nominees in August 2022. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

Director	Audit committee	Compensation Committee	Nominating and Corporate Governance Committee
William Tat-Nin Chang	(1)	(2)	(1)
Lixia Tu (3)	(2)	(1)	(1)
Lizhi Qiao	(1)	(1)	(2)

(1)	Committee member
(2)	Committee chair
(3)	Audit committee financial expert

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary share as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary shares offered in this offering for

●	each of our directors and executive officers who beneficially owns our ordinary shares; and

●	each person known to us to own beneficially more than 5% of our ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary share shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 48,011,600 ordinary shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes (i) ordinary shares outstanding immediately after the completion of this offering and (ii) ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus, but excludes any ordinary shares issuable upon the exercise of the over-allotment option. All holders of our ordinary shares will have the same voting rights upon the completion of this offering.

Name of Beneficial Owner	Amount of Beneficial Ownership	Pre- Offering Percentage Ownership	Post- Offering Percentage Ownership
Directors, Director Nominees and Named Executive Officers:
Bin Xue[1]	16,989,462	35.39%	33.19%
Ai Lian Phang	0	0%	0%
Lei Liu	0	0%	0%
Michelle Ting Ting Tan[2]	718,839	1.50%	1.40%
William Tat-Nin Chang[3]	0	0%	0%
Lixia Tu3	0	0%	0%
Lizhi Qiao[3]	0	0%	0%
All directors, director nominees and executive officers as a group (7 persons)	17,708,301	36.89%	34.60%
5% or Greater Shareholders:
GBUY GLOBAL LTD[4]	17,056,000	35.52%	33.32%
TLCW VENTURES PTE. LTD[5]	6,276,400	13.07%	12.26%
WEBUY TALENT LTD[6]	4,269,200	8.89%	8.34%
Wavemaker Pacific 3, L.P.[7]	4,071,600	8.48%	7.95%
Rocket Internet Capital Partners ii Scs[8]	3,663,400	7.63%	7.16%

(1)

Bin Xue holds 12,650,062 and 4,269,200 ordinary shares and 74.17% and 100% equity interest, through GBUY  GLOBAL LTD and WEBUY TALENT LTD, respectively. Bin Xue is the sole director of GBUY GLOBAL LTD and WEBUY TALENT LTD, has the power to direct the voting and disposition of the ordinary shares held by GBUY GLOBAL LTD and WEBUY TALENT LTD, and may be deemed the beneficial owner of all ordinary shares held by GBUY GLOBAL LTD and WEBUY TALENT LTD.

(2)	Michelle Ting Ting Tan holds 718,839 shares and 4.21% equity interest in GBUY GLOBAL LTD.
(3)	The individual is an independent director nominee and consents to be an independent director upon the Company’s listing on the Nasdaq Capital Market.
(4)

Represents 17,056,000 ordinary shares held by GBUY  GLOBAL LTD, which is beneficially owned and controlled by Bin Xue and its current registered address located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

(5)

Represents 6,276,400 ordinary shares held by TLCW VENTURES PTE. LTD, which is beneficially owned and controlled by Tan Chuu Si and its current  registered address is located at 21 Sampan Place, #13-04 Riveredge, Singapore 436593.

(6)

Represents 4,269,200 ordinary shares held by WEBUY TALENT LTD, which is beneficially owned and controlled by Bin Xue and its current  registered address is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

(7)

Represents 4,071,600 ordinary shares held by Wavemaker Pacific 3, L.P., which is incorporated in the Cayman Islands with a registered address located at Cayman Corporate Center, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. There are three board members of Wavemaker Pacific 3, L.P., namely, Santos Benjamin Paul Bustamante, Hwang Andrew, Hong Chun Shion, who have voting and dispositive power over Wavemaker Pacific 3, L.P. and approval of a majority of directors is required to approve an action. Under the “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting and dispositive decisions require approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Therefore, none of the individual members of the board of directors of Wavemaker Pacific 3, L.P. is a beneficial owner and each such member disclaims beneficial ownership of Wavemaker Pacific 3, L.P.

(8)

Represents 3,633,400 ordinary shares held by Rocket Internet Capital Partners ii Scs, which is incorporated in Luxembourg with a registered address located at 12, Rue des Merovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg. There are three managers of Rocket Internet Capital Partners ii Scs, namely, Julien De Mayer, Selma Belmejdoub and Thomas Pire, who have voting and dispositive power over Rocket Internet Capital Partners ii Scs. Under the “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting and dispositive decisions require approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Therefore, none of the individual members of the board of directors of Rocket Internet Capital Partners ii Scs is a beneficial owner and each such member disclaims beneficial ownership of Rocket Internet Capital Partners ii Scs.

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SELLING SHAREHOLDER

This prospectus covers the offering of 825,000 ordinary shares by the Selling Shareholder. This prospectus and any prospectus supplement will only permit the Selling Shareholder to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to be Sold.” The ordinary shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those ordinary shares.

The following table sets forth the name of the Selling Shareholder, the number and percentage of ordinary shares beneficially owned by the Selling Shareholder, the number of ordinary shares that may be sold in this offering and the number and percentage of ordinary shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)
Zegen Capital Pte. Ltd.	1,742,000	3.63%	825,000	917,000	1.79%
Total	1,742,000	3.63%	825,000	917,000	1.79%

(1)	Based on 48,011,600 ordinary shares issued and outstanding immediately prior to the offering and based on 51,186,600 ordinary shares to be issued and outstanding immediately after the offering.

RELATED PARTY TRANSACTIONS

As of the date of this prospectus, the Company does not have any other related party transactions than disclosed below.

Amount due from a related party

As of December 31, 2022, the Company recorded amount due from GBuy Global Pte Ltd, a shareholder of the Company of $4,119, which represents expenses paid on behalf for a related party during the fiscal year 2022. The amounts are unsecured, non-interest bearing and due on demand.

Amount due to related parties

The transactions amount due to directors are as of the following:

	2022	2021	2020
Beginning of the years January 1	$68,786	$7,783	$-
Advances for operation and administration expenses	13,724	1,671,801	36,513
Payments made to a director	(25,009)	(1,610,798)	(28,730)
Reversal of a related party payable due to disposal of a subsidiary	(32,165)	-	-
Years ended December 31	$25,336	$68,786	$7,783

As of December 31, 2022, 2021 and 2020, the Company recorded amount due to a related party of $25,336, $68,786, and $7,783, respectively. The amounts are unsecured, non-interest bearing and due on demand.

Upon the completion of the disposal of Webuy Sdn Bhd on July 27, 2022, Webuy Sdn Bhd was ceased to be accounted as a subsidiary of the Company.  As a result of the disposal, the Company reversed a related party payable to a director of Webuy Sdn Bhd of $32,165.

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On August 29, 2022, as a result of the reorganization, the Company issued 27 shares to Bin Xue, the Company’s Chief Executive Officer. On the same day, the Company also issued 6,560 shares to GBuy Global Ltd, in which Bin Xue is a 55% shareholder and Lei Liu, our Chief Technology Officer, is a 7.97% shareholder.

On September 1, 2022, WeBuy entered into an employment agreement with our Director and Chief Executive Officer, Bin Xue. Under the terms of the employment agreement, Mr. Xue is entitled to an annual base salary of US$64,300.

On September 1, 2022, WeBuy entered into an employment agreement with our Chief Financial Officer, Ai Lian Catherine Phang. Under the terms of the employment agreement, Ms. Phang is entitled to an annual base salary of US$71,400.

On September 1, 2022, WeBuy entered into an employment agreement with our Chief Technology Officer, Lei Liu. Under the terms of the employment agreement. Mr. Liu is entitled to an annual base salary of US$99,000.

On September 1, 2022, WeBuy entered into an employment agreement with our Director and Chief Operating Officer, Michelle Ting Ting Tan. Under the terms of the employment agreement, Ms. Tan is entitled to an annual base salary of US$41,000.

SECURITIES ELIGIBLE FOR FUTURE SALE

Ordinary shares

Before our initial public offering, there has not been a public market for our ordinary shares, and although we expect to make an application for the ordinary shares to be listed on the Nasdaq Capital Market, a regular trading market for our ordinary shares may not develop. Future sales of substantial amounts of shares of our ordinary shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our ordinary shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering at an assumed offering price of $4.00 per ordinary share, we will have 50,011,600 ordinary shares outstanding.

All of the ordinary shares sold in this offering and in the resale offering by the Selling Shareholder will be freely transferable by persons other than by our “affiliates” as described below without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary share in the public market could adversely affect prevailing market prices of our ordinary share. Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to list the ordinary shares on the Nasdaq Capital Market under the symbol “WBUY”.

Lock-Up Agreements

Except for  the Selling Shareholder with respect to its ordinary shares sold in this offering, each of our directors, executive officers, and shareholders have agreed, for a period of six months from the date of this prospectus, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares, without the prior written consent of the representative.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ordinary shares may dispose of significant numbers of our ordinary shares in the future. We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of ordinary shares then outstanding, which will equal shares immediately after our initial public offering, or

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,100 divided into 260,000,000,000 shares, par value of $0.000000385 each. As of the date of this prospectus, 48,011,600 ordinary shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 48,011,600 ordinary shares, par value US$0.000000385 each, issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

We have adopted an amended and restated memorandum and articles of association on May 2, 2023. The following are summaries of certain material provisions of our amended and restated memorandum and articles of association adopted on May 2, 2023 (referred to below as our post-offering memorandum and articles of association) and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

•	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;
•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.  All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by our board of directors.  Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be  varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

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Issuance of Additional Shares.    Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights and voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of  available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as an exempted limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of  creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed. Our post-offering articles of association contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (2021 Revision) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPL”).

We are committed to processing personal data in accordance with the DPL. In our use of personal data, we will be characterized under the DPL as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPL. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

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Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPL. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPL, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

History of Share Issuances

The following is a summary of our share issuances since incorporation.

As part of the Reorganization, we undertook the following corporate actions:

On August 29, 2022, we issued an aggregate of 18,466 ordinary shares to 27 founding shareholders.

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MATERIAL INCOME TAX CONSIDERATION

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

U.S. Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

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●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our ordinary shares);

●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our ordinary shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our ordinary shares; or

●	persons holding our ordinary shares through a Trust.

Thus, the discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

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The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus
2.	One-third of his or her days in the United States in the immediately preceding year; plus
3.	One-sixth of his or her days in the United States in the second preceding year.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our ordinary shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of ordinary shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

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Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

➢ at least 75% of its gross income for such taxable year is passive income; or

➢ at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of   any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

➢the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

➢ the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

➢ the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the ordinary shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

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IRC Section 1014(a) provides for a step-up in basis to the fair market value for our ordinary shares when inherited from a decedent that was previously a holder of our ordinary shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our ordinary shares, or a mark-to-market election and ownership of those ordinary shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our ordinary shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the ordinary shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive changes. It is not intended as tax advice, it does not consider any investor’s particular circumstances, and it does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. Our Company has received an undertaking pursuant to the Tax Concessions Act of the Cayman Islands to the effect that, for a period of 20 years from 5 September 2022, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares or, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

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Singapore Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as tax advice and do not purport to be a comprehensive or exhaustive description of all tax considerations. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

Corporate Income Tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

                ➢income accrued in or derived from Singapore; and

                ➢foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign income in the form of branch profits, dividends and service fee income, or specified foreign income, received or deemed received in Singapore by a Singapore tax resident corporate taxpayer on or after June 1, 2003 are exempted from Singapore tax subject to meeting the qualifying conditions.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. In general, control and management of the company is vested in its board of directors and therefore if the board of directors meets and conducts the company’s business in Singapore, the company will be regarded as tax resident in Singapore.

The prevailing corporate tax rate in Singapore is 17.0%.

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With effect from year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000 previously) of the normal chargeable income – 75.0% of the first S$10,000 and 50.0% of the next S$190,000. The remaining chargeable income that exceeds S$200,000 will be fully taxable at the prevailing corporate tax rate.

For the year of assessment 2020, corporate taxpayers were entitled to corporate income tax rebates of 25% of the corporate tax payable (which were capped at S$15,000 for year of assessment 2020). The corporate income tax rebate did not apply to income derived by a non-resident company that is subject to final withholding tax. There were no corporate income tax rebates for the year of assessment 2021 and there are no corporate income tax rebates proposed for the year of assessment 2022.

Indonesia Tax Considerations

This overview focuses on some of the more common taxes, but this should not be considered an exhaustive list of all potentially relevant tax considerations.

This section is based on Law Number 7 Year 1983 on Income Tax, as amended several times and most recently by Law Number 6 Year 2023 on Stipulation of Government Regulation In Lieu of Law Number 2 of 2022 on Job Creation in to Law (“Indonesian Income Tax Law”), Law Number 8 Year 1983 on Value-Added Tax and Luxury Goods Sales Tax, as amended several times and most recently by Law Number 6 Year 2023 on Stipulation of Government Regulation In Lieu of Law Number 2 of 2022 on Job Creation in to Law (“Indonesian VAT Law”) and their implementing regulations, all of which are in effect on the date of this prospectus. These regulations are subject to differing interpretations and may be amended at any time.

Corporate Income Tax

A company is regarded as an Indonesian tax resident if it is established or domiciled in Indonesia. (Article 2 paragraph 3 letter b of Indonesian Income Tax Law).

Generally, a flat corporate income tax rate of 22% applies on taxable business profit. However, a tax cut of 3% from the standard rate, so that the effective tax rate will be 19%, is available for certain qualifying public companies provided that at least 40% of its paid-up shares are traded in the Indonesian Stock Exchange (IDX) and the public shareholders of such companies consist of at least 300 parties and each holding less than 5% of the paid-up shares, as well as certain other conditions. Small-scale enterprises with an annual gross turnover up to IDR 50 billion are entitled to 50% tax cut or the effective tax rate will be 11%, which is imposed proportionally to the taxable income on the part of gross turnover up to IDR 4.8 billion. (Article 17 paragraph 1 letter b, Article 17 paragraph 2b and Article 31E of Indonesian Income Tax Law and Article 65 of Government Regulation Number 55 Year 2022 on Adjustment of Regulation in the Field of Income Tax (“GR 55/2022”)).

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Value-Added Tax

A general Value-Added Tax (VAT) rate of 11% is applied to deliveries of taxable goods and taxable services within Indonesian customs area, imports of taxable goods, and the utilization of intangible taxable goods and taxable services from outside Indonesian customs area to within Indonesian customs area.. The VAT on export of taxable goods and certain taxable services is at rate of 0%. The general VAT rate will be increased to 12%, starting from, by the latest on 1 January 2025. (Article 7 paragraph 1 of Indonesian VAT Law).

Other Taxes

Other taxes such as luxury-goods sales tax, tax on land and/or buildings transfer, duty on the acquisition of land and/or buildings rights, import duties, excise duties, and stamp duties may apply.

POTENTIAL PURCHASERS OF OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION- SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We were incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the U.S. and provides significantly less protection for investors than the U.S. Additionally, Cayman Islands companies may not have standing to sue in the federal courts of the U.S.

Most of our operations are conducted in Singapore and a majority of our consolidated assets are located outside of the United States. In addition, all of our directors and officers are nationals or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

Although we are incorporated outside the United States, we have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the U.S. federal securities laws or securities laws of any U.S. state or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Cayman Islands

Conyers Dill & Pearman Pte. Ltd., our counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the U.S. federal securities laws or securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman Pte. Ltd. that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e)no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

In addition, holders of book-entry interests in our shares will be required to exchange such interests for certificated shares and to be registered as shareholders in our shareholder register in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts.

A holder of book-entry interests in our shares may become a registered shareholder of our Company by exchanging such holder’s interest in our shares for certificated shares and being registered in our shareholder register. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

Indonesia

The judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States are not enforceable in Indonesian Courts.

A foreign court judgment could be offered and accepted into evidence in a proceeding on the underlying claim in an Indonesian court and may be given such evidentiary weight as the Indonesian court may deem appropriate in its sole discretion. A claimant may be required to pursue claims in Indonesian courts on the basis of Indonesian law. A purchaser of the shares may not be able to enforce judgments against the Indonesian subsidiary obtained in the United States based upon certain of the civil liability provisions of the securities laws of the United States or any states thereof in Indonesian courts, and Indonesian courts may not enter judgments in original actions brought in Indonesian courts based solely upon the civil liability provision of the securities laws of the United States or any state thereof. Re-examination of the underlying claim would be required before the Indonesian court. We cannot assure you that the claims or remedies available under Indonesian law will be the same, or as extensive as those available in other jurisdictions. We cannot assure you that the claims or remedies available under Indonesian law will be the same, or as extensive as those available in other jurisdictions.

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UNDERWRITING

We and the Selling Shareholder expect to enter into an underwriting agreement with Univest Securities, LLC, as the representative of the underwriters named therein, with respect to the ordinary shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the underwriters have agreed to purchase, and we and the Selling Shareholder have agreed to sell to them 4,000,000 ordinary shares.

Name	Number of Ordinary Shares
Univest Securities, LLC
Total	4,000,000

The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus if any such ordinary shares are taken. However, the underwriters are not required to take or pay for the ordinary shares covered by the underwriter’s option to purchase additional ordinary shares described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

We intend to apply to list our ordinary shares on the Nasdaq Capital Market under the symbol “WBUY.” Nasdaq might not approve such application, and if it does not approve our application, we will not complete this offering.

Over-Allotment Option

We have granted the underwriters an option, exercisable during the 45-day period after the closing of this offering, to purchase up to 476,250 ordinary shares, or 15% additional ordinary shares  to be issued by the Company  at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

The underwriters will offer the ordinary shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $        per ordinary share. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Discounts and Expenses

The underwriting discounts are equal to 4.5% of the initial public offering price set forth on the cover page of this prospectus.

The following table shows the per ordinary share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional 476,250 ordinary shares.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over- Allotment Option
Initial public offering price	4.00	16,000,000	17,905,000
Underwriting discounts to be paid by us	0.18	720,000	805,725
Proceeds, before expenses, to us	3.82	12,128,500	13,947,775
Proceeds before expenses, to the Selling Shareholder	3.82	3,151,500	3,151,500

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We have agreed to pay the representative of the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the shares, including any shares issued pursuant to the exercise of the underwriter’s over-allotment option.

We have agreed to reimburse the representative up to a maximum of $180,000 (including any advances already received) for out-of-pocket accountable expenses, including but not limited to reasonable fees and expenses of its legal counsel, due diligence and background check expenses, and reasonable cost for roadshows.

We have agreed to pay an expense advance of US$80,000 to the representative, for the representative’s anticipated out-of-pocket expenses, and we have paid $80,000 as of the date of this prospectus; any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to pay expenses relating to the offering, including: (i) all filing fees and communication expenses relating to the registration of the ordinary shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all reasonable travel and lodging expenses incurred by the underwriters or their counsel in connection with visits to, and examinations of, our Company; (iii) translation costs for due diligence purpose; (iv) all fees, expenses, and disbursements relating to the registration or qualification of such ordinary shares under the “blue sky” securities laws of such states and other jurisdictions as the underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of underwriters’ counsel); (v) the costs of all mailing and printing of the placement documents, registration statements, prospectuses, and all amendments, supplements, and exhibits thereto, and as many preliminary and final prospectuses as the underwriters may reasonably deem necessary; (vi) the costs of preparing, printing, and delivering certificates representing the ordinary shares and the fees and expenses of the transfer agent for such ordinary shares; and (vii) the reasonable cost for road show meetings and preparation of a power point presentation.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $1,470,000, including a maximum aggregate reimbursement of $180,000 of accountable expenses.

Right of First Refusal

We have agreed, provided that this offering is completed, that until 18 months after the date of the closing of this offering, the representative shall have a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by the Company, including, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser, or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity, provided, however, that such right shall be subject to FINRA Rule 5110(g).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

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Lock-Up Agreements

We have agreed, for a period of six months from the date of this prospectus, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative.

Except for the Selling Shareholder with respect to its ordinary shares sold in this offering and as disclosed below, each of our officers, directors, and shareholders have agreed with the representative not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of six months from the date of this prospectus without the prior written consent of the representative.

The representative may in its sole direction and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested, and market conditions at the time.

Electronic Offer, Sale and Distribution of ordinary shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, ordinary shares may be sold by the underwriters to securities dealers who resell ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our ordinary shares. Specifically, the underwriters may sell more ordinary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ordinary shares available for purchase by the underwriters under option to purchase additional ordinary shares. The underwriters can close out a covered short sale by exercising the option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of ordinary shares compared to the price available under the option to purchase additional ordinary shares. The underwriters may also sell ordinary shares in excess of the option to purchase additional ordinary shares, creating a naked short position. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our ordinary shares in this offering because such underwriter repurchases those ordinary shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our ordinary shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ordinary shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

125

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the ordinary shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase ordinary shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

126

Where the shares are subscribed or purchased under Section 275 by a relevant person that is: (a) a corporation (that is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor (for corporations, under 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, (2) debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (3) where no consideration is or will be given for the transfer; or (4) where the transfer is by operation of law.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our shares. This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan

 The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

United Kingdom

An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

127

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,028
Nasdaq Capital Market Listing Fee	$50,000
FINRA Filing Fee	$4,295
Underwriting accountable expenses	$180,000
Legal Fees and Expenses	$470,000
Accounting Fees and Expenses	$465,000
Printing Expenses	$20,000
Miscellaneous Expenses	$278,677
Total Expenses	$1,470,000

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

The validity of the ordinary shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Certain legal matters as to Indonesia law will be passed upon us by Assegaf Hamzah & Partners. Ortoli Rosenstadt LLP may rely upon Rajah & Tann Singapore LLP with respect to matters governed by Singaporean law, and Assegaf Hamzah & Partners with respect to matters governed by Indonesian law. Hunter Taubman Fischer & Li LLC is acting as U.S. securities counsel for the underwriter in connection with this offering. Bird & Bird is acting as Singapore counsel for the underwriters.

EXPERTS

The financial statements of WEBUY GLOBAL LTD as of December 31, 2022 and 2021 and for the years respectively then ended included in this prospectus have been so included in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. OneStop Assurance PAC has offices at 10 Anson Rd, #13-09 International Plaza, Singapore 079903. Their telephone number is +65 96449531.

128

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the ordinary shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the ordinary shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

129

WEBUY GLOBAL LTD AND SUBSIDIARIES

WEBUY GLOBAL LTD AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Webuy Global Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Webuy Global Ltd and subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, net cash used in operating activities and has a deficit on total equity that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2022.
Singapore
May 3, 2023

F-2

WEBUY GLOBAL LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	December 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$1,554,464	$1,539,348
Accounts receivable	2,568,183	58,712
Inventories	1,127,133	781,731
Prepaid expenses and other assets	1,337,419	231,656
Amount due from a related party	4,119	-
Total current assets	6,591,318	2,611,447

Leasehold improvements and equipment, net	423,633	274,317
Right of use assets – operating lease	42,712	208,098
Intangible assets	932,999	375,057
Total Assets	$7,990,662	$3,468,919

Liabilities and Shareholders’ (Deficit)Equity
Current Liabilities
Accounts payable	$5,464,617	$1,667,982
Deferred revenue	1,007,494	484,115
Other current liabilities	1,728,792	1,247,251
Amount due to related parties	25,336	68,786
Loans payable – current	1,611,069	424,727
Convertible notes payable	412,400	-
Operating lease liability – current	32,347	222,189
Total Current Liabilities	10,282,055	4,115,050

Loans payable – non-current	473,758	601,824
Operating lease liability – non-current	10,598	1,658
Total Liabilities	$10,766,411	$4,718,532

Commitments and contingencies	-	-

Shareholders’ (Deficit) Equity
Ordinary stock (260,000,000,000* shares authorized, $0.000000385* par value, 48,011,600* shares and 38,402,000* shares issued and outstanding as of December 31, 2022 and 2021, respectively)	$18	$15
Additional paid-in capital	15,678,812	10,441,123
Accumulated deficit	(18,337,830)	(11,676,884)
Accumulated other comprehensive (loss)/ income	(75,641)	36,112
Total Shareholders’ Deficit to shareholders of Webuy Global Ltd	(2,734,641)	(1,199,634)
Deficit attributable to non-controlling interests	(41,108)	(49,979)
Total Shareholders’ Deficit	(2,775,749)	(1,249,613)
Total Liabilities and Shareholders’ Deficit	$7,990,662	$3,468,919

*	Giving retroactive effect to the share forward split on May 2, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

 WEBUY GLOBAL LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Years Ended
	December 31,
	2022	2021

Revenues	$44,560,418	$22,295,682
Cost of revenues	(40,808,849)	(19,792,424)
Gross profit	3,751,569	2,503,258

Operating expenses
Selling and distribution expenses	(4,124,601)	(4,314,001)
General administrative expenses	(5,730,142)	(4,423,191)
Share-based compensation	(1,266,890)	(1,973,454)
Total operating expenses	(11,121,633)	(10,710,646)

Loss from operations	(7,370,064)	(8,207,388)

Other income (expense)
Other income	127,229	66,226
Gain on disposal of subsidiaries	825,153	-
Finance costs	(283,521)	(25,992)
Total other income, net	668,861	40,234

Loss before income taxes	(6,701,203)	(8,167,154)
Income taxes	-	-
Net loss	(6,701,203)	(8,167,154)
Less: Net loss attributable to non-controlling interests	40,257	127,250
Net loss attributable to shareholders of Webuy Global Ltd	$(6,660,946)	$(8,039,904)

Net loss	(6,701,203)	(8,167,154)
Foreign currency translation	(108,688)	(66,023)
Comprehensive loss	(6,809,891)	(8,233,177)
Less: Comprehensive loss attributable to non-controlling interests	37,192	127,339
Comprehensive loss attributable to shareholders of Webuy Global Ltd	$(6,772,699)	$(8,105,838)

Basic and diluted loss per ordinary share	$(0.16)*	$(0.21)*

Basic and diluted weighted average number of ordinary shares outstanding	41,667,600 *	38,402,000 *

*	Giving retroactive effect to the share forward split on May 2, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WEBUY GLOBAL LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Ordinary Shares		Additional		Accumulated Other	Equity (Deficit) to	Non-
	Number of Shares*	Amount ($0.000000385 par*)	Paid-in Capital	Accumulated Deficit	Comprehensive (loss) Income	Ordinary Shareholders	controlling Interests	Total Equity (Deficit)

Balance as at December 31, 2020	38,402,000	$15	$8,467,669	$(3,607,729)	$102,046	$4,962,001	$39,683	$5,001,684

Investment in a subsidiary (Note)	-	-	-	(29,251)	-	(29,251)	37,677	8,426
Share-based compensation	-	-	1,973,454	-	-	1,973,454	-	1,973,454
Net loss	-	-	-	(8,039,904)	-	(8,039,904)	(127,250)	(8,167,154)
Foreign currency translation	-	-	-	-	(65,934)	(65,934)	(89)	(66,023)

Balance as at December 31, 2021	38,402,000	$15	$10,441,123	$(11,676,884)	$36,112	$(1,199,634)	$(49,979)	$(1,249,613)
Issuance of ordinary shares through convertible notes conversion	1,040,000	-	2,920,800	-	-	2,920,800	-	2,920,800
Issuance of ordinary shares through SAFE note conversion	533,000	-	750,000	-	-	750,000	-	750,000
Issuance of ordinary shares under a subscription agreement	283,400		300,000	-	-	300,000	-	300,000
Issuance of ordinary shares to Webuy Global Ltd.’s shareholders	3,484,000	1	(1)	-	-	-	-	-
Disposal of a subsidiary (Note)	-	-	-	-	-	-	46,063	46,063
Share-based compensation	4,269,200	2	1,266,890	-	-	1,266,892	-	1,266,892
Net loss	-	-	-	(6,660,946)	-	(6,660,946)	(40,257)	(6,701,203)
Foreign currency translation	-	-	-	-	(111,753)	(111,753)	3,065	(108,688)

Balance as at December 31, 2022	48,011,600	$18	$15,678,812	$(18,337,830)	$(75,641)	$(2,734,641)	$(41,108)	$(2,755,749)

Note

On August 7, 2021, the Company increased its equity interest in Webuy Sdn Bhd (“Webuy Malaysia”) from 60% to 71.4% through the acquisition of 400,000 new shares issued by Webuy Malaysia for the purchase consideration of $88,000 ($0.22 per share). On July 27, 2022 the Company fully disposed Webuy Malaysia.

*	Giving retroactive effect to the share forward split on May 2, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WEBUY GLOBAL LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

  (Amounts expressed in US dollars (“$”)

	Years Ended
	December 31,
	2022	2021

Cash Flows From Operating Activities:
Net loss	$(6,701,203)	$(8,167,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	314,023	87,723
Depreciation of leasehold improvements and equipment	123,289	90,345
Gain on disposal of subsidiaries	(825,153)	-
Impairment losses of other assets	44,827	-
Share-based compensation	1,266,890	1,973,454
Non-cash lease costs	191,385	249,749
Changes in operating assets and liabilities:
Inventories	(385,598)	(381,945)
Accounts receivable	(2,625,580)	(104)
Prepaid expenses and other assets	(80,092)	(48,753)
Operating lease liability	(177,779)	(233,903)
Accounts payable	3,689,193	1,078,955
Deferred revenue	657,938	484,115
Other current liabilities	415,288	811,543
Amount due from/to related parties	(24,979)	61,003
Net Cash used in Operating Activities	(4,117,551)	(3,994,972)

Cash Flows From Investing Activities:
Purchase of intangible assets	(853,049)	(459,198)
Purchase of leasehold improvements and equipment	(286,009)	(156,570)
Net Cash used in Investing Activities	(1,139,058)	(615,768)

Cash Flows From Financing Activities:
Disposal of subsidiaries	(8,867)	-
Proceeds from issuance of ordinary shares	300,000	-
Proceeds from issuance of convertible notes	3,333,200	-
Proceeds from issuance of SAFE note	750,000	-
Increase in investment in subsidiary	-	8,426
Proceeds from term loan	1,923,179	1,004,978
Repayment of loan payables	(945,528)	(44,464)
Net Cash provided by Financing Activities	5,351,984	968,940

Effect of Exchange Rate Changes on Cash	(80,259)	(74,893)

Net changes in cash	15,116	(3,716,693)
Cash at beginning of the year	1,539,348	5,256,041
Cash at end of the year	$1,554,464	$1,539,348

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$283,521	$25,992
Cash paid for taxes	$-	$-
Supplemental Disclosure of Non-Cash Financing Activities:
Conversion of convertible notes into ordinary shares	$2,920,800	$-
Conversion of SAFE note into ordinary shares	$750,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

WEBUY GLOBAL LTD AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization, Description of Business and Going Concern

Webuy Global Ltd (“Webuy”) was incorporated on August 29, 2022 in the Cayman Islands as a company limited by shares.

Webuy Global Ltd and subsidiaries (“we”, “our”, “us” or collectively known as the “Company”) is an emerging Southeast Asian (“SEA”) community-oriented e-Commerce retailor (“Community E-Commerce Retailor”) with a focus on grocery and travel. Community e-commerce is a deepened extension form of e-commerce, where social media users with mutual interest and like-minded behavior are connected, forming a community group within a network through online medium. Our mission is to make social shopping a new lifestyle for consumers and to empower consumers’ purchases with an efficient cost-saving purchasing model.

Share Swap Agreement

On August 29, 2022, the Company closed a share swap agreement (the “Share Swap”) between New Retail International Pte Ltd. (“New Retail”), which is a private company with limited liability under Singapore law and its shareholders. Under the Share Swap, the Company acquired 100% of the issued shares of New Retail (being 16,644 shares comprising (a) 8,202 ordinary shares denominated in SGD, (b) 3,440 preference shares denominated in SGD, and (c) 5,002 preference shares denominated in USD in exchange for the allotment and issuance of 16,644 ordinary shares of Webuy. Following the Share Swap, New Retail became a wholly owned subsidiary of the Company and the former shareholders, holders of warrants, convertible notes, and simple agreements for future equity of New Retail held 100% of the equity interests of the Company prior to the Company’s planned initial public offering. As a result of the share forward split, the effective number of ordinary shares of Webuy became 43,274,400.

Reorganization

The Share Swap between Webuy and New Retail is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Swap, which required retrospective combination of Webuy and New Retail for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization, as of December 31, 2022 and 2021.

Corporate Structure

Details of the Company and subsidiaries as of December 31, 2022 are set out below:

Name	Incorporation Date	Percentage of effective ownership	Place of Incorporation	Fiscal Year	Principal Activities
Webuy Global Ltd	August 29, 2022	-	Cayman Islands	December 31	Investment holding
New Retail International Pte Ltd	November 23, 2018	100%	Singapore	December 31	Community-oriented e-commerce platform
PT Webuy Social Indonesia	May 5, 2020	95%	Indonesia	December 31	Community-oriented e-commerce platform
The Shopaholic Bear Pte Ltd	April 6, 2021	100%	Singapore	December 31	Community-oriented e-commerce platform
Bear Bear Pte Ltd	November 2, 2021	100%	Singapore	December 31	Dormant
Webuy Travel Pte. Ltd.	November 15, 2022	100%	Singapore	December 31	Sale of packaged-tour

F-7

Going concern

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred net loss of $6,701,203 and $8,167,154 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company had net cash used in operating activities of $4,117,551 and $3,994,972, respectively, the Company had a deficit on total equity of $2,775,749 and $1,249,613 as of December 31, 2022 and 2021, respectively. These conditions raise doubt about the Company’s ability to continue as a going concern.

In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company may have to consider its available sources of funds through the following sources:

•

Issuance of additional convertible notes and equity to individual persons and/or corporate entities, from March 1, 2022 through the date of this report, the Company has raised $4,433,200 from the issuance of a series of Convertible Loan Notes to various investors;

•	Other available sources of financing from Singapore banks and other financial institutions; and
•	Financial support from the Company’s related party and shareholders.

No assurance can be provided that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. The consolidated financial statements for the years ended December 31, 2022 and 2021 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

Note 2. Summary of Signification Accounting Policies

Basis of presentation and consolidation

The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The consolidated financial statements include the financial statements of the Company and all its majority-owned subsidiaries from the dates they were incorporated. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant accounting estimates reflected in the Company’s consolidated financial statements include but are not limited to estimates and judgments applied in the allowance for receivables, accounting for share-based compensation arrangements, estimated useful lives of leasehold improvements and equipment, impairment of long-lived assets, and going concern. Actual results could differ from those estimates and judgments.

F-8

Cash and cash equivalents

Cash is carried at cost and represent cash on hand and bank deposits. Cash equivalents consist of funds received from customers, which funds were held at the third-party platform’s fund account, and which are unrestricted and immediately available for withdrawal and use.

Periodically, the Company may carry cash balances at financial institutions more than the respective subsidiaries’ government insured limits in Singapore, Indonesia, Malaysia (subsidiary in Malaysia was disposed on July 27, 2022) and China (subsidiary in China was disposed on June 29, 2022) ranging from approximately $55,000 to $128,000 per institution. The amount in excess of government insurance as of December 31, 2022 and 2021, was approximately $1,221,685 and $1,190,585 respectively. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Foreign currencies translation and transactions

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in “$”. In addition, the Company’s subsidiaries are operating in Singapore, Malaysia, Indonesia and People Republic of China and maintains its books and records in its local currency, Singapore Dollar (“SGD”), Malaysia Ringgit (“MYR”), Indonesia Rupiah (“IDR”) and Chinese Yuan (“CNY”), respectively, which are the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Accounts receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. For the years ended December 31, 2022 and 2021, the Company did not record any allowances for doubtful accounts against its accounts receivable and other receivables nor did it charge off any such amounts, respectively.

During the years ended December 31, 2022 and 2021, the Company recorded bad debt of $nil and $nil, respectively.

Share-based compensation

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Share-based compensation amounted to approximately $1.27 million and $1.97 million for the years ended December 31, 2022 and 2021, respectively.

F-9

Inventory

Inventories which comprise mainly of merchandise products sold through the Company’s e-commerce business platform are primarily accounted for using the first-in-first-out (“FIFO”) method of accounting. Inventories are measured at the lower of cost and net realizable value. The Company estimates the net realizable value of inventories based on an assessment of expected sales prices. Demand levels and pricing competition could change from time to time. If such factors result in an adverse effect on the Company’s products, the Company might be required to reduce the value of its inventories. There is no allowance of obsolete stocks recognized for the financial years ended December 31, 2022 and 2021.

Intangible assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Software, technology, and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Types of intangible assets	The estimated useful lives of the intangible assets

Applications development	3 years
Software	2 years

Leasehold improvements and equipment, net

Leasehold improvements and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance and repairs are charged to expense; major additions to physical properties are capitalized.

Depreciation of leasehold improvements is provided using the straight-line method over the shorter of the remaining lease term or their estimated useful lives. Except for leasehold improvements, depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Useful life
Motor vehicles	5-10 years
Office equipment	2-8 years
Furniture and fittings	5 years
Computer	3 years
Warehouse equipment	2 years
Leasehold improvements	5 years

Impairment of Intangible and Long-Lived Assets

The Company tests its intangible and long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates.

Leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. The Company records the total expenses on a straight-line basis over the lease term.

F-10

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities – non-current on the balance sheets. Finance leases are included in leasehold improvements and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Leases with a lease term of 12 months or less at inception are not recorded on our balance sheet and are expensed on a straight-line basis over the lease term in our statement of operations.

Accounts payables and other current liabilities

Accounts payable and other current liabilities are liabilities for goods and services provided to the Company prior to the end of the financial year which are unpaid. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Convertible notes payable

Upon adoption of ASU 2020-06 on January 1, 2022, the elimination of the beneficial conversion feature (“BCF”) and cash conversion models in ASC 470-20 that requires separate accounting for embedded conversion features in convertible instruments results in the convertible debt instruments being recorded as a single liability (i.e., there is no separation of the conversion feature, and all proceeds are allocated to the convertible debt instruments as a single unit of account). Unless conversion features are derivatives that must be bifurcated from the host contracts in accordance with ASC 815-15 or, in the case of convertible debt, if the instruments are issued with a substantial premium, in the latter case, ASC 470-20-25-13 requires the substantial premium to be attributable to the conversion feature and recorded in additional paid-in capital (APIC).

SAFE Notes Payable

The Company evaluates the Simple Agreement for Future Equity (“SAFE”) notes in accordance with ASC 480-10 and determined that the SAFEs represented an obligation that the Company must settle by issuing a variable number of its equity shares, the monetary value of which is known when entering into the SAFE. This provision requires the SAFE notes to be classified as marked-to-market liabilities. The SAFE notes are recorded as a liability at their estimated fair value.

Fair value measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

F-11

As of December 31, 2022 and 2021, the carrying values of the Company’s financial instruments, including cash, accounts receivable and other assets, accounts payable and other current liabilities and loan payables, approximate their fair values due to the short-term nature of these instruments.

Revenue recognition

We adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The core principle underlying the revenue recognition of this ASU allows us to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This will require us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, we apply five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

Product revenues

- Performance obligations satisfied at a point in time

The Company primarily sells goods through group orders directly through the Company’s mobile application. The Company accounts for the revenues generated from sales on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide the specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. Revenues are measured based on the amount of consideration that the Company expects to receive reduced by sales return and discount. In making this determination, the Company also assesses whether the Company is primarily obligated, subject to inventory risk, has latitude in establishing prices, or has met several but not all of these indicators in accordance with ASC 606-10-55-36 through 40. The Company recognizes the sales of goods when the control of the specified goods is transferred to customers which is upon delivery of goods to customers. Revenues also exclude any amounts collected on behalf of the third parties, including sales taxes and indirect taxes.

The Company sells goods to customers and the revenues are earned from the cash payment made by customers or customers settle their balances with “Assets”. The Company grants “Assets” upon (i) Cash collected from customers via Webuy mobile APP to top up their e-wallet balance; (ii) Refund to customers’ e-wallet due to order cancellation or products returned from customers; (iii) Commissions payable to Group Leaders for the provision of services to the Company. These “Assets” entitle the holders to offset future purchases. As such, “Assets” are initially recognized and recorded as “Advances from customers” upon the grant and when customers have yet placed the purchase orders to create an underlying sales agreement with the Company. The Company uses the term “Assets” to represent the payment procedures and balances of customers’ user accounts on the Company’s Webuy mobile APP platform.

Until “Assets” are used at the time when customers have placed the purchase orders, “Assets” of customers’ user accounts in the Company’s Webuy mobile APP will be reduced; as for the Company’s book-keeping, the Company reclassifies the “Advance from customers” balance to “Deferred revenue”. “Deferred revenue” is a contract liability that the Company is obligated to transfer goods to customers for which the Company has received consideration (or the amount is due) from customers in the form of cash or “Assets”. The balance of “Deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e products that have not yet been delivered. Once the related products have been delivered, the amount in “Deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective years ended December 31, 2022 and December 31, 2021 was $484,115 and $nil.

F-12

Packaged-tour revenue

- Performance obligations satisfied at a point in time

Within each contract, the Company identify whether it is principal or agent at the performance obligation level. In arrangements where the Company has substantive control over the service before transferring it to the customer, and is primarily responsible for integrating the services into the final deliverables, the Company acts as principal. The Company’s revenue on the sale of packaged-tour is reported as a gross basis, that is, the amounts billed to the customer are recorded as revenues, and amounts paid to travel supplier (such as airlines, hotels, travel buses, etc.) are recorded as cost of revenues. The Company is principal in accordance with ASC paragraphs 606-10-55-36 through 55-40 because the Company controls the packaged-tour including the underlying travel services before the services are transferred to the customer. The control is evidenced by the Company being primarily responsible to its customer and is having a level of discretion in establishing pricing.

The Company operates as a single operating segment including product revenue from the sale of goods, which represent 86% of the Company’s revenues, and sale of packaged tour, which represent 14% of the Company’s revenues. Due to the integrated structure of the Company’s business, the sale of goods revenue and sale of packaged tour revenue are combined with each other. The Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating financial performance. The Company’s primary operations are in Singapore and Indonesia, and it has derived substantially all of its revenue from sales to customers in these jurisdictions.

In accordance with ASC 280-10-50-40, the Company’s disaggregation information of revenues by each product and service or each group of similar products and services type which were recognized based on the nature of performance obligation disclosed above was as follows:

	For the years ended December 31,
Product/Service Type	2022	Percentage of Total revenue	2021	Percentage of Total revenue
Food and beverage	$14,024,908	32%	$11,352,854	51%
Fresh produce	21,254,818	48%	8,800,647	39%
Lifestyle and other personal care items	2,846,407	6%	2,142,181	10%
Packaged-tour	6,434,285	14%	-	-
Total	$44,560,418	100%	$22,295,682	100%

Revenues classified by the geographic areas in which the customers were located was as follows:

	For the years ended December 31,
Product/Service Type	2022	Percentage of Total revenue	2021	Percentage of Total revenue
Singapore	$24,786,700	55%	$18,208,294	82%
Indonesia	19,541,277	44%	3,647,873	16%
Malaysia	232,441	1%	439,515	2%
Total	$44,560,418	100%	$22,295,682	100%

During the years ended December 31, 2022 and 2021, all revenues were generated from third parties.

Cost of revenue

Costs are recognized when incurred. Cost of revenue consists of direct labor, materials, freight charges and other direct costs.

Net Loss Per Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of ordinary shares outstanding during the period. Diluted EPS is computed based on the weighted average number of ordinary shares plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding restricted stock units.

F-13

For the years ended December 31, 2022, and 2021, respectively, the restricted stock units were excluded from the computation of diluted net loss per share as the result was anti-dilutive.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company conducts its businesses in Singapore and Indonesia, and is subject to tax in these jurisdictions. As a result of its business activities, the Company will file separate tax returns in those countries that are subject to examination by the foreign tax authorities.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions and balances.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for the Company on January 1, 2023. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We adopted the new standard effective January 1, 2021 and the adoption of this guidance did not have a material impact on our financial statements.

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company has adopted this accounting policy on January 1, 2022.

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832)” which enhances disclosure of transactions with governments that are accounted for by applying a grant or contribution model. The new pronouncement requires entities to provide information about the nature of the transaction, terms and conditions associated with the transaction and financial statement line items affected by the transaction. The standard must be adopted for year ends beginning after December 15, 2021, with early adoption permitted. The Company has adopted this accounting policy on January 1, 2022.

F-14

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Note 3. Prepaid expenses and other assets

At December 31, 2022 and 2021, prepayment and other current assets consisted of the following:

	December 31,	December 31,
	2022	2021

Prepayment	$418,642	$21,209
Advance to suppliers	3,731	3,698
Deposits	123,012	161,660
Other receivables	792,034	45,089
	$1,337,419	$231,656

The prepayment includes payments of advertisement expenses, insurance premiums, rental expenses, travel package costs and professional fees. The deposits are mainly related to equipment, office and warehouse refundable security deposit and payment service provider rolling reserves. The other receivables are mainly related to advance to employees and non-trade receivables due from third parties. As of December 31, 2022, other receivables due from Beijing Youmeng IT Co., Ltd and Webuy Sdn Bhd (“disposed entities”) were $585,625 and $49,119, respectively. These disposed entities were ceased to be accounted as subsidiaries of the Company and were deconsolidated from the Company’s consolidated financial statements upon the completion of the disposals (Note 13). The receivables due from Beijing Youmeng IT Co., Ltd will be settled by the provision of IT service to the Company in the year 2023.

Note 4. Leasehold improvements and Equipment

At December 31, 2022 and 2021, leasehold improvements and equipment consisted of the following:

	December 31,	December 31,
	2022	2021
Motor Vehicles	$458,318	$113,975
Office equipment	10,892	48,183
Furniture and fittings	5,439	4,270
Computer	42,225	37,537
Warehouse equipment	97,314	109,037
Leasehold improvements	78,675	82,410
	692,863	395,412
Accumulated depreciation	(269,230)	(121,095)
Leasehold improvements and equipment, net of accumulated depreciation	$423,633	$274,317

Depreciation expense of leasehold improvements and equipment for the years ended December 31, 2022 and 2021 is $123,289 and $90,345, respectively.

During the years ended December 31, 2022 and 2021, the Company purchased assets of $286,009 and $156,570, respectively.

The motor vehicles with a net carrying amount of $325,331 and $65,683 are held under finance lease arrangements for the years ended December 31, 2022 and 2021, respectively.

F-15

Note 5. Leases

As of December 31, 2022, the Company has operating lease agreements for its office, warehouse facility and motor vehicles and with remaining lease terms of 1 to 15 months. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company accounts for the lease and non-lease components of its leases as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest (“discount rate”) in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

Operating lease

The Company has entered into commercial operating leases for the use of offices, warehouses and motor vehicles as lessee. These leases have original terms not exceeding 3 years. These leases have varying terms, escalation clauses and renewal rights.

Information pertaining to lease amounts recognized in our consolidated financial statements is summarized as follows:

	December 31,	December 31,
	2022	2021
Leasehold buildings	$483,401	$411,831
Motor Vehicles	-	88,842
	483,401	500,673
Accumulated amortization	(440,689)	(292,575)
ROU assets, net of accumulated amortization	$42,712	$208,098

	December 31,	December 31,
	2022	2021
Operating lease cost:
Operating lease costs	$283,521	$249,749
Short-term lease costs	362,665	112,796
	$646,186	$362,545

Supplemental cash flow information:
Operating cash flows from operating leases	$177,779	$233,903
Right-of-use obtained in exchange for new operating lease liabilities	61,022	138,339

Weighted-average remaining lease term (years):
Operating leases	1.33	0.9

F-16

As of December 31, 2022 and 2021, the weighted-average discount rate for operating leases was 5.0% and 5.0%, respectively.

Operating leases
Years Ended December 31,
2023	$33,722
2024	10,709
Total operating lease payment	44,431
Less: Imputed interest	(1,486)
Present value of operating lease liabilities	42,945

Operating lease liabilities – current	$32,347
Operating lease liabilities - non-current	$10,598

Note 6. Intangible assets

At December 31, 2022 and 2021, intangible assets consisted of the following:

	December 31,	December 31,
	2022	2021
Software	$72,421	$69,996
Application development	1,275,669	396,312
	1,348,090	466,308
Accumulated amortization	(415,091)	(91,251)
Intangible assets, net of accumulated amortization	$932,999	$375,057

Based on the carrying value of definite-lived intangible assets as of December 31, 2022, the Company estimates its amortization expense for following years will be as follows:

Amortization expense
Years Ended December 31,
2023	$438,783
2024	360,466
2025	133,750
Total amortization expense	$932,999

Amortization expense of intangible assets for the years ended December 31, 2022 and 2021 is $314,023 and $87,723, respectively.

During the years ended December 31, 2022 and 2021, the Company acquired intangible assets of $853,049 and $459,198, respectively.

Note 7. Other current liabilities

At December 31, 2022 and 2021, other current liabilities consisted of the following:

	December 31,	December 31,
	2022	2021
Accrued expenses	$474,033	$527,089
Advance from customers	188,069	187,640
Other payables	1,066,690	532,522
	$1,728,792	$1,247,251

Accrued expenses mainly relate to staff-related expenses as of December 31, 2022 and 2021, respectively.

Other payables mainly include outstanding amounts owed to various non-trade vendors and value added tax (“VAT”) payables as of December 31, 2022 and 2021, respectively.

F-17

Note 8. Loans payable

At December 31, 2022 and 2021, loans payable consisted of the following:

	December 31,	December 31,
	2022	2021
Hire purchases - Motor Vehicle	$286,329	$61,034
Term loan I	594,070	965,517
Term loan II	1,028,645	-
Short-term loan	175,783	-
	2,084,827	1,026,551
Less current portion	(1,611,069)	(424,727)
Long-term loans payable	$473,758	$601,824

On August 27, 2020, the Company acquired a motor vehicle pursuant to a hire purchase financing arrangement.

The Company has booked interest expense on the loans of $237,505 and $25,992 for the years ended December 31, 2022 and 2021 respectively.

On September 23, 2021, the Company entered into an unsecured term loan agreement (“Term loan I”) with a third party and obtained a loan facility in the amount of $1.0 million with a maturity date 30 months from September 24, 2021. The loan bears an interest rate of 6% per annum on the initial facility amount.

On January 6, 2022, the Company entered into an unsecured term loan agreement (“Term loan II”) with a third party and obtained a loan facility in the amount of $1.5 million with a maturity date 24 months from February 19, 2022. The loan bears an interest rate of 6% per annum on the initial facility amount.

On December 12, 2022, the Company entered into a loan agreement (“Short-term loan”) with a third party whereby the Company borrowed $0.2 million with the sole purpose to make payment to the Company’s suppliers in the People’s Republic of China (“PRC”). The loan is unsecured and bears an 0% interest rate. The loan is due in three months from the payment made by the lender on behalf to the Company’s supplier date. On March 13, 2023, the loan was extended to May 30, 2023 with the same terms and conditions.

Hire Purchases

Future minimum lease payments under hire purchases that have initial non-cancellable lease terms in excess of one year as of December 31, 2022 were as follows:

Finance leases
Year Ended December 31,
2023	$54,868
2024	54,868
2025	54,868
2026	54,868
2027	49,293
Thereafter	65,753
334,518
Less: Imputed interest	(48,189)
Hire purchases liabilities	286,329

Hire purchases liabilities – current	$41,194
Hire purchases liabilities - non-current	$245,135

F-18

Note 9. Related Party Transactions

Amount due from a related party

As of December 31, 2022, the Company recorded amount due from GBuy Global Pte Ltd, a shareholder of the Company of $4,119, which represents expenses paid on behalf for a related party during the fiscal year 2022. The amounts are unsecured, non-interest bearing and due on demand.

Amount due to related parties

The transactions amount due to directors are as of the following:

	2022	2021
Beginning of the years January 1	$68,786	$7,783
Advances for operation and administration expenses	13,724	1,671,801
Payments made to a director	(25,009)	(1,610,798)
Reversal of a related party payable due to disposal of a subsidiary	(32,165)	-
Years ended December 31	$25,336	$68,786

As of December 31, 2022 and 2021, the Company recorded amount due to a related party of $25,336 and amount due to related parties of $68,786, respectively. The amounts are unsecured, non-interest bearing and due on demand.

Upon the completion of the disposal of Webuy Sdn Bhd on July 27, 2022, Webuy Sdn Bhd was ceased to be accounted as a subsidiary of the Company.  As a result of the disposal, the Company reversed a related party payable to a director of Webuy Sdn Bhd of $32,165.

Note 10. Convertible Notes Payables

During the year ended December 31, 2022, the Company entered into a series of Convertible Loan Note (“Note”) of issued $3,333,200 aggregate principal amount with various individual investors with identical terms. Subsequently to the year-end through the date of this report, the Company issued additional $1,100,000 Notes to various individual investors. These Notes will mature in 12 months to 18 months from the funding date and bear interest at a rate of 10% per annum, to be accrued and payable at the maturity date. The Company is obligated to redeem the loan in cash on the principal amount together with all interest accrued in full on the maturity date in the absence of a public listing or conversion to shares. On August 29, 2022, the Notes in aggregate principal amount of $2,920,800 have been converted to 400 ordinary shares of the Company. As a result of the share forward split, the converted ordinary shares became 1,040,000.

The Company accounted for these Notes as a single liability-classified instrument measured at amortized cost due to the adoption of ASU 2020-06. ASC Subtopic 470-20 “Debt—Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”.  As of December 31, 2022, the carrying value of these Notes was the principal amount of $412,400 in connection with the issuance. The Company has presented these Notes in current liabilities in the accompanying consolidated balance sheets as these Notes are scheduled to be converted to the Company’s ordinary shares upon the Initial Public Offering (“IPO”) effectiveness date.

Note 11. SAFE Notes Payable

During the year ended December 31, 2022, the Company entered into a series of Simple Agreement for Future Equity (“SAFE”) in the aggregate amount of $750,000 with various individual investors. The SAFE had no maturity date and bore no interest. The SAFE provided the shareholder with rights to future equity of the Company. On August 29, 2022, these SAFE were fully converted into 205 shares of the Company’s ordinary shares. As a result of the share forward split, the converted ordinary shares became 533,000.

F-19

Note 12. Equity

On May 2, 2023, the shareholders of the Company approved a 1 for 2,600 share forward split of the Company’s authorized and issued ordinary shares whereby every 1 share was split into 2,600 shares. In addition, the par value of each ordinary share decreased from $0.001 to $0.000000385. The financial statements and all share and per share amounts have been retroactively restated to reflect the share forward split. On May 2, 2023, in addition to the share forward split, the shareholders of the Company also approved an increase in the Company’s authorized ordinary shares from 100,000,000 to 260,000,000,000.

The share forward split was consummated under Cayman Islands law on May 2, 2023. Below is a reconciliation of the effect of the retroactive adjustments.

Consolidated Balance Sheets as of December 31, 2022

	Pre-share forward split	Adjustments	Post-share forward split
(Deficit) Equity
Number of ordinary shares – authorized	100,000,000	259,900,000,000	260,000,000,000
Number of ordinary shares – issued and outstanding	18,466	47,993,134	48,011,600
Par value	$0.001	$0.000999615	$0.000000385

Consolidated Statements of Operations for the year ended December 31, 2022

	Pre-share forward split	Adjustments	Post-share forward split
Loss per share
Basic and diluted loss per ordinary share	$(418.15)	$417.99	$(0.16)

Weighted average number of shares used in computation:
Basic and diluted	16,026	41,651,574	41,667,600

Consolidated Balance Sheets as of December 31, 2021

	Pre-share forward split	Adjustments	Post-share forward split
(Deficit) Equity
Number of ordinary share – authorized	100,000,000	259,900,000,000	260,000,000,000
Number of ordinary share – issued and outstanding	14,770	38,387,230	38,402,000
Par value	$0.001	$0.000999615	$0.000000385

Consolidated Statements of Operations for the year ended December 31, 2021

	Pre-share forward split	Adjustments	Post-share forward split
Loss per share
Basic and diluted loss per ordinary share	$(552.96)	$552.75	$(0.21)

Weighted average number of shares used in computation:
Basic and diluted	14,770	38,387,230	38,402,000

Authorized Shares

The Company has 100,000,000 authorized ordinary shares, par value $0.001 per share. As a result of the share forward split, the authorized ordinary shares became 260,000,000,000 and par value became $0.000000385.

F-20

Ordinary Shares

A series of Convertible Loan Notes (see Note 10) has been converted by the investors, for 400 ordinary shares, during the reorganization of the Company on August 29, 2022. As a result of the share forward split, the converted ordinary shares became 1,040,000.

A series of SAFE Notes (see Note 11) has been converted by the investors, for 205 ordinary shares, during the reorganization of the Company on August 29, 2022. As a result of the share forward split, the converted ordinary shares became 533,000.

On August 29, 2022, the Company entered into a subscription agreement with an investor to issue and sell 109 shares of the Company’s ordinary shares, for an aggregate price of $300,000. As a result of the share forward split, the ordinary shares issued became 283,400.

On August 29, 2022, the Company issued 670 each, totalling 1,340 of the Company’s ordinary shares, to two individuals. As a result of the share forward split, the s ordinary shares issued became 3,484,000.

As of December 31, 2022, 18,466 ordinary shares of the Company were issued to the participating shareholders in connection with the reorganization of the Company. As a result of the share forward split, the total number of ordinary shares issued as of December 31, 2022 became 48,011,600.

Restricted Share Units

On January 1, 2021, the Company granted 1,642 restricted share units amounting to $3,240,344, with a vesting period of twenty (20) months effective from the grant date, subject to forfeiture and restrictions which limited the sale or transfer of the shares during the restriction period. The fair value of the restricted share units was estimated on the grant date based on the Company’s most recent observable price of cash transactions with unrelated parties for issuance of its equity securities in September 2020. During the years ended December 31, 2022 and 2021, the Company recorded share-based compensation of $1,266,890 and $1,973,454 in its consolidated statements of operations and comprehensive loss.  On August 29, 2022, the Company issued 1,642 ordinary shares at the end of the vesting period. As a result of the share forward split, the restricted share unit granted and ordinary shares issued became 4,269,200

Note 13. Disposal of subsidiaries

On June 29, 2022, the Company completed the disposal of its 100% equity interest in Beijing Youmeng IT Co., Ltd. The Company recorded a gain on disposal of $783,003 for the year ended December 31, 2022. This disposal was not classified as a discontinued operation as Beijing Youmeng IT Co., Ltd was merely a cost centre which did not represent a separate major line of business or geographic area of operations to the Company.

On July 27, 2022, the Company completed the disposal of its 100% equity interest in Webuy Sdn Bhd. The Company recorded a gain on disposal of $42,150 during the year ended December 31, 2022. This disposal was not classified as a discontinued operation as Webuy Sdn Bhd was operating within the Company’s same core business as other subsidiaries and the operating results contributed by Webuy Sdn Bhd was immaterial to the Company’s consolidated financial statements.

Note 14. Income tax

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Enterprise income tax

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Singapore

Subsidiaries incorporated in Singapore are subject to the Singapore Corporate Tax rate of 17% for the years ended December 31, 2022 and 2021.

F-21

Indonesia

Domestic statutory corporate income tax rate in Indonesia is 22% starting from the fiscal year 2020.

Malaysia

Domestic statutory corporate income tax rate in Malaysia is subject to the Malaysia enterprise income tax rate of 24% for the years ended December 31, 2022 and 2021.

China

Domestic statutory corporate income tax rate in China is subject to the China corporate income tax rate of 25% for the years ended December 31, 2022 and 2021.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	December 31,	December 31,
	2022	2021
Net loss before income taxes	$(6,701,203)	$(8,167,154)

Income tax expenses attributable to net income at Singapore statutory rate of 17% (*)	(1,139,205)	(1,388,416)
Effect of different tax rates in other jurisdictions	(63,730)	(48,323)
Non-deductible expenses	537,800	34,595
Singapore tax exemption or non-taxable income	-	(7,159)
Unrecognized deferred tax asset	665,135	1,409,303
Total tax provision	$-	$-

(*)

The Company has reconciled to the Singapore statutory tax rate of 17% to reflect the location of the Company’s operating activities and rather than reconciling to Cayman Islands statutory tax rate of 0%.

F-22

The components of the deferred tax assets are as follows:

	December 31,	December 31,
	2022	2021
Tax loss carry forwards	$4,348,685	$699,275
Deferred tax assets	1,408,101	118,877
Valuation allowance	(1,408,101)	(118,877)
Total deferred tax assets, net	$-	$-

According to Singapore Income Tax Act, due to change of ownership in New Retail, the tax losses carry forwards of $13,115,752 and $10,137,855 for the years ended December 31, 2022 and 2021, respectively, cannot be used to offset future profit.

Note 15. Government Grants

Under The Wage Credit Scheme (“WCS”) introduced by the Singapore government, the Singapore government will co-fund 40% of wage increases given to Singaporean employees earning a gross monthly wage of up to SGD4,000 (approximately $3,000).

Under The Jobs Support Scheme (“JSS”) introduced by the Singapore government, depending on the business sectors, employers that are entitled to JSS will be subsidized from 10% up to 60% of each employee’s monthly wage as a form of wage support. This is applied to the first SGD4,600(approximately $3,300) actual wages paid per employee.

Under The Jobs Growth Incentive (“JGI”) is a salary support scheme introduced by the Singapore government that provides eligible employers with 15% to 50% salary support for new employees hired between September 2020 to March 2021.

Under enterprise transformation programmes introduced by the Singapore government, eligible employers can receive a one-off SGD10,000 (approximately $7,200) Skills Future Enterprise Credit (“SFEC”) to cover up to 90% of out-of-pocket expenses on qualifying costs for supportable initiatives, over and above the support levels of existing schemes.

During the year ended December 31, 2022 and 2021, these government grants in aggregate amount of $159,000 and $59,000, respectively were recognized as other income on the Company’s consolidated Statement of Operations when there was reasonable assurance that the Company has complied with the conditions attaching to the grants and the grants were received.

Note 16. Concentrations and Risks

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

There was no single customer who represent 10% or more of the Company’s total revenue for financial years ended December 31, 2022 and 2021.

There was no single supplier who represent 10% or more of the Company’s total purchases for financial years ended December 31, 2022 and 2021.

F-23

Details of the supplier which accounted for 10% or more of accounts payable are as follows:

	As of December 31,
	2022	% accounts payable	2021	% accounts payable
Company A	$573,451	10.5%	$-	-%

Details of the customers which accounted for 10% or more of accounts receivable are as follows:

	As of December 31,
	2022	% accounts receivable	2021	% accounts receivable
Company A	$679,226	26.4%	$-	-%
Company B	586,103	22.8%	-	-%
Company C	307,672	12.0%	-	-%
	$1,573,001	61.2%	$-	-%

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments) and cash and bank deposits presented on the consolidated balance sheets. The Company has no other financial assets which carry significant exposure to credit risk.

Foreign Currency Risk

The Company operates in multiple markets, which exposes it to the effects of fluctuations in currency exchange rates as it reports its financials and key operational metrics in USD. The Company earns revenue denominated in local currencies of Southeast Asia. The Company generally incur expenses for employee compensation and other operating expenses in the local currencies in the markets in which it operates. Fluctuations in the exchange rates among the various currencies that the Company uses could cause fluctuations in its operational and financial results.

Note 17. Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and through May 3, 2023, the date the consolidated financial statements were available to be issued.

On February 28, 2023, the Company entered into a lease agreement for a lease term of five years for a four-storey office and warehouse facility in Singapore. The Company is committed to pay a total rental fee of approximately $3.9 million in the future.

Note 18. Subsequent Events

Numerous subsequent events disclosures are being made elsewhere in this consolidated financial statements. Subsequent events have been reviewed through the date this consolidated financial statements were issued and required no adjustments or disclosures

F-24

Until             , all dealers that effect transactions in these securities, whether or not participating in this offering,

may be required to deliver a prospectus. This is in an addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            ordinary shares

WEBUY GLOBAL LTD.

                     , 2023

130

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

131

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Upon the incorporation of the Company on August 29, 2022, we have an authorized share capital of $100,000. On August 29, 2022, in connection with NRI Share Swap Agreement, the Company acquired 100% of the issued shares of New Retail (being 16,644 shares comprising (a) 8,202 ordinary shares denominated in SGD, (b) 3,440 preference shares denominated in SGD, and (c) 5,002 preference shares denominated in USD) through the Share Swap. Following the Share Swap, New Retail became a wholly owned subsidiary of the Company and the former shareholders, holders of warrants, convertible notes and SAFE of New Retail held 100% of the issued ordinary shares of the Company. These shares were issued in reliance on the exemption under Regulation S of the Securities Act.

On May 2, 2023, we amended and restated our Memorandum and Articles of Association, increased the authorized share capital of the Company from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,100 divided into 100,100,000 shares of a par value of US$0.001 each and subdivided every issued and unissued share of par value of US$0.001 each to 2,600 shares of a par value of US$0.000000385 each (the “Share Subdivision”). We had 18,466 ordinary shares of par value of US$0.001 each issued and outstanding before the Share Subdivision. After the Share Subdivision, the authorized share capital of the Company was US$100,100 divided into 260,000,000,000 shares of a par value of US$0.000000385 each and there were 48,011,600 ordinary shares of a par value of US$0.000000385 each issued and outstanding.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

132

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes to file post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering

(3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

133

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on June 2, 2023.

WEBUY GLOBAL LTD

By:	/s/ Bin Xue
Bin Xue
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bin Xue as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of the ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bin Xue	Chief Executive Officer and Chairman of the Board of Director	June 2, 2023
Name: Bin Xue	(Principal Executive Officer)

/s/ Ai Lian Phang	Chief Financial Officer	June 2 , 2023
Name: Ai Lian Phang	(Principal Accounting and Financial Officer)

/s/ Lei Liu	Chief Technology Officer	June 2 , 2023
Name: Lei Liu

/s/ Michelle Ting Ting Tan	Director	June 2 , 2023
Name: Michelle Ting Ting Tan

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on June 2, 2023.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association
5.1**	Opinion of Conyers Dill & Pearman Pte. Ltd.regarding the validity of the ordinary shares being registered
10.1*	Form of Employment Agreement
10.2*	Form of Director Offer Letter
10.3*	Form of Independent Director Offer Letter
10.4*	Form of Group Leader Contract
10.5*	Form of Supplier Sales Contract
10.6*	Share Swap Agreement by and among New Retail and Shareholders dated August 29, 2022
10.7*	Form of Collaboration Agreement between PT Webuy Social Indonesia and Indonesian Local Stores
21.1*	List of Subsidiaries
23.1**	Consent of OneStop Assurance PAC
23.2**	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)
23.4*	Consent of Frost & Sullivan
24.1*	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Audit Committee Charter
99.3*	Nominating Committee Charter
99.4*	Compensation Committee Charter
99.5*	Consent of William Tat-Nin Chang
99.6*	Consent of Lixia Tu
99.7*	Consent of Lizhi Qiao
107**	Filing Fee table

*	Previously filed
**	Filed herewith

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